$130,000,000 SENIOR SECURED CREDIT FACILITIES*

CREDIT AGREEMENT

among

TELECOMMUNICATION SYSTEMS, INC.,

SOLVERN INNOVATIONS, INC.,

NETWORKS IN MOTION, INC.,

MICRODATA GIS, INC.,

MICRODATA, LLC,

AND

NEXTGEN COMMUNICATIONS, INC.

JOINTLY AND SEVERALLY, AS THE BORROWER,

The Several Lenders from Time to Time Parties Hereto,

SILICON VALLEY BANK,
as Administrative Agent, Issuing Lender, SWINGLINE LENDER, CO-LEAD ARRANGER and joint bookrunner,

GE CAPITAL MARKETS, INC.,
as CO-LEAD ARRANGER and joint bookrunner,

AND

GENERAL ELECTRIC CAPITAL CORPORATION
as syndication agent

Dated as of JUNE 25, 2013

*

Confidential treatment requested for portions of this document. Portions for which confidential treatment is requested are denoted by [***]. Material omitted has been separately filed with the Securities and Exchange Commission.

SECTION 1 DEFINITIONS		1
1.1	Defined Terms	1
1.2	Other Definitional Provisions.	23
SECTION 2 AMOUNT AND TERMS OF COMMITMENTS		24
2.1	Term Commitments	24
2.2	Procedure for Term Loan Borrowing	24
2.3	Repayment of Term Loans	24
2.4	Revolving Commitments.	25
2.5	Procedure for Revolving Loan Borrowing	25
2.6	Swingline Commitment	26
2.7	Procedure for Swingline Borrowing; Refunding of Swingline Loans.	26
2.8	Overadvances	27
2.9	Fees.	27
2.10	Termination or Reduction of Total Revolving Commitments; Total L/C Commitments.	28
2.11	Optional Loan Prepayments.	28
2.12	Mandatory Prepayments.	28
2.13	Conversion and Continuation Options.	29
2.14	Limitations on Eurodollar Tranches	30
2.15	Interest Rates and Payment Dates.	30
2.16	Computation of Interest and Fees.	30
2.17	Inability to Determine Interest Rate	30
2.18	Pro Rata Treatment and Payments.	31
2.19	Illegality; Requirements of Law.	33
2.20	Taxes.	34
2.21	Indemnity	36
2.22	Change of Lending Office	37
2.23	Substitution of Lenders	37
2.24	Defaulting Lenders.	37
2.25	Joint and Several Liability of the Borrowers.	39
2.26	Notes	41
2.27	Incremental Loans.	41
2.28	TCS as Administrative Borrower.	43
SECTION 3 LETTERS OF CREDIT		44
3.1	L/C Commitment.	44
3.2	Procedure for Issuance of Letters of Credit	44
3.3	Fees and Other Charges.	45
3.4	L/C Participations	45
3.5	.	45
3.6	Reimbursement.	45
3.7	Obligations Absolute	46
3.8	Letter of Credit Payments	46
3.9	Applications	46
3.10	Interim Interest	46
3.11	Cash Collateral.	47
3.12	Additional Issuing Lenders	47
3.13	Resignation of the Issuing Lender	48
3.14	Applicability of ISP	48
SECTION 4 REPRESENTATIONS AND WARRANTIES		48
4.1	Financial Condition.	48
4.2	No Change	48
4.3	Existence; Compliance with Law	48
4.4	Power, Authorization; Enforceable Obligations	49
4.5	No Legal Bar	49

4.6	Litigation	49
4.7	No Default	49
4.8	Ownership of Property; Liens; Investments	49
4.9	Intellectual Property	49
4.10	Taxes	49
4.11	Federal Regulations	50
4.12	Labor Matters	50
4.13	ERISA	50
4.14	Investment Company Act; Other Regulations	50
4.15	Subsidiaries	51
4.16	Use of Proceeds	51
4.17	Environmental Matters	51
4.18	Accuracy of Information, Etc.	51
4.19	Security Documents.	52
4.20	Solvency	52
4.21	Regulation H	52
4.22	Designated Senior Indebtedness	52
4.23	[Reserved].	52
4.24	Insurance	52
4.25	No Casualty	52
4.26	[Reserved].	53
4.27	Capitalization	53
4.28	Patriot Act	53
4.29	OFAC	53
SECTION 5 CONDITIONS PRECEDENT		53
5.1	Conditions to Initial Extension of Credit	53
5.2	Conditions to Each Extension of Credit	56
5.3	Additional Conditions to Funding of Delayed Draw Term Loans	56
SECTION 6 AFFIRMATIVE COVENANTS		56
6.1	Financial Statements	56
6.2	Certificates; Reports; Other Information	57
6.3	[Reserved].	58
6.4	Taxes.	58
6.5	Maintenance of Existence; Compliance	58
6.6	Maintenance of Property; Insurance	58
6.7	Inspection of Property; Books and Records; Discussions	58
6.8	Notices	59
6.9	Environmental Laws.	59
6.10	Operating Accounts	60
6.11	Inspections and Audits	60
6.12	Additional Collateral, Etc.	60
6.13	[Reserved].	61
6.14	[Reserved].	61
6.15	[Reserved].	61
6.16	Use of Proceeds	61
6.17	Designated Senior Indebtedness	61
6.18	Further Assurances	61
SECTION 7 NEGATIVE COVENANTS		61
7.1	Financial Condition Covenants.	62
7.2	Indebtedness	62
7.3	Liens	63
7.4	Fundamental Changes	64
7.5	Disposition of Property	64
7.6	Restricted Payments	65
7.7	[Reserved].	66

- iii -

7.8	Investments	66
7.9	ERISA	69
7.10	Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments	69
7.11	Transactions with Affiliates	69
7.12	Sale Leaseback Transactions	69
7.13	Swap Agreements	69
7.14	Accounting Changes	69
7.15	Negative Pledge Clauses	69
7.16	Clauses Restricting Subsidiary Distributions	70
7.17	Lines of Business	70
7.18	Designation of other Indebtedness	70
7.19	Certification of Certain Equity Interests	70
7.20	Amendments to Organizational Agreements and Material Governmental Contracts	70
7.21	Use of Proceeds	70
7.22	Subordinated Debt; Convertible Unsecured Notes.	70
7.23	Cash at NIM	71
7.24	(China). Permit the cash and/or Cash Equivalents held by NIM(China) at any time to exceed (i) $500,000 in the Borrower’s fiscal year ending December 31, 2013, (ii) $600,000 in the Borrower’s fiscal year ending December 31, 2014, (iii) $700,000 in the Borrower’s fiscal year ending December 31, 2015, (iv) $800,000 in the Borrower’s fiscal year ending December 31, 2016, (v) $900,000 in the Borrower’s fiscal year ending December 31, 2017, or (vi) $1,000,000 in the Borrower’s fiscal year ending December 31, 2018.	71
SECTION 8 EVENTS OF DEFAULT		71
8.1	Events of Default	71
8.2	Remedies upon Event of Default	73
8.3	Application of Funds	74
SECTION 9 THE ADMINISTRATIVE AGENT		74
9.1	Appointment and Authority.	74
9.2	Delegation of Duties	75
9.3	Exculpatory Provisions	76
9.4	Reliance by Administrative Agent	76
9.5	Notice of Default	76
9.6	Non-Reliance on Administrative Agent and Other Lenders	76
9.7	Indemnification	77
9.8	Agent in Its Individual Capacity	77
9.9	Successor Administrative Agent.	77
9.10	Collateral and Guaranty Matters	78
9.11	Administrative Agent May File Proofs of Claim	78
9.12	No Other Duties, Etc.	79
9.13	Survival.	79
SECTION 10 MISCELLANEOUS		79
10.1	Amendments and Waivers.	79
10.2	Notices.	80
10.3	No Waiver; Cumulative Remedies	82
10.4	Survival of Representations and Warranties	82
10.5	Expenses; Indemnity; Damage Waiver.	82
10.6	Successors and Assigns; Participations and Assignments.	83
10.7	Adjustments; Set-off.	86
10.8	Payments Set Aside	87
10.9	Interest Rate Limitation	87
10.10	Counterparts; Electronic Execution of Assignments.	87
10.11	Severability	87
10.12	Integration	87
10.13	GOVERNING LAW	87
10.14	Submission to Jurisdiction; Waivers	87

- iv -

10.15	Acknowledgements	88
10.16	Releases of Guarantees and Liens.	88
10.17	Treatment of Certain Information; Confidentiality	88
10.18	Automatic Debits	89
10.19	Judgment Currency	89
10.20	Patriot Act	90

- v -

Schedules

Schedule 1.1A:	Commitments
Schedule 4.4:	Governmental Approvals, Consents, Authorizations, Filings and Notices
Schedule 4.5:	Requirements of Law
Schedule 4.15:	Subsidiaries
Schedule 4.17:	Environmental Matters
Schedule 4.19(a):	Financing Statements and Other Filings
Schedule 4.27:	Capitalization
Schedule 6.12(e):	Leasehold Locations
Schedule 7.2(d):	Existing Indebtedness
Schedule 7.3(f):	Existing Liens
Schedule 7.5(h):	Core Patents
Schedule 7.8:	Existing Investments
Schedule 7.20:	Material Contracts

Exhibits

Exhibit A:	Form of Guarantee and Collateral Agreement
Exhibit B:	Form of Compliance Certificate
Exhibit C:	Form of Secretary’s/Managing Member’s Certificate
Exhibit D:	Form of Solvency Certificate
Exhibit E:	Form of Assignment and Assumption
Exhibits F-1 – F-4:	Forms of U.S. Tax Compliance Certificate
Exhibit G:	[Reserved]
Exhibit H-1:	Form of Revolving Loan Note
Exhibit H-2:	Form of Swingline Loan Note
Exhibit H-3:	Form of Term A Loan Note
Exhibit H-4:	Form of Delayed Draw Term Loan Note
Exhibit I:	[Reserved]
Exhibit J:	Form of Collateral Information Certificate
Exhibit K:	Form of Notice of Borrowing
Exhibit L:	Form of Notice of Conversion/Continuation

- vi -

Credit Agreement (this “Agreement”), dated as of June 25, 2013, among Telecommunications Systems, Inc., a Maryland corporation (“TCS”), Solvern Innovations, Inc., a Maryland corporation (“Solvern”), Networks in Motion, Inc., a Delaware corporation (“NIM”), MicroDATA GIS, Inc., a Vermont Corporation (“microDATA GIS”),  MicroDATA, LLC, a Maryland limited liability company (“microDATA LLC”), NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders hereunder (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and Silicon Valley Bank (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”).

recitals:

Whereas, the Borrower, Silicon Valley Bank, as administrative agent and collateral agent, and the Lenders party thereto,  are parties to Loan and Security Agreement, dated as of December 31, 2009 (as amended and in effective as of the date hereof, the “Existing Loan Agreement”);

WHEREAS, the Borrower desires to obtain financing to (i) refinance the existing indebtedness under the Existing Loan Agreement; such indebtedness being referred to herein as the “Existing Senior Indebtedness”), (ii) repay, redeem or purchase certain of TCS’s unsecured Convertible Senior Notes due November 1, 2014 (the “2014 Convertible Unsecured Notes”), and (iii) finance the ongoing working capital and other general corporate purposes of the Borrower;

Whereas, the Lenders have agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $130,000,000, consisting of (i) a term A loan facility in the aggregate principal amount of $56,500,000 and (ii) a delayed draw term loan facility in the aggregate principal amount of $43,500,000, available to be drawn until the earlier of (A) November 8, 2014 and (B) the date on which the 2014 Convertible Unsecured Notes are paid in full, and (iii) a revolving loan facility in an aggregate principal amount of up to $30,000,000, (iv) a letter of credit sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility); and (v) a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility);

Whereas, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) in substantially all of its assets pursuant to the terms of the Guarantee and Collateral Agreement and other Security Documents; and

Whereas, each of the Guarantors has agreed to guarantee the Obligations of the Borrower and to secure its respective Obligations in respect of such guarantee by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) in substantially all of their assets pursuant to the terms of the Guarantee and Collateral Agreement and other Security Documents.

Now, Therefore, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1    Defined Terms.  As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2014 Convertible Unsecured Notes”: as defined in the recitals.

“2018 Convertible Unsecured Notes”: TCS’s unsecured Convertible Senior Notes due June 30, 2018.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 0.50%.  Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate.

“ABR Loans”:  Loans, the rate of interest applicable to which is based upon the ABR.

“Accounts”:  all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments,

 1

general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.  Unless otherwise stated, the term “Account,” when used herein, shall mean an Account of the Borrower.

“Administrative Agent”:  SVB, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors in such capacity.

“Affected Lender”:  as defined in Section 2.23.

“Affiliate”:  with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties”:  is defined in Section 10.2(d)(ii).

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (c) without duplication of clause (b), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment of such Lender).

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”:  as defined in the preamble hereto.

“Agreement Currency”:  as defined in Section 10.19.

“Applicable Margin”:  commencing on the date on which the Administrative Agent receives copies of the consolidated financial statements of the Borrower and its Subsidiaries in respect of the fiscal quarter of the Borrower ending September 30, 2013, together with a Compliance Certificate in respect thereof as contemplated by Section 6.2(b), the rate per annum set forth under the relevant column heading below:

Consolidated Senior Leverage Ratio determined in accordance with Section 7.1(b)	Applicable Margin for Eurodollar Base Rate Loans	Applicable Margin for ABR Loans
≤1.00:1.00	3.25%	2.25%
< 2.00:1.00 but > 1.00:1.00	3.50%	2.50%
≥ 2.00:1.00	3.75%	2.75%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate required to be delivered pursuant to Section 6.2(b) in connection with the delivery by the Borrower of the consolidated financial statements required to be delivered to the Administrative Agent pursuant to Sections 6.1(a) or 6.1(b), the Applicable Margin shall be the rates corresponding to a Consolidated Senior Leverage Ratio of 2.00:1.00 or more in the foregoing table, (b) if the Borrower fails to deliver the financial statements required by Section 6.1 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any related fiscal quarter of the Borrower, the Applicable Margin shall be the rates corresponding to the Consolidated Senior Leverage Ratio of 2.00:1.00 or more in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Administrative Agent determines that (x) the Consolidated Senior Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Consolidated Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Consolidated Senior Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Consolidated Senior Leverage Ratio would have resulted in lower pricing for such period, the

Borrower shall be entitled to a credit for such overpayments to be applied against amounts owed hereunder; provided, however, neither the Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to the Borrower.

“Application”:  an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Approved Fund”:  any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale”:  any Disposition of property or series of related Dispositions of property (excluding Permitted Patent Sales and any other Disposition of property permitted by Section 7.5 (other than Section7.5(m))) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

“Assignment and Assumption”:  an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Available Revolving Commitment”:  at any time, an amount equal to (a) the Total Revolving Commitments in effect at such time, minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time; provided that for purposes of calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s available Revolving Commitment pursuant to Section 2.9(b), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bankruptcy Code”:  Title 11 of the United States Code entitled “Bankruptcy.”

“Bank Services”:  any products, credit services and/or financial accommodations previously, now, or hereafter provided to the Borrower or any of its Subsidiaries by SVB or any Lender or any of their respective Affiliates, including cash management services, interest rate swap arrangements (other than to the extent constituting Specified Swap Agreements), and foreign exchange services, as any such products or services may be identified in SVB’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement”:  as defined in the definition of “Bank Services.”

“Benefitted Lender”:  as defined in Section 10.7(a).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”:  as defined in Section 4.17(b).

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in the State of California or the State of New York are authorized or required by law to close; provided that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”:  as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateralize”:  to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or Deposit Account balances having an aggregate value of at least 105% of the L/C Exposure (110% to the extent such L/C Exposure is denominated in a currency other than Dollars), or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender; (b) with respect to Obligations arising under any Bank Services Agreement in connection with Bank Services, SVB or any Lender, for its own or any of its applicable Affiliate’s benefit, as provider of such Bank Services, cash or Deposit Account balances or, if such provider of Bank Services shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such provider of Bank Services; or (c) with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or Deposit Account balances or, if such Qualified Counterparty shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Casualty Event”: any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties.

“Certificated Securities”:  as defined in Section 4.19(a).

“Change of Control: is a transaction in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of greater than 35% of the shares of all classes of stock then outstanding of TCS ordinarily entitled to vote in the election of directors.

“Closing Date”:  the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders, which date is June 25, 2013.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Information Certificate”:  the Collateral Information Certificate to be executed and delivered by the Borrower on behalf of itself and each of the other Loan Parties pursuant to Section 5.1, substantially in the form of Exhibit J.

“Collateral-Related Expenses”:  all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment”:  as to any Lender, the sum of such Lender’s Term A Commitment, Delayed Draw Term Commitment and Revolving Commitment.

“Commitment Fee”:  as defined in Section 2.9(b).

“Commitment Fee Rate”: 0.50% per annum.

“Communications”:  is defined in Section 10.2(d)(ii).

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit B.

“Consolidated Capital Expenditures”:  for any period, with respect to the Borrower and its consolidated Subsidiaries, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such Group Members during such period for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Borrower.

“Consolidated EBITDA”:  with respect to the Borrower and its consolidated Subsidiaries for any period, (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) to the extent deducted in the calculation of Consolidated Net Income, depreciation expense and amortization expense, including without limitation accelerated amortization and depreciation expenses due to impairment,  plus (d) income tax expense, plus (e) reasonable add-backs for non-cash deductions from Consolidated Net Income, including, without limitation, non-cash stock compensation expense, in each case in this clause (e) in Administrative Agent’s sole discretion, minus (f) cash spent on capitalized software development that in conformity with GAAP are reflected in the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries.

“Consolidated FCCR EBITDA”:  the sum of (i) Consolidated EBITDA for such period minus (ii) the portion of taxes based on income actually paid in cash (net of any cash refunds received) and dividends paid in cash during such period minus (iii) Consolidated Capital Expenditures (other than to the extent funded with the proceeds of Capital Lease Obligations incurred in connection with such expenditures).

“Consolidated Fixed Charge Coverage Ratio”:  with respect to the Borrower and its consolidated Subsidiaries for any period, the ratio of (a) Consolidated FCCR EBITDA to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”:  with respect to the Borrower and its consolidated Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) scheduled payments required to be made during such period on account of principal of Indebtedness of the Borrower and its consolidated Subsidiaries (excluding payments under the microData Subordinated Notes); provided however, that to the extent a measurement period of four full fiscal quarters has not elapsed since the Closing Date, such amounts shall be annualized.

“Consolidated Interest Expense”:  for any period, total cash interest expense (including that portion of any Capital Lease Obligations that are treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).  For the avoidance of doubt, amortization of deferred debt issuance costs under GAAP shall not constitute “Consolidated Interest Expense.”

“Consolidated Net Income”:  for any period, the consolidated net profit (or loss), after provision for taxes, of Borrower and its consolidated Subsidiaries for such period taken as a single accounting period; provided, however, that there shall be excluded from Net Income extraordinary gains and extraordinary losses for such period in accordance with GAAP.

“Consolidated Senior Indebtedness”:  as of any date of determination, the aggregate principal amounts outstanding under the Revolving Facility plus the aggregate principal amounts outstanding under the Term Loans plus all Capital Lease Obligations and plus any senior secured Indebtedness incurred or assumed in connection with any Permitted Acquisition pursuant to Section 7.8(m)(xii) or Section 7.8(m)(xiii).

“Consolidated Senior Leverage Ratio”:  as at the last day of any period, the ratio of (a) Consolidated Senior Indebtedness on such day, to (b) Consolidated EBITDA for such period (which Consolidated Senior Leverage Ratio shall, for all purposes herein (including, without limitation, this financial covenant, Permitted Acquisitions, Excess Cash Flow and calculation of the Applicable Margin), be calculated after giving pro forma effect as if the Delayed Draw Term Loans had been fully drawn (less the amount of any principal amortization of the Delayed Draw Term Loans made after the funding thereof). For the avoidance of doubt, all Capital Lease Obligations shall be included in Consolidated Senior Indebtedness for purposes of calculating the Consolidated Senior Leverage Ratio.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”:  any account control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary at which a Loan Party maintains a Securities Account (in each case excluding Excluded Accounts), such Loan Party, and the Administrative Agent pursuant to which the Administrative Agent obtains control (within the meaning of the UCC or any other applicable law) over such Deposit Account or Securities Account.

“Convertible Unsecured Notes”:  the 2014 Convertible Unsecured Notes and the 2018 Convertible Unsecured Notes.

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Amount”:  as defined in Section 2.12(e).

“Default”:  any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender.

“Default Rate”:  as defined in Section 2.15(c).

“Delayed Draw Term Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Delayed Draw Term Loan to Borrowers in the aggregate principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Commitment” opposite such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Delayed Draw Term Commitments is $43,500,000.

[***]1

“Delayed Draw Term Facility”:  the Delayed Draw Term Commitments and the Delayed Draw Term Loans made thereunder.

“Delayed Draw Term Lender”:  each Lender that has a Delayed Draw Term Commitment or that holds a Delayed Draw Term Loan.

“Delayed Draw Term Loan”:  the term loans made by the Lenders pursuant to Section 2.1(b).

“Delayed Draw Term Loan Note”:  a promissory note in the form of Exhibit H-4, as it may be amended, supplemented or otherwise modified from time to time.

“Delayed Draw Term Percentage”:  as to any Delayed Draw Term Lender at any time, the percentage which such Lender’s Delayed Draw Term Commitment then constitutes of the aggregate Delayed Draw Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Delayed Draw Term Loans then outstanding constitutes of the aggregate principal amount of the Delayed Draw Term Loans then outstanding).

“Deposit Account”:  any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Deposit Account Control Agreement”:  any Control Agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such Deposit Account.

“Discharge of Obligations”:  subject to Section 10.8, the satisfaction of the Obligations (including all such Obligations relating to Bank Services) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof) of the principal of and interest on or other liabilities relating to each Loan and any previously provided Bank Services, all fees and all other expenses or amounts payable under any Loan Document (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Bank Services, to the extent (a) no default or termination event shall have occurred and be continuing thereunder, and (b) any such Obligations in respect of Specified Swap Agreements have, if required by any applicable Qualified Counterparties, been Cash Collateralized), (c) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof), (d) no Obligations in respect of any Bank Services are outstanding (or, as applicable, all such outstanding Obligations in respect of Bank Services have been Cash Collateralized in accordance with the terms hereof), and (e) the aggregate Commitments of the Lenders are terminated.

“Disposition”:  with respect to any property (including, without limitation, Capital Stock of the Borrower or any of its Subsidiaries), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof and any issuance of Capital Stock of the Borrower or any of its Subsidiaries.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

1 [***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

“Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash interest, mandatory dividend or any other scheduled payment constituting a return of capital, or (b) is convertible into or exchangeable for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in the case of clause (a) and (b) prior to the date that is ninety-one (91) days after the date on which the Loans mature.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Domestic Subsidiary”:  any Subsidiary of any Loan Party organized under the laws of any jurisdiction within the United States.

“Eligible Assignee”:  any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Engagement Letter”: that certain engagement letter dated as of June 4, 2013 by and among TCS, SVB and GE Capital Markets, Inc.

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability:  any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate”:  each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c) or (m) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”:  any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or, to the knowledge of any Loan Party, any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Loan Party or, to the knowledge of an Loan Party, any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA;  (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Loan Party or any Subsidiary thereof may be directly or indirectly liable; (m) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (n) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against any Loan Party or any Subsidiary thereof in connection with any such Pension Plan; (o) receipt from the IRS of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; or (p) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code.

“ERISA Funding Rules”:  the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent by reference to the British Bankers’ Association LIBOR Rate or the successor thereto if the British Bankers’ Association is no longer making a LIBOR rate available (“LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other commercially available service selected by the Administrative Agent which provides quotations of LIBOR.  In the event that the Administrative Agent determines that LIBOR is not available, the “Eurodollar Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by SVB for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00—Eurocurrency Reserve Requirements

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Requirements which affect Eurodollar Loans to be made as of, and ABR Loans to be converted into Eurodollar Loans, in any such case, at the beginning of the next applicable Interest Period.

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans under a particular Facility (other than the L/C Facility), the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”:  for any fiscal year (or other period) of the Borrower, the excess, if any, of (i) Consolidated EBITDA for such fiscal year, minus (ii) the sum, without duplication, of (a) the portion of taxes based on income actually paid in cash (net of any cash refunds received), plus (b) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year (or other period) on account of Consolidated Capital Expenditures (other than to the extent funded with the proceeds of Capital Lease Obligations incurred in connection with such expenditures and excluding any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), plus (c) Consolidated Fixed Charges during such fiscal year (other than in respect of any principal payments of any revolving credit facility to the extent there is not an equivalent permanent reduction in the commitments thereunder), plus (d) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments, and all optional prepayments of the Term Loans during such fiscal year (or other period) (excluding, in each case, prepayments to the extent financed with proceeds of other Indebtedness), plus (e) the aggregate amount paid to repay, purchase or redeem the 2014 Convertible Unsecured Notes during such fiscal year (excluding, in each case, payments to the extent financed with proceeds of other Indebtedness (including, without limitation, the Delayed Draw Term Loans)).

“Excess Cash Flow Application Date”:  as defined in Section 2.12(d).

“Exchange Act”:  the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Accounts”: as defined in the Guarantee and Collateral Agreement.

“Excluded Foreign Subsidiary”:  in respect of any Loan Party, any Subsidiary of such Loan Party, at any date of determination, (a) that is a “controlled foreign corporation” as defined in Section 957 of the Code, (b) that is a Subsidiary of a “controlled foreign corporation” as defined in Section 957 of the Code, or (c) substantially all of the assets of which are equity interests in a “controlled foreign corporation” as defined in Section 957 of the Code, in each case in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would in the good faith judgment of the Borrower result in adverse tax consequences to the Borrower.

“Excluded Swap Obligation”:  with respect to any Person, any obligation to pay or perform under any Specified Swap Agreement, if and to the extent that all or a portion of the guarantee of such Person of, or the grant by such Person of a security interest to secure, such obligations under a Specified Swap Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Person or the grant of such security interest becomes effective with respect to such obligations under a Specified Swap Agreement or such guarantee.  If any obligation to pay or perform under any Specified Swap Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligations under a Specified Swap Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in any such case (i) to the extent imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) to the extent constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal  withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Loan Agreement”: as defined in the recitals.

“Existing Senior Indebtedness”: as defined in the recitals.

“Facility”:  each of (a) the Term A Facility, (b) the Delayed Draw Term Facility, (c) the Revolving Facility, (d) the L/C Facility (which is a sub-facility of the Revolving Facility) and (e) the Swingline Facility (which is a sub-facility of the Revolving Facility).

“FASB ASC”:  the Accounting Standards certification of the Financial Accounting Standards Board.

“FATCA”: (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in the United States.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it.

“Fee Letters”:  collectively, (i) the letter agreement dated June 25, 2013, between the Borrower and the Administrative Agent, and (ii) the letter agreement dated June 25, 2013, between the Borrower, the co-Lead Arrangers, each as amended, modified or supplemented from time to time.

“Flow of Funds Agreement”:  the spreadsheet or other similar statement prepared and certified by Borrowers, regarding the disbursement of Term A Loan proceeds on the Closing Date, the funding and the payment of the fees and expenses of the Administrative Agent and the Lenders (including their respective counsel), and such other matters as may be agreed to by Borrowers, the Administrative Agent and the Lenders.

“Foreclosed Borrowers”:  is defined in Section 2.25.

“Foreign Currency”:  lawful money of a country other than the United States.

“Foreign Lender”:  (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary”:  in respect of any Loan Party, any Subsidiary of such Loan Party that is not a Domestic Subsidiary of such Loan Party.

“Fronting Exposure”: at any time there is a Defaulting Lender, as applicable, (a) with respect to the Issuing Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Office”:  the Revolving Loan Funding Office or the Term Loan Funding Office, as the context requires.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b).  In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each party to this Agreement agrees to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.  In addition, if at any time after the Closing Date any change in GAAP would cause a re-characterization of the operating leases of the Borrower and its Subsidiaries as “capitalized leases”, or cause such operating leases to be accounted for as “capitalized leases”, the Borrower shall have the right to elect, exercised by providing written notice to the Administrative Agent, to disregard such re-characterization or accounting change and to continue to treat such leases as operating leases for all purposes under this Agreement, including, without limitation, the calculation of any financial ratios and the definition of Indebtedness.

“Governmental Approval”:  any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”:  the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members”:  the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”:  the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: a collective reference to each Subsidiary of the Borrower which has become a Guarantor pursuant to the Guarantee and Collateral Agreement and any other present or future guarantor of the Obligations.

“Incremental Term Loan”: is defined in Section 2.27(a).

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the net obligations of such Person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”:  is defined in Section 10.5(b).

“Insolvency Proceeding”: is (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including any Debtor Relief Law.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”:  an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date”:  (a) as to any ABR Loan (including any Swingline Loan), the first Business Day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three (3) months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three (3) months, each day that is three (3) months (or, if such date is not a Business Day, the Business Day next succeeding such date) after the first day of such Interest Period and the last Business Day of such Interest Period, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, subject to availability, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, subject to availability, as selected by the Borrower by irrevocable notice to the Administrative Agent in a Notice of Conversion/Continuation not later than 10:00 A.M., Pacific time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)    the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of Revolving Facility) or the Term Loan Maturity Date (in the case of Term Loans);

(iii)   any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)  the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Interest Rate Agreement”:  with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with such Person’s operations, (b) approved by Administrative Agent, and (c) not for speculative purposes.

“Inventory”:  all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”:  as defined in Section 7.8.

“IRS”:  the Internal Revenue Service, or any successor thereto.

“ISP”:  with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”:  as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit, and (b) any other Lender that may become an Issuing Lender pursuant to Section 3.11 or 3.12, with respect to Letters of Credit issued by such Lender.  The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution.

“Issuing Lender Fees”:  as defined in Section 3.3(a).

“Judgment Currency”:  as defined in Section 10.19.

“L/C Advance”:  each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment”:  as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such L/C Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Commitment and the aggregate amount of the L/C Commitments shall not exceed the amount of the Total L/C Commitments at any time.

“L/C Disbursements”:  a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”:  at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time.  The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility”:  the L/C Commitments and the extensions of credit made thereunder.

“L/C Fee Payment Date”:  as defined in Section 3.3(a).

“L/C Lender”:  a Lender with an L/C Commitment.

“L/C Percentage”:  as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.23.

“L/C-Related Documents”:  collectively, each Letter of Credit, all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances.

“Lenders”:  as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender and the Swingline Lender.

“Letter of Credit”:  as defined in Section 3.1(a).

“Letter of Credit Availability Period”:  the period from and including the Closing Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees”:  as defined in Section 3.3(a).

“Letter of Credit Maturity Date”:  the date occurring thirty (30) days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“LIBOR”:  as defined in the definition of “Eurodollar Base Rate.”

“Lien”:  any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity”:  at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Borrower and its Subsidiaries maintained with SVB or its Affiliates or in Deposit Accounts or Securities Accounts subject to Control Agreements in favor of the Administrative Agent, and (b) the Available Revolving Commitment at such time.

“Loan”:  any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”:  this Agreement, the Security Documents, the Notes, the Fee Letters, the Flow of Funds Agreement, the Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, each Compliance Certificate, each Notice of Borrowing, each Notice of Conversion/Continuation, each Bank Services Agreement, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”:  each Group Member that is a party to a Loan Document.

“Majority Revolving Lenders”:  at any time, (a) if only one Revolving Lender holds the Total Revolving Commitments at such time, such Revolving Lender, both before and after the termination of such Total Revolving Commitments; and (b) if more than one Revolving Lender holds the Total Revolving Commitments, at least two Revolving Lenders who together hold more than 50% of the Total Revolving Commitments (including, without duplication, the L/C Commitments) or, at any time after the termination of the Revolving Commitments when such Revolving Commitments were held by more than one Revolving Lender, at least two Revolving Lenders who together hold more than 50% of the Total Revolving Extensions of Credit then outstanding (including, without duplication, any L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time)); provided that the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders.

“Majority Term Lenders”:  at any time, (a) if only one Term Lender holds the Term Loan, such Term Lender; and (b) if more than one Term Lender holds the Term Loan, at least two Term Lenders who together hold more than 50% of the outstanding principal amount all Term Loans; provided that the portion of the Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Term Lenders.

“Mandatory Prepayment Date”:  as defined in Section 2.12(e).

“Material Adverse Effect”:  (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, or of the ability of any Loan Party to perform its respective Obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Materials of Environmental Concern”:  any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“microDATA Purchase Agreement” that certain Purchase and Sale Agreement, dated as of July 6, 2012, by and among TCS, microDATA GIS, microDATA LLC and the various sellers, participants and representatives party thereto.

“microDATA Subordinated Notes” those certain (i) First Series Promissory Notes  and Second Series Promissory Notes (each as defined in the microDATA Purchase Agreement) made by TCS in favor of the holders thereof and (ii) First Series Company Note and Second Series Company Note (each as defined in the microDATA Purchase Agreement) made by microDATA GIS, Inc. (with a guarantee by TCS) in favor of the holders thereof, in the aggregate original principal amount for all notes in clauses (i) and (ii) of Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000).

“Minority Lender”:  as defined in Section 10.1(b).

“Moody’s”:  Moody’s Investors Service, Inc.

“Mortgaged Properties”:  the real properties as to which, pursuant to Section 6.12(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages.

“Mortgages”:  each of the mortgages, deeds of trust, deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time and in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”:  a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has within the past six (6) years been obligated to make, contributions.

“Net Cash Proceeds”:  (a) in connection with any Asset Sale undertaken by or any Recovery Event related to any Person, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid and such Person’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by such Person in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred in connection therewith.

“NIM(China)”: NIM (Tian-Jin) Co., Ltd., a company organized under the laws of the Peoples’ Republic of China, and a wholly owned Subsidiary of the Borrower.

“Non-Consenting Lender”:  any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” at any time, each Lender that is not a Defaulting Lender at such time.

“Note”:  a Term A Loan Note, a Delayed Draw Term Loan Note, a Revolving Loan Note or a Swingline Loan Note.

“Notice of Borrowing”:  a notice substantially in the form of Exhibit K.

“Notice of Conversion/Continuation”:  a notice substantially in the form of Exhibit L.

“Obligations”:  the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Issuing Lender, any other Lender, SVB or any of its applicable Affiliates (in its or their capacity as provider of Bank Services), and any Qualified Counterparty party to a Specified Swap Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (including, for the avoidance of doubt, any Bank Services Agreement), the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender, any other Lender, SVB or any of its applicable Affiliates, to the extent that any applicable Bank Services Agreement requires the reimbursement by any applicable Group Member of any such expenses), and any Qualified Counterparty party to a Specified Swap Agreement that are required to be paid by any Loan Party pursuant any Loan Document) or otherwise.  For the avoidance of doubt, the Obligations shall not include any obligations arising under any warrants or other equity instruments issued by any Loan Party to any Lender.

“Operating Documents”:  for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“OFAC”: The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”:  all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Overadvance”:  as defined in Section 2.8.

“Participant”:  as defined in Section 10.6(d).

“Participant Register”:  as defined in Section 10.6(d).

“Patriot Act”:  the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Payoff Letter”:  a letter, in form and substance satisfactory to the Administrative Agent, dated as of a date prior to the Closing Date and executed by SVB as the agent under the Existing Loan Agreement  and the Borrower to the effect that upon receipt by SVB of the “payoff amount” (however designated) referenced therein the obligations of the Group Members under the Existing Loan Agreement shall be satisfied in full.

“PBGC”:  the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”:  an employee pension plan (as defined in Section 3(2) of ERISA) other than a Multiemployer Plan subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA and in respect of which any Loan Party or any ERISA Affiliate thereof is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA.

“Permitted Acquisition”:  as defined in Section 7.8(m).

“Permitted Patent Sales”: as defined in Section 7.5(h)

“Person”:  any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform”:  is defined in Section 10.2(d)(i).

“Preferred Stock”:  the preferred Capital Stock of any Loan Party.

“Prime Rate”:  the rate of interest per annum published from time to time in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by SVB as its prime rate in effect at its principal office in the State of California (such SVB announced Prime Rate not being intended to be the lowest rate of interest charged by SVB in connection with extensions of credit to debtors).

“Pro Forma Financial Statements”:  balance sheets, income statements and cash flow statements prepared by the Borrower and its consolidated Subsidiaries that give effect (as if such events had occurred on such date) to (a) the Loans to be made on the Closing Date and the use of proceeds thereof and (b) the payment of fees and expenses in connection with the foregoing, in each case prepared for (i) the Closing Date and (ii) on a monthly basis through the first full fiscal year after the Closing Date or subsequent Borrowing Date, as applicable, and on an annual basis for each fiscal year thereafter through latter of the Revolving Termination Date or the Term Loan Maturity Date, in each case demonstrating pro forma compliance with the covenants set forth in Section 7.1.

“Projections”:  as defined in Section 6.2(c).

“Properties”:  as defined in Section 4.17(a).

“Qualified Counterparty”:  with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Recipient”:  the Administrative Agent or a Lender, as applicable.

“Recovery Event”:  any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refunded Swingline Loans”:  as defined in Section 2.7(b).

“Register”:  is defined in Section 10.6(c).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”:  with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay the Loans or other amounts pursuant to Section 2.12(e) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”:  any Recovery Event or Asset Sale in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”:  a written notice executed by a Responsible Officer stating that no Event of Default has occurred and that the Borrower (directly or indirectly through a Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Recovery Event or an Asset Sale (limited, in the case of the Net Cash Proceeds of any Asset Sale, to such Net Cash Proceeds to the extent that such Net Cash Proceeds do not exceed $1,000,000) to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”:  with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”:  with respect to any Reinvestment Event, the earlier of (a) the date occurring one hundred eighty (180) days after such Reinvestment Event (provided that with the consent of the Administrative Agent such period of time may be extended to a period ending not later  than three hundred sixty five (365) days after such Reinvestment Event), and (b) the date on which the Borrower (or its Subsidiaries) shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Lender”:  as defined in Section 2.23.

“Required Lenders”:  at any time, (a) if only one Lender holds the outstanding Term A Loans, Delayed Draw Term Loans and the Total Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Term A Loans, Delayed Draw Term Loans and Total Revolving Commitments, then at least two Lenders who together hold more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term A Loans then outstanding, (ii) the aggregate unpaid principal amount of the Delayed Draw Term Loans then outstanding, and (iii) the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided, however, that at any time there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (for purposes of this proviso, a Lender and all of its Affiliates who are Lenders shall be deemed to be one Lender); provided that for the purposes of this clause (b), the outstanding principal amount of the Term A Loans and/or Delayed Draw Term Loans held by any Defaulting Lender and the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”:  as to any Person, the Operating Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of an applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of such Loan Party and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments”:  as defined in Section 7.6.

“Revolving Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder).

“Revolving Commitment Period”:  the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”:  as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (c) such Lender’s L/C Percentage of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”:  the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”:  each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan Conversion”:  as defined in Section 3.5(b).

“Revolving Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the

Lenders.

“Revolving Loan Note”:  a promissory note in the form of Exhibit H-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Loans”:  as defined in Section 2.4(a).

“Revolving Percentage”:  as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”:  March 31, 2018; provided that if prior to March 31, 2018 the maturity of the 2018 Convertible Unsecured Notes is extended to a date that is at least 90 days after June 30, 2018, the Revolving Termination Date will be extended to June 25, 2018.

“S&P”:  Standard & Poor’s Ratings Services.

“Sale Leaseback Transaction”:  any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanctioned Entity”: (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person”: a Person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), SVB or any of its applicable Affiliates (in its or their respective capacity as provider of Bank Services) and any Qualified Counterparties.

“Securities Account”:  any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Account Control Agreement”:  any Control Agreement entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a Securities Account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such Securities Account.

“Securities Act”:  the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”:  the collective reference to (a) the Guarantee and Collateral Agreement, (b) the Intellectual Property Security Agreements, (c) each Deposit Account Control Agreement, (d) each Securities Account Control Agreement, (e) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document, (f) all other security documents hereafter delivered to SVB or any of its applicable Affiliates granting a Lien on any property of any Person to secure the Obligations of any Group Member arising under any Bank Services Agreement, and (g) all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.

“Solvency Certificate”:  the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(q), which Solvency Certificate shall be in substantially the form of Exhibit D.

“Solvent”:  when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”:  any Swap Agreement entered into by the Borrower and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) in respect of interest rates to the extent permitted under Section 7.13.

“Subordinated Debt Document”:  any agreement, certificate, document or instrument executed or delivered by any Loan Party or any of their respective Subsidiaries and evidencing Indebtedness of such Loan Party or such Subsidiary which is subordinated to the payment of the Obligations in a manner approved in writing by the Administrative Agent and the Required Lenders, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent and the Required Lenders.

“Subordinated Indebtedness”:  Indebtedness of a Loan Party subordinated to the Obligations pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surety Indebtedness”:  as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Loan Party or its respective Subsidiaries as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary.

“SVB”:  as defined in the preamble hereto.

“Swap Agreement”:  any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be deemed to be a “Swap Agreement.”

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

“Swingline Lender”:  SVB, in its capacity as the lender of Swingline Loans.

“Swingline Loan Note”:  a promissory note in the form of Exhibit H-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Loans”:  as defined in Section 2.6.

“Swingline Participation Amount”:  as defined in Section 2.7(c).

“Synthetic Lease Obligation”:  the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Commitment”:  as to any Lender, the obligation of such Lender, if any, to make a Term A Loan to the Borrowers in the aggregate principal amount not to exceed the amount set forth under the heading “Term A Commitment” opposite such Lender’s name on Schedule 1.1A.  The original aggregate amount of the Term A Commitments is $56,500,000.

“Term A Facility”:  the Term A Commitments and the Term A Loans made thereunder.

“Term A Lender”:  each Lender that has a Term A Commitment or that holds a Term A Loan.

“Term A Loan”:  the term loans made by the Lenders pursuant to Section 2.1(a).

“Term A Loan Note”:  a promissory note in the form of Exhibit H-3, as it may be amended, supplemented or otherwise modified from time to time.

“Term A Percentage”:  as to any Term A Lender at any time, the percentage which such Lender’s Term A Commitment then constitutes of the aggregate Term A Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term A Loans then outstanding constitutes of the aggregate principal amount of the Term A Loans then outstanding).

“Term Lender”: a Term A Lender and/or a Delayed Draw Term Lender, individually or collectively, as the context requires.

“Term Loan”: the Term A Loan and/or the Delayed Draw Term Loan, individually or collectively, as the context requires.

“Term Loan Funding Office”:  the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Term Loan Maturity Date”:  March 31, 2018; provided that if prior to March 31, 2018 the maturity of the 2018 Convertible Unsecured Notes is extended to a date that is at least 90 days after June 30, 2018, the Term Loan Maturity Date will be extended to June 25, 2018.

“Term Loan Note”:  a promissory note in the form of Exhibit H-3 (with respect to Term A Loans) or Exhibit H-4 (with respect to Delayed Draw Term Loans), as it may be amended, supplemented or otherwise modified from time to time.

“Term Percentage”:  as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Total Credit Exposure”:  is, as to any Lender at any time, the unused Commitments, Revolving Extensions of Credit and outstanding Term Loans of such Lender at such time.

“Total L/C Commitments”:  at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.10 or 3.5(b).  The initial amount of the Total L/C Commitments on the Closing Date is $10,000,000.

“Total Revolving Commitments”:  at any time, the aggregate amount of the Revolving Commitments then in effect.  The original amount of the Total Revolving Commitments is $30,000,000.  The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.

“Total Revolving Extensions of Credit”:  at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Trade Date”: is defined in Section 10.6(b)(i)(B).

“Transferee”:  any Eligible Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Unfriendly Acquisition”:  any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”:  the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

“United States” and “U.S.”:  the United States of America.

“USCRO”:  the U.S. Copyright Office.

“USPTO”:  the U.S. Patent and Trademark Office.

“U.S. Person”:  any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”:  as defined in Section 2.20(f).

“Withholding Agent”:  as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require.

1.2    Other Definitional Provisions.

(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)    As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

(c)    The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1    Term Commitments.

(a)    Term A Commitments.  Subject to the terms and conditions hereof, each Term A Lender severally agrees to make a Term A Loan to the Borrowers on the Closing Date in an amount equal to the amount of the Term A Commitment of such Lender.  Term A Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

(b)    Delayed Draw Term Commitments.  Subject to the terms and conditions hereof, each Delayed Draw Term Lender severally agrees to make a Delayed Draw Term Loan to the Borrowers during the period commencing on the Closing Date and ending on the earlier of (i) November 8, 2014  and (ii) the date on which the 2014 Convertible Unsecured Notes are paid in full in an aggregate amount equal to the amount of the Delayed Draw Term Commitment of such Lender.  The Delayed Draw Term Loans may be drawn in up to three (3) separate draws of not less than $5,000,000 each. Delayed Draw Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

2.2    Procedure for Term Loan Borrowing.  The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, one (1) Business Day prior to the anticipated Closing Date (with originals to follow within three (3) Business Days)) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed.  Unless otherwise agreed by the Administrative Agent, (i) the Term Loans made on the Closing Date shall initially be ABR Loans and (ii) no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date.  Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof.  Not later than 12:00 P.M., Pacific time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender.  The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

2.3    Repayment of Term Loans.

(a)    Repayment of Term A Loans.  Beginning on October 1, 2013, the Term A Loans of each Term A Lender shall be repaid in consecutive quarterly installments on the first day of each fiscal quarter set forth below, each of which installments shall be in an amount equal to such Lender’s Term A Percentage multiplied by the installment amount set forth below opposite such installment payment date:

Installment Payment Dates (Fiscal Quarter Ending)	Quarterly Installment	Annual Percentage Of Term Loan Mandatorily Prepaid
December 31, 2013, March 31, 2014, June 30, 2014, and September 30, 2014	$353,125	2.50%
December 31, 2014, March 31, 2015, June 30, 2015, and September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016	$706,250	5.00%
December 31, 2016, March 31, 2017, June 30, 2017, and September 30, 2017	$1,059,375	7.50%
December 31, 2017 and each quarter thereafter until the Term A Loans are paid in full	$1,412,500	10.00%

To the extent not previously paid, all Term A Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(b)    Repayment of Delayed Draw Term Loans.  Beginning on first day of the fiscal quarter beginning after the funding of each Delayed Draw Term Loan, such Delayed Draw Term Loans shall be repaid in consecutive quarterly installments on the first day of each fiscal quarter at the same annual amortization percentage rate then in effect for the Term A Loans, each of which installments shall be in an amount equal to such Lender’s Delayed Draw Term Percentage multiplied by the applicable aggregate amount of the principal payment being paid.  The amortization of the Delayed Draw Term Loans shall be adjusted in accordance with the preceding sentence to reflect any subsequent funding of Delayed Draw Term Loans.  To the extent not previously paid, all Delayed Draw Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.4    Revolving Commitments.

(a)    Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount with respect to all such Revolving Loans at any one time outstanding which, when added to the aggregate outstanding amount of any Revolving Loans, any Swingline Loans, the aggregate undrawn amount of all outstanding Letters of Credit, and the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, incurred on behalf of the Borrower and owing to such Lender, does not exceed the amount of such Lender’s Revolving Commitment; provided that no Revolving Loans shall be made on the Closing Date.  In addition, (i) the amount of the Total Revolving Extensions of Credit outstanding at such time shall not exceed the Total Revolving Commitments in effect at such time and (ii) the amount of the Revolving Extensions of Credit of any Revolving Lender outstanding at any time shall not exceed the Revolving Commitment of such Revolving Lender in effect at such time.  During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13.  Notwithstanding anything to the contrary contained herein, (i) upon the occurrence of an Event of Default, all Revolving Loans that are Eurodollar Loans will immediately be deemed to be converted into ABR Loans and the Borrower shall be responsible for paying any amounts arising under Section 2.21 as a result of such deemed conversion, and (ii) during the existence of an Event of Default, no Revolving Loan may be borrowed as, converted to or continued as a Eurodollar Loan.

(b)    The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.5    Procedure for Revolving Loan Borrowing.  The Borrower may borrow up to the Available Revolving Commitment under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, (a) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one (1) Business Day prior to the requested Borrowing Date, in the case of ABR Loans (in each case, with originals to follow within three (3) Business Days)) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.5(a) may be given not later than 10:00 A.M., Pacific time, on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor, and (iv) instructions for remittance of the proceeds of the applicable Loans to be borrowed.  Unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date.  Each borrowing of, conversion to or continuation of a Eurodollar Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount).  Each borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $100,000, such lesser amount).  Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof.  Each Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 12:00 P.M., Pacific time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.6    Swingline Commitment.  Subject to the terms and conditions hereof, the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline Loan to refinance any then outstanding Swingline Loan.  During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be ABR Loans only and shall be made only in Dollars.  To the extent not otherwise required by the terms hereof to be repaid prior thereto, the Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.

2.7    Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)    Whenever the Borrower desires that the Swingline Lender make Swingline Loans the Borrower shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M., Pacific time, on the proposed Borrowing Date) confirmed promptly in writing by a Notice of Borrowing, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan.  Each borrowing under the Swingline Commitment shall be in an amount equal to $1,000,000 or a whole multiple of $200,000 in excess thereof.  Promptly thereafter, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower.  Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.7(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan.

(b)    The Swingline Lender, at any time and from time to time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M., Pacific time, and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M., Pacific time, one (1) Business Day after the date of such notice.  The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan.

(c)    If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.7(a) or a Revolving Loan has been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or on the date requested by the Swingline Lender (with at least one (1) Business Days’ notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans.

(d)    Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)    Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)    The Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower.  After the resignation of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.

2.8    Overadvances.  If at any time or for any reason the amount of the Total Revolving Extensions of Credit exceeds the amount of the Total Revolving Commitments then in effect (any such excess, an “Overadvance”), the Borrower shall immediately pay the full amount of such Overadvance to the Administrative Agent without notice or demand, for application against the Revolving Extensions of Credit in accordance with the terms hereof; provided that any such repayment of an Overadvance shall be applied by the Administrative Agent first to repay Revolving Loans that are ABR Loans and thereafter to Revolving Loans that are Eurodollar Loans.  Any prepayment of any Revolving Loan that is a Eurodollar Loan hereunder shall be subject to Borrower’s obligation to pay any amounts owing pursuant to Section 2.21.

2.9    Fees.

(a)    Fee Letters.  The Borrower agrees to pay to the Administrative Agent, the Arrangers and the Lenders the fees in the amounts and on the dates as set forth in the Fee Letters and to perform any other obligations contained therein.

(b)    Commitment Fee.  As additional compensation for the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, a fee for the Borrower’s non-use of available funds under the Revolving Facility (the “Commitment Fee”), payable quarterly in arrears on October 1, 2013, on the first day of each calendar quarter occurring thereafter prior to the Revolving Termination Date, and on the Revolving Termination Date, in an amount equal to the Commitment Fee Rate multiplied by the average unused portion of the Total Revolving Commitments, as reasonably determined by the Administrative Agent.  The unused portion of the Total Revolving Commitments, for purposes of this calculation, shall equal the difference between (i) the Total Revolving Commitments (as reduced from time to time), and (ii) the sum of (A) the average for the period of the daily closing balance of the Revolving Loans outstanding, (B) the aggregate undrawn amount of all Letters of Credit outstanding at such time, and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time.  For the avoidance of doubt, the outstanding amount of any Swingline Loans shall not be counted towards or considered usage of the Total Revolving Commitments for purposes of determining the Commitment Fee.

(c)    [***]1

(d)    Fees Nonrefundable.  All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable.

2.10    Termination or Reduction of Total Revolving Commitments; Total L/C Commitments.

(a)    Termination or Reduction of Total Revolving Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to the Administrative Agent, to terminate the Total Revolving Commitments or, from time to time, to reduce the amount of the Total Revolving Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans to be made on the effective date thereof the amount of the Total Revolving Extensions of Credit then outstanding would exceed the Total Revolving Commitments then in effect.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple in excess thereof (or, if the then Total Revolving Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Total Revolving Commitments then in effect; provided that, if in connection with any such reduction or termination of the Total Revolving Commitments a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21.  Any reduction of the Total Revolving Commitments shall be applied to the Revolving Commitments of each Lender according to its respective Revolving Percentage.  All fees accrued until the effective date of any termination of the Total Revolving Commitments shall be paid on the effective date of such termination.

(b)    Termination or Reduction of Total L/C Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to the Administrative Agent, to terminate the Total L/C Commitments available to the Borrower or, from time to time, to reduce the amount of the Total L/C Commitments available to the Borrower; provided that, in any such case, no such termination or reduction of the Total L/C Commitments shall be permitted if, after giving effect thereto, the

1  [***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced).  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple in excess thereof (or, if the then Total L/C Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Total L/C Commitments then in effect.  Any reduction of the Total L/C Commitments shall be applied to the L/C Commitments of each Lender according to its respective L/C Percentage.  All fees accrued until the effective date of any termination of the Total L/C Commitments shall be paid on the effective date of such termination.

2.11    Optional Loan Prepayments.

(a)    Prepayments Generally.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Pacific time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (or such lesser amount outstanding).  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof (or such lesser amount outstanding).  Prepayments of the Term Loans made pursuant to this Section 2.11 shall be applied to the prepayment of installments due in respect of the Term Loans in accordance with Section 2.3 and 2.18(b). Amounts prepaid on account of the Term Loans may not be reborrowed.

2.12    Mandatory Prepayments.

(a)    If any Capital Stock (other than (i) any Capital Stock which has been issued by the Borrower or any of its Subsidiaries, as applicable, solely in contemplation of, and which is actually used as consideration for, any Permitted Acquisition, (ii) Capital Stock issued to a Loan Party and (iii) the issuance of stock or options in connection with any employee incentive plan in an aggregate amount under this clause (iii) not to exceed $5,000,000 in any fiscal year of the Borrower) shall be issued by the Borrower or any of its Subsidiaries, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(e).

(b)    If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(e).

(c)    If any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within five (5) Business Days after receipt thereof toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e); provided that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $1,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e).

(d)    If, for any fiscal year of the Borrower, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(e); provided that such percentage shall be reduced to 25% if the Consolidated Senior Leverage Ratio as of the last day of such fiscal year is less than 1.50 to 1.00.  Each such prepayment shall be made on a date (each an “Excess Cash Flow Application Date”) occurring no later than the earliest of (i) ten (10) days after the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) ten (10) days after the date such financial statements are actually delivered.

(e)    Amounts to be applied in connection with prepayments made pursuant to this Section 2.12 shall be applied to the prepayment of installments due in respect of the Term Loans in accordance with Sections 2.3 and 2.18(b) (provided that any Term Lender may decline any such prepayment (the aggregate amount of all such prepayments declined in connection with any particular prepayment, collectively, the “Declined Amount”), in which case the Declined Amount shall be distributed first, to the prepayment, on a pro rata basis, of the Term Loans held by Term Lenders that have elected to accept such Declined Amounts; second, to the extent of any residual, if no Term Loans remain outstanding, to the prepayment of the Revolving Loans in accordance with Section 2.18(c) (with no corresponding permanent reduction in the Revolving Commitments); and third, to the extent of any residual, if no Term Loans or Revolving Loans remain outstanding, to the replacement of outstanding Letters of Credit and/or the deposit of an amount in cash (in an amount not to exceed 105% of the then existing L/C Exposure (110% to the extent such L/C Exposure is denominated in a currency other than Dollars)) in a Cash Collateral account established with the Administrative Agent for the benefit of the Issuing Lender and the L/C Lenders on terms and conditions satisfactory to the Issuing Lender.  Each prepayment of the Loans under this Section 2.12 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans, in the event all Revolving Commitments have not been terminated) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.  The Borrower shall deliver to the Administrative Agent and each Term Lender notice of each prepayment of Term Loans in whole or in part pursuant to this Section 2.12 not less than five (5) Business Days prior to the date such prepayment shall be made (each, a “Mandatory Prepayment Date”).  Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment and (iii) the options of each Term Lender to (x) decline or accept its share of such prepayment and (y) to accept Declined Amounts.  Any Term Lender that wishes to exercise its option to decline such prepayment or to accept Declined Amounts shall notify the Administrative Agent by facsimile not later than three (3) Business Days prior to the Mandatory Prepayment Date.

(f)    The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment or reduction and (ii) to the extent practicable, at least ten days prior written notice of such prepayment or reduction (and the Administrative Agent shall promptly provide the same to each Lender).  Each notice of prepayment shall specify the prepayment or reduction date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.

2.13    Conversion and Continuation Options.

(a)    The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  Subject to Section 2.17, the Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M., Pacific time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that (i) upon the occurrence of an Event of Default, all Revolving Loans that are Eurodollar Loans will immediately be deemed to be converted into ABR Loans, and (ii) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)    Subject to Section 2.17, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice in a Notice of Conversion/Continuation to the Administrative Agent by no later than 10:00 A.M., Pacific time, on the date occurring three (3) Business Days preceding the proposed continuation date and otherwise in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; provided further that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14    Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to (i) with respect to the Term Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) with respect to Revolving Loans, $100,000 or whole multiples in excess thereof; and (b) no more than seven (7) Eurodollar Tranches shall be outstanding at any one time.

2.15    Interest Rates and Payment Dates.

(a)    Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) the Eurodollar Rate determined for such day plus (ii) the Applicable Margin.

(b)    Each ABR Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) the ABR plus (ii) the Applicable Margin.

(c)    During the continuance of an Event of Default, at the request of the Required Lenders, all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”); provided that the Default Rate shall apply to all outstanding Loans automatically and without any Required Lender consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or Section 8.1(f).

(d)    Interest on the outstanding principal amount of each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.15(c) shall be payable from time to time on demand.

2.16    Computation of Interest and Fees.

(a)    Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.17    Inability to Determine Interest Rate.  If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or a continuation thereof that, by reason of circumstances affecting the relevant market, (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such requested Loan or conversion or continuation, as applicable, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (c) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then, in any such case (a), (b) or (c), the Administrative Agent shall promptly notify the Borrower and the relevant Lenders thereof as soon as practicable thereafter.  Any such determination shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes.  Thereafter, (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.18    Pro Rata Treatment and Payments.

(a)    Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments shall be made pro rata according to the respective Term Percentages, L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)    Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.  The amount of each principal prepayment of the Term Loans (whether optional or mandatory) shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof.  Except as otherwise may be agreed by the Borrower and the Required Lenders, any prepayment of Loans shall be applied to the then outstanding Term Loans on a pro rata basis regardless of Type.  Amounts prepaid on account of the Term Loans may not be reborrowed.

(c)    Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d)    All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M., Pacific time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  Any payment received by the Administrative Agent after 10:00 A.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)    Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender and the Borrower severally agree to pay to the Administrative Agent, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate per annum applicable to ABR Loans under the relevant Facility.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower is making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.

(g)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h)    The obligations of the Lenders hereunder to (i) make Term Loans, (ii) make Revolving Loans, (iii) to fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iv) to fund its respective Swingline Participation Amount of any Swingline Loan, and (v) to make payments pursuant to Section 9.7, as applicable, are several and not joint.  The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(i)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(j)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(k)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Term Percentage, Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five (5) Business Days of such receipt purchase (for cash at face value) from the other Term Lenders, Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Term Loans or Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Term Percentages, Revolving Percentages or L/C Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k).  The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the Term Lenders, the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase.  The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(l)    Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees and Swingline Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or the Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect.

2.19    Illegality; Requirements of Law.

(a)    Illegality.   If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)    Requirements of Law.  If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)    shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)   shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); or

(iii)  impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Loans determined with reference to the Eurodollar Rate or of maintaining its obligation to make such Loans, or to increase the cost to such Lender or such other Recipient of issuing or participating in Letters of Credit, or to reduce any amount receivable or received by such Lender or other Recipient hereunder in respect thereof (whether in respect of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient, the Borrower shall promptly pay such Lender or other Recipient, as the case may be, any additional amounts necessary to compensate such Lender or other Recipient, as the case may be, for such increased cost or reduced amount receivable.  If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(c)    If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(d)    For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a  change in any Requirement of Law, regardless of the date enacted, adopted or issued.

(e)    A certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation.  Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect.  The obligations of the Borrower arising pursuant to this Section 2.19 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.20    Taxes.

For purposes of this Section 2.20, the term ‘Lender” includes the Issuing Lender and the term “applicable law” includes FATCA.

(a)    Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.20.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes.  The Borrower shall, and the Borrower shall cause each other Loan Party to, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c)    Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower shall, or shall cause such other Loan Party to, deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by Loan Parties.  The Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  If any Loan Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

(e)    Indemnification by Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.  Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(g)    Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20  with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.

2.21    Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) a default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) a default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) for any reason, the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such losses and expenses shall be equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any), over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the Discharge of Obligations.

2.22    Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19(b), Section 2.19(c), Section 2.20(a) or Section 2.20(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage; provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19(b), Section 2.19(c), Section 2.20(a) or Section 2.20(d).  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.23    Substitution of Lenders.  Upon the receipt by the Borrower of any of the following (or in the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a)    a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.20 or of increased costs pursuant to Section 2.19 (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22 or is a Non-Consenting Lender);

(b)    a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or

(c)    notice from the Administrative Agent that a Lender is a Defaulting Lender;

then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Affected Lender:  (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitments; or

(ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.21 that result from the acquisition of any Affected Lender’s Loan and/or Commitments (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Eurodollar Loans then outstanding; and provided further, however, that if the Borrower elects to exercise such right with respect to any Affected Lender under clause (a) or (b) of this Section 2.23, then the Borrower shall be obligated to replace all Affected Lenders under such clauses.  The Affected Lender replaced pursuant to this Section 2.23 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitments upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.21 hereof).  Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance), and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).  Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.23, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.23, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.24    Defaulting Lenders.

(a)    Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definitions of Majority Revolving Lenders, Majority Term Lenders and Required Lenders.

(ii)    Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or to the Swingline Lender hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Letter of Credit; sixth, to the payment of any amounts owing to any L/C Lender, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)    Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d).

(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender and to the Swingline Lender, as applicable, the amount of any such fee or Letter of Credit Fee, as applicable, otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee or Letter of Credit Fee, as applicable.

(iv)    Reallocation of Pro Rata Share to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.7(c), the L/C Percentage of each non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default has occurred and is continuing; (B) the aggregate obligations of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit and (C) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time).  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 3.10.

(b)    Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages, L/C Percentages and Term Percentages, as applicable (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)    New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto.

(d)    Termination of Defaulting Lender.  The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Bank or any other Lender may have against such Defaulting Lender.

2.25    Joint and Several Liability of the Borrowers.

(a)    Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other the Borrowers to accept joint and several liability for the Obligations.

(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other the Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.25), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations.

(d)    The Obligations of each Borrower under the provisions of this Section 2.25 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e)    Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.25 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.25, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.25 shall not be discharged except by performance and then only to the extent of such performance.  The Obligations of each Borrower under this Section 2.25 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, the Administrative Agent or any Lender.

(f)    Each Borrower represents and warrants to the Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations.  Each Borrower further represents and warrants to the Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents.  Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)    Each Borrower waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Administrative Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower.

(h)    Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property at any time.  This means, among other things:

(i)    The Administrative Agent and Lenders may collect from such Borrower without first foreclosing on any real or personal property Collateral pledged by the Borrowers.

(ii)   If the Administrative Agent or any Lender forecloses on any Collateral consisting of real property pledged by the Borrowers:

(A)    The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)    The Administrative Agent and Lenders may collect from such Borrower even if the Administrative Agent or Lenders, by foreclosing on real property, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by real property.

(i)    The provisions of this Section 2.25 are made for the benefit of the Administrative Agent, Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, any Lender, any successor or any assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.25 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.25 will forthwith be reinstated in effect, as though such payment had not been made.

(j)    Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.  Notwithstanding anything to the contrary contained in this Section 2.25, no Borrower shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of such Foreclosed Borrower whether pursuant to the Security Documents or otherwise.

(k)    Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations.  Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash.  If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Administrative Agent, and such Borrower shall deliver any such amounts to the Administrative Agent for application to the Obligations in accordance with the terms of this Agreement.

(l)    Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each other Borrower in an amount, for each of such other Borrower, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”),  (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(m)    Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement or the Loan Documents, no Loan Party shall be liable as a guarantor of, or have any Guarantee Obligation for or in respect of, any Swap Obligation that is an Excluded Swap Obligation.  “Swap Obligation” means, with respect to any Swap Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

2.26    Notes.  If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.27    Incremental Loans.

(a)    Term Loans.

(i)    At any time and from time to time during the period commencing on the Closing Date through but excluding the Term Loan Maturity Date, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (c) below, Borrower may request an increase to the Term Loan Commitment or the funding of a new Term Loan (the “Incremental Term Loan”), in an aggregate amount, together with any Incremental Revolving Commitment, not to exceed $25,000,000.   Any Incremental Term Loan shall be in the amount of at least $10,000,000 and integral multiples of $1,000,000 in excess thereof.

(ii)   Upon the funding of the Incremental Term Loan, the scheduled amortization payments set forth in Section 2.3 shall be recalculated and increased, commencing in the first full quarter after such Incremental Term Loan is funded, by aggregating the Term Loan made on the Closing Date with the Incremental Term Loan and multiplying such amount by the applicable percentage set forth in the table in Section 2.3, and such amended amortization schedule shall be effective commencing on the last day of the first full fiscal quarter after the Incremental Term Loan is funded.

(b)    Revolving Loans. At any time and from time to time during the period commencing on the Closing Date through but excluding the Revolving Termination Date, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (c) below, the Borrower may request an increase to the Revolving Commitment (the “Incremental Revolving Commitment; provided that, in no event shall the aggregate amount of Incremental Revolving Commitment plus the Incremental Term Loan exceed $25,000,000).  Any Incremental Revolving Commitment shall be in the amount of at least $10,000,000 and integral multiples of $1,000,000 in excess thereof.

(c)    Each of the following shall be conditions precedent to the making of an Incremental Term Loan or Incremental Revolving Commitment:

(i)    each of the conditions precedent set forth in Section 5.2 shall be satisfied.

(ii)   Borrower shall be in compliance with the then applicable financial covenants set forth in Section 7.1 hereof as of the end of the most recently ended month for which financial statements have been delivered prior to the making of the Incremental Term Loan or Incremental Revolving Commitment on a pro forma basis; provided, that, the Consolidated Senior Leverage Ratio as of the last day of the most recently ended month for which financial statements have been delivered prior to the date on which the Incremental Term Loan or Incremental Revolving Commitment is funded shall not exceed the (x) the Consolidated

Senior Leverage Ratio on the Closing Date and (y) 0.25x less than the then-prevailing Consolidated Senior Leverage Ratio covenant compliance level set forth in Section 7.1(b) for the most recently reported fiscal quarter end).

(iii)   the Borrower shall have delivered to the Administrative Agent a Compliance Certificate evidencing compliance with the requirements of clause (ii) above, together with all reasonably detailed calculations demonstrating such compliance.

(iv)   the Borrower shall have delivered an irrevocable written request for such Incremental Term Loan or Incremental Revolving Commitment at least ten (10) Business Days prior to the requested funding date of such Incremental Term Loan or Incremental Revolving Commitment.

(v)    any prospective Lender, the Borrowers and the Administrative Agent have signed a joinder agreement to this Agreement (an “Joinder”), in form and substance reasonably satisfactory to the Administrative Agent, to which such prospective Lender, the Borrowers, and the Administrative Agent are party (any Joinder may, with the consent of the Administrative Agent, the Borrower and the Lenders or prospective Lender agreeing to the Incremental Term Loan or Incremental Revolving Commitment, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.27 (including, if applicable,  any amendment necessary to  ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC to secure the Obligations in respect of the Incremental Term Loans) and the Borrower shall have executed any Notes requested by any Lender in connection with the making of the Incremental Term Loan or Incremental Revolving Commitment. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, a Joinder reasonably satisfactory to the Administrative Agent, and the amendments to this Agreement effected thereby, shall not require the consent of any Lender other than the Lenders, or prospective Lender, agreeing to make the Incremental Term Loan or Incremental Revolving Credit Commitments.

(d)    No Term Lender shall be obligated to participate in any Incremental Term Loan  and no Revolving Lender shall be obligated to participate in any Incremental Revolving Commitment, and each such Lender’s determination to participate shall be in such Lender’s sole and absolute discretion.  The Administrative Agent shall invite each Term Lender to provide an Incremental Term Loan (it being understood that no Term Lender shall be obligated to provide an Incremental Term Loan) and to the extent, one (1) Business Day after receipt of invitation, sufficient Term Lenders do not agree to provide an Incremental Term Loan on terms acceptable to the Borrower, then the Borrowers may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and is reasonably satisfactory to the Administrative Agent to become a Lender in connection with the proposed Incremental Term Loan.  The Administrative Agent shall invite each Revolving Lender to provide an Incremental Revolving Commitment (it being understood that no Revolving Lender shall be obligated to provide an Incremental Revolving Commitment ) and to the extent, one (1) Business Day after receipt of invitation, sufficient Revolving Lenders do not agree to provide an Incremental Revolving Commitment on terms acceptable to the Borrower, then the Borrowers may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and is reasonably satisfactory to the Administrative Agent to become a Lender in connection with the proposed Incremental Revolving Commitment.

(e)    The Incremental Term Loans shall, for purposes of prepayments, be treated substantially the same as the Term Loans funded on the Closing Date, and shall have the same terms as the Term Loans except as may be mutually agreed among the Borrowers and the Administrative Agent (not to be unreasonably withheld or delayed)  provided, in any case, that (A) no Incremental Term Loan shall have a final maturity date earlier than the Term Loan Maturity Date, (B) the amortization schedule of any such Incremental Term Loan  shall not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the then Term Loans funded on the Closing Date and (C) to the extent the initial all-in yield (including any applicable margin, interest rate floors, commitment fees, original issue discount or similar yield-related discounts, deductions or payments (based on the lesser of a four-year average life to maturity or the remaining life to maturity) but excluding any arrangement, structuring or underwriting fees payable to the Administrative Agent or its Affiliates) applicable to the Incremental Term Loan is higher than the initial all-in yield applicable to the Term Loans funded on the Closing Date, the Revolving Credit Facility or any previously funded Incremental Term Loans (determined on a basis consistent with the determination of the all-in yield for Incremental Term Loans without giving effect to any Default Rate) by more than 0.50%, this Agreement shall be amended to increase the Applicable Margin applicable to the Term Loans funded on the Closing Date, the Revolving Credit Facility or any previously funded Incremental Term Loans to the extent necessary so that the applicable margin on such Incremental Term Loan is no more than 0.50% greater than the Applicable Margin on the Term Loans funded on the Closing Date, the Revolving Credit Facility or any previously funded Incremental Term Loans; it being agreed that to the extent the all in yield with respect to such Incremental Facility is greater than such all in yield with respect to the Term Loans funded on the Closing Date, the Revolving Credit Facility or any previously funded Incremental Term Loans solely as a result of a higher interest rate floor, then the interest rate margin increase shall be effectuated solely by increasing the interest rate floor on the Term Loans funded on the Closing Date, the Revolving Credit Facility or any previously funded Incremental Term Loans, as applicable.

(f)    any Incremental Revolving Commitments shall be on the same terms (including the pricing, and maturity date) as, and pursuant to documentation applicable to, the original Revolving Credit Facility.

(g)    Upon the funding of any Incremental Term Loan or Incremental Revolving Commitment, all references in this Agreement and any other Loan Document to the Term Loans or Revolving Loans shall be deemed, unless the context otherwise requires, to include the Incremental Term Loan or Incremental Revolving Commitment, as applicable, advanced pursuant to this Section 2.24 and (ii) all references in this Agreement and any other Loan Document to the Term Commitments or Revolving Commitment shall be deemed, unless the context otherwise requires, to include the commitment to advance an amount equal to the Incremental Term Loans or Incremental Revolving Commitment, as applicable contemplated pursuant to this Section 2.27.

(h)    Any Incremental Term Loan or Incremental Revolving Commitment established pursuant to this Section 2.27 shall constitute a Term Loan and Term Commitment or a Revolving Loan and Revolving Commitment, as applicable, under the Loan Documents, and shall rank pari passu in right of payment in respect of the Collateral and with the Obligations in respect of the Revolving Loans and the Term Loans.

2.28    TCS as Administrative Borrower.

Each entity composing the Borrower hereby irrevocably appoints TCS as the borrowing agent and attorney-in-fact for all entities composing the Borrower (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each entity composing the Borrower that such appointment has been revoked and that another entity composing the Borrower has been appointed Administrative Borrower.  Each entity composing the Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any entity composing the Borrower and all other notices and instructions under this Agreement and the other Loan Documents, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Loan Documents.

SECTION 3

LETTERS OF CREDIT

3.1    L/C Commitment.

(a)    Subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed either the Total L/C Commitments or the Available Revolving Commitment at such time.  Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).  For the avoidance of doubt, no commercial letters of credit shall be issued by the Issuing Lender to any Person under this Agreement.

(b)    The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if:

(i)    such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law;

(ii)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(iii)   the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of

Credit, that one or more of the applicable conditions contained in Section 5.2 shall not then be satisfied (which notice shall contain a description of any such condition asserted not to be satisfied);

(iv)   any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of the Issuing Lender;

(v)    such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder;

(vi)   except as otherwise agreed by the Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial face amount less than $500,000; or

(vii)  any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 3.10, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

3.2    Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request.  Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower.  The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.  The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3    Fees and Other Charges.

(a)    Each Revolving Borrower agrees to pay, with respect to each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i) a letter of credit fee equal to the Applicable Margin for Eurodollar Base Rate Loans multiplied by the daily amount available to be drawn under each such Letter of Credit on the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), and (ii) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) such Revolving Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”).  The Issuing Lender Fees shall be paid when required by the Issuing Lender and the Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit.  All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)    In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(c)    The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the Administrative Agent may require.  This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(d)    Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such Letter of Credit Fees, if any, payable to the Issuing Lender for its own account.

(e)    All fees payable pursuant to this Section 3.3 shall be fully-earned on the date paid and shall not be refundable for any reason.

3.4    L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder.  Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.  Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.6    Reimbursement.

(a)    If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the entire amount of such L/C Disbursement not later than (i) the immediately following Business Day if the Issuing Lender issues such notice before 10:00 a.m. Pacific time on the date of such L/C Disbursement, or (ii) on the second following Business Day if the Issuing Lender issues such notice at or after 10:00 a.m. Pacific time on the date of such L/C Disbursement.  Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds.

(b)    If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, the Issuing Lender will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose) and upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans that are ABR Loans plus 2% per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied.

3.7    Obligations Absolute.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender.  The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

3.8    Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof.  The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.9    Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.10  Interim Interest.  If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan that is an ABR Loan; provided that the provisions of Section 2.15(c) shall be applicable to any such amounts not paid when due.

3.11    Cash Collateral.

(a)    Certain Credit Support Events.  Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan pursuant to Section 3.5(b), or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then effective L/C Exposure in an amount equal to 105% of such L/C Exposure (110% to the extent such L/C Exposure is denominated in a currency other than Dollars).

At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of the Fronting Exposure (110% to the extent such Fronting  Exposure is denominated in a currency other than Dollars) relating to the Letters of Credit (after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(b)    Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby (110% to the extent denominated in a currency other than Dollars), the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(c)    Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.24 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (ii) a determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) that, subject to Section 2.24, the Person providing such Cash Collateral and the Issuing Lender may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations, and provided further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents.

3.12    Additional Issuing Lenders.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and such Lender or Lenders, as applicable, designate one or more additional Lenders to act as a Letter of Credit issuing bank under the terms of this Agreement.  Any Lender designated as a Letter of Credit issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender.

3.13    Resignation of the Issuing Lender.  The Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower.  Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it.  At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3.  The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents (other than with respect to the rights of the retiring Issuing Lender with respect to Letters of Credit issued by such retiring Issuing Lender) and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

3.14    Applicability of ISP.  Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to the rules of the ISP.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the initial Loans on the Closing Date and to make Loans and to issue the Letters of Credit thereafter, the Borrower hereby jointly and severally represents and warrants to the Administrative Agent and each Lender, as to itself, each of its Subsidiaries and each other Loan Party, as applicable, that:

4.1    Financial Condition.

(a)    The Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof, and (ii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of the Closing Date assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)    The audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2010, December 31, 2011, and December 31, 2012, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  No Group Member has, as of the Closing Date, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.  During the period from December 31, 2012 to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property.

4.2    No Change.  Since December 31, 2012, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3    Existence; Compliance with Law.  Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest would not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4    Power, Authorization; Enforceable Obligations.  Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.  No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices described in Schedule 4.4, which Governmental Approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) Governmental Approvals described in Schedule 4.4.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5    No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law (except as set forth in Schedule 4.5 but including any Operating Document of any Group Member) or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.  The absence of obtaining the Governmental Approvals described in Schedule 4.5 and the violations of Requirements of Law referenced in Schedule 4.5 shall not have an adverse effect on any rights of the Lenders or the Administrative Agent pursuant to the Loan Documents.

4.6    Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7    No Default.  No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.

4.8    Ownership of Property; Liens; Investments.  Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.  No Loan Party owns any Investment except as permitted by Section 7.8,  Section 10 of the Collateral Information Certificate sets forth a complete and accurate list of all real property owned by each Loan Party as of the Closing Date, if any.  Section 11 of the Collateral Information Certificate sets forth a complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the Closing Date.

4.9    Intellectual Property.  Each Group Member owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted.  No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any such Group Member’s material Intellectual Property, nor does the Borrower know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of the Borrower, threatened to such effect.

4.10    Taxes.  Each Group Member has filed or caused to be filed all Federal, all income and all other material state and other tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no tax Lien has been filed (other than Liens permitted by Section 7.3(a)), and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

4.11    Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for a purpose that violates Regulation U or the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12    Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:  (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13    ERISA.

(c)    Each Loan Party and each of its respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Pension Plan, and have performed all their obligations under each Pension Plan;

(d)    no ERISA Event has occurred or is reasonably expected to occur;

(e)    each Loan Party and each of its respective ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;

(f)    as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party nor any of its respective ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;

(g)    as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $250,000;

(h)    the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;

(i)    all liabilities under each Pension Plan are (i) funded to at least the minimum level required by law, (ii) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto or (iii) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and;

(j)    (i) no Loan Party is nor will any such Loan Party be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the respective assets of the Loan Parties do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) no Loan Party is nor will any such Loan Party be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with any Loan Party are not and will not be subject to state statutes applicable to such Loan Party regulating investments of fiduciaries with respect to governmental plans.

4.14    Investment Company Act; Other Regulations.  No Loan Party is an “investment company,” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  Except as set forth in Schedule 4.5, no such Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board), including the Federal Power Act, that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

4.15    Subsidiaries.  Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of the Borrower and each Subsidiary of the Borrower and, as to each such Subsidiary and the Borrower, the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as may be created by the Loan Documents.

4.16    Use of Proceeds.  The proceeds of the Term A Loans shall be used to refinance the Existing Senior Indebtedness of the Borrower outstanding under the Existing Loan Agreement, to pay related fees and expenses and for on-going working capital and other general corporate purposes.  The proceeds of the Delayed Draw Term Loans shall be used to refinance the 2014 Convertible Unsecured Notes and to pay related fees and expenses.  All or a portion of the proceeds of the Revolving Loans,  Swingline Loans and the Letters of Credit, shall be used for on-going working capital and other general corporate purposes. The proceeds of any Incremental Term Loan or Incremental Revolving Commitment, as the case may be, may be used to pay related fees and expenses and for on-going working capital and other general corporate purposes.

4.17    Environmental Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)    Except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could give rise to liability under, any Environmental Law;

(b)    no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)    no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d)    no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the

Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)    there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f)    the Properties and all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as disclosed on Schedule 4.17, to the knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)    no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18    Accuracy of Information, Etc.  No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19    Security Documents.

(a)    The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof.  In the case of the Pledged Stock, if any, described in the Guarantee and Collateral Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement and subject to the qualifications set forth in Section 4.2 of the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

(a)    Any Mortgages delivered after the Closing Date pursuant to Section 6.12 will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens permitted under Section 7.3(e).

4.20    Solvency; Fraudulent Transfer.  The Borrower and its consolidated Subsidiaries taken as a whole are, and after giving effect to the incurrence of all Indebtedness, the Obligations and obligations being incurred in connection herewith, will be and will continue to be, Solvent (and giving effect (i) on the Closing Date to the repayment of the Existing Senior Indebtedness and (ii) on the date of the funding of any Delayed Draw Term Loans, the repayment, purchase or redemption of the 2014 Convertible Unsecured Notes with the proceeds of such Delayed Draw Term Loans).  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.21    Regulation H.  No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968.

4.22    Designated Senior Indebtedness.  The Loan Documents and all of the Obligations have been deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

4.23    [Reserved].

4.24    Insurance.  All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance.  Each Loan Party maintains, with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

4.25    No Casualty.  No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property.

4.26    [Reserved].

4.27    Capitalization.  Schedule 4.27 sets forth the beneficial owners of all Capital Stock of the Borrower and its consolidated Subsidiaries, and the amount of Capital Stock held by each such owner, as of the Closing Date.

4.28    Patriot Act.  Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act or the Bribery Act 2012.  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.29    OFAC.  No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

SECTION 5

CONDITIONS PRECEDENT

5.1    Conditions to Initial Extension of Credit.  The effectiveness of this Agreement and the obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction, prior to or concurrently with the making of each such extension of credit on the Closing Date, of the following conditions precedent:

(a)    Loan Documents.  The Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders:

(i)    this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.1A;

(ii)   the Collateral Information Certificate, executed by a Responsible Officer of the Loan Parties;

(iii)  if required by any Term A Lender, a Term Loan Note executed by the Borrower in favor of such Term A Lender;

(iv)  if required by any Revolving Lender, a Revolving Loan Note executed by the Borrower in favor of such Revolving Lender;

(v)   if required by the Swingline Lender, the Swingline Loan Note executed by the Borrower in favor of such Swingline Lender;

(vi)  the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each other Grantor named therein;

(vii) each Intellectual Property Security Agreement, executed by the applicable Grantor related thereto;

(viii) each other Security Document, executed and delivered by the applicable Loan Party party thereto; and

(ix)  the Flow of Funds Agreement, executed by the Borrower.

(b)    Pro Forma Financial Statements; Financial Statements; Projections.  The Administrative Agent shall have received (i) the Pro Forma Financial Statements, (ii) audited consolidated financial statements of the Borrower as of December 31, 2010, December 31, 2011 and December 31, 2012, and (ii) unaudited interim consolidated financial statements of the Borrower for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph (or, in the event the Lenders’ due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date).

(c)    Approvals.  Except for the Governmental Approvals described in Schedule 4.4, all Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) necessary or, in the opinion of the Administrative Agent, desirable in connection with the financings and other transactions contemplated hereby shall have been obtained and in full force and effect and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on Borrower and its subsidiaries or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.  The absence of obtaining the Governmental Approvals described in Schedule 4.5 shall not have an adverse effect on any rights of the Lenders, the Administrative Agent pursuant to the Loan Documents or an adverse effect on the Group Members with regard to their continuing operations.

(d)    Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (i) the Operating Documents of such Loan Party, (ii) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party and (iii) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, and (iv) a long form good standing certificate for each Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization.

(e)    Responsible Officer’s Certificates.

(i)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Loan Party, dated as of the Closing Date, in form and substance reasonably satisfactory to it, either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(ii)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.2(a) and (e) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2012, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)    Patriot Act.  The Administrative Agent shall have received, prior to the Closing Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(g)   [Reserved].

(h)   [Reserved].

(i)    Existing Loan Agreement.  (A) The Borrower shall have provided notice to the Existing Agent (in accordance with the terms of the Existing Credit Facility) of its intent to pay all obligations of the Group Members outstanding under the Existing Credit Facility on the Closing Date,  (B) the Administrative Agent shall have received the Payoff Letter executed by the Existing Agent and the Borrower, or in the alternative of the documents under clauses (A) and (B) a termination agreement to terminate the Existing Credit Facility and waive any prepayment notice and notice of termination of the Existing Credit Facility, and (C) all obligations of the Group Members in respect of the Existing Loan Agreement shall, substantially contemporaneously with the funding of certain Loan proceeds on the Closing Date directly to the Existing Agent as contemplated by Sections 2.2 and 2.5 and the Flow of Funds Agreement, have been paid in full.

(j)    Collateral Matters.

(i)    Lien Searches.  The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where any of the Loan Parties is formed or organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or Liens securing obligations of the Group Members under the Existing Loan Agreement, which Liens shall be discharged substantially contemporaneously with the Closing Date pursuant to the Payoff Letter.

(ii)    Pledged Stock; Stock Powers; Pledged Notes.  The Administrative Agent shall have received original versions of (A) the certificates representing the shares of Capital Stock pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(iii)   Filings, Registrations, Recordings, Agreements, Etc.   Each document (including any UCC financing statements, Intellectual Property Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements, and landlord access agreements and/or bailee waivers) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(k)    Audits/Reports.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, field audits, and such other reports, audits or certifications as it may reasonably request.

(l)    Insurance.  The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Holdings and its Subsidiaries, and the Administrative Agent shall have received evidence of insurance satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement, in a form reasonably satisfactory to the Administrative Agent, including, without limitation, a certificate of liability insurance on form ACORD 25, evidence of commercial property insurance on form ACORD 28, and copies of relevant endorsements required pursuant to Section 5.2(b) of the Guarantee and Collateral Agreement.

(m)    Fees.  The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date (including pursuant to the Fee Letters), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Closing Date.  All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the Flow of Funds Agreement.

(n)    Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of DLA Piper LLP (US), counsel to the Loan Parties and of appropriate local counsel, each in form and substance reasonably satisfactory to the Administrative Agent.  Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require, including authority, legality, validity, binding effect and enforceability of the Loan Documents.

(o)    Leverage.  The Consolidated Senior Leverage Ratio, calculated as of the Closing Date giving effect to the incurrence of the full amount of all of the Term Loans (including giving pro forma effect as if the Delayed Draw Term Loans had been fully funded) shall not exceed 2.50:1.00.

(p)    Borrowing Notices.  The Administrative Agent shall have received, (i) in respect of the Term A Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2.

(q)    Solvency Certificate.  The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower.

(r)    No Material Adverse Effect.  There shall not have occurred since December 31, 2012 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(s)    No Litigation.  No action, suit, litigation, investigation or proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, that could reasonably be expected to have a Material Adverse Effect.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Closing Date or, if any extension of credit on the Closing Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Closing Date such Lender’s Revolving Percentage or Term Percentage, as the case may be, of such requested extension of credit.

5.2    Conditions to Each Extension of Credit.  The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including its initial Loans disbursed on the Closing Date but excluding any Revolving Loan Conversion, any conversion of Loans pursuant to Section 2.13(a) and any continuation of Loans pursuant to Section 2.13(b))) is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties.  Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

(b)   [Reserved].

(c)    Availability.  With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the Total Revolving Extensions of Credit shall not exceed the Total Revolving Commitments in effect at such time.

(d)    Notices of Borrowing.  The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof.

(e)    No Default.  No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder and each Revolving Loan Conversion shall constitute a representation and warranty by the Borrower as of the date of such extension of credit or Revolving Loan Conversion, as applicable, that the conditions contained in this Section 5.2 have been satisfied.

5.3    Additional Conditions to Funding of Delayed Draw Term Loans.  The obligation of each Delayed Draw Term Lender to make its Delayed Draw Term Loans hereunder shall be subject to the satisfaction, prior to or concurrently with the making of each Delayed Draw Term Loans of the following additional conditions precedent:

(a)    No Delayed Draw Term Loans shall be funded after that date that is earlier of (i) November 8, 2014 and (ii) the date on which the 2014 Convertible Unsecured Notes are paid in full;

(b)    The proceeds of the Delayed Draw Term Loans shall be used solely to refinance the 2014 Convertible Unsecured Notes and to pay related fees and expenses; and

(c)    Receipt by the Lenders of evidence satisfactory to the Lenders that the Borrower will be in compliance with the Consolidated Senior Leverage Ratio, calculated on a pro forma basis after giving effect to the funding of the Delayed Draw Term Loans, (i) then in effect less 0.25x. and (ii) on the date of the next scheduled testing date for such covenant.

SECTION 6

AFFIRMATIVE COVENANTS

The Borrower hereby jointly and severally agree that, at all times prior to the Discharge of Obligations, the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to:

6.1    Financial Statements.  Furnish to the Administrative Agent, with sufficient copies for distribution to each Lender:

(a)    as soon as available, but in any event within (i) 120 days after the end of each fiscal year of the Borrower or (ii) if the Borrower is a publicly traded company and has been granted an extension by the SEC with respect to any fiscal year of the Borrower permitting the late filing by the Borrower of any annual report on form 10-K, the earlier of (x) 120 days after the end of such fiscal year of the Borrower and (y) the last day of such extension period, a copy of the audited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated and consolidating statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, together with an unqualified opinion by Ernst & Young or other independent certified public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent;

(b)    as soon as available, but in any event within 45 days after the end of each of the fiscal quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(c)    as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

6.2    Certificates; Reports; Other Information.  Furnish (or, in the case of clause (a), use commercially reasonable efforts to furnish) to the Administrative Agent, for distribution to each Lender (or, in the case of clause (g), to the relevant Lender):

(a)    [Reserved];

(b)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of all quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any registered Intellectual Property issued to or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date);

(c)    as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)    promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC);

(e)    within five days after the same are sent, copies of each annual report, proxy or financial statement or other material report that the Borrower sends to the holders of any class of the Borrower’s debt securities or public equity securities and, within five days after the same are filed, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)    upon request by the Administrative Agent, within five days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a Material Adverse Effect on any of the Governmental Approvals or otherwise on the operations of the Group Members; and

(g)    promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

6.3    [Reserved].

6.4    Taxes.

(a)    Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all Taxes and Other Taxes in excess of $100,000 imposed by law on an applicable Loan Party of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

(b)    File or cause to be filed all Federal, all income and all other material state and other material tax returns that are required to be filed.

6.5    Maintenance of Existence; Compliance.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of its business or necessary for the performance by such Person of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its ERISA Affiliates to:  (1) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Pension Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Pension Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Pension Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Pension Plan are and continue to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

6.6    Maintenance of Property; Insurance.  (a)  Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.7    Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) with at least one (1) Business Days’ prior notice the Administrative Borrower, and subject to any normal security procedures of the Borrower and its Subsidiaries, permit representatives and independent contractors of the Administrative Agent and any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers, directors and employees of the Group Members and with their independent certified public accountants; provided that such inspections, examinations and other activities described in this clause (b) shall not be undertaken without the Administrative Borrower’s consent (not to be unreasonably withheld or delayed) more frequently than once per year, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as the Administrative Agent shall reasonably determine is necessary.

6.8    Notices.  Give prompt written notice to the Administrative Agent of:

(a)    the occurrence of any Default or Event of Default;

(b)    any (i) default or event of default under any Contractual Obligation of any Group Member that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; and (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)    any litigation or proceeding against any Group Member (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member, or (iii) which relates to any Loan Document;

(d)    (i)  promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following events affecting any Loan Party or any of its respective ERISA Affiliates (but in no event more than ten days after such event), the occurrence of any of the following events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any of its ERISA Affiliates with respect to such event, if such event could reasonably be expected to result in liability in excess of $250,000 of any Loan Party or any of their respective ERISA Affiliates:  (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code; and

(ii)    upon the reasonable request of the Administrative Agent after the giving, sending or filing thereof, or the receipt thereof, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Loan Party or any of its respective ERISA Affiliates with the IRS with respect to each Pension Plan; and

(iii)     promptly after the receipt thereof by any Loan Party or any of its respective ERISA Affiliates, all notices from a Multiemployer Plan sponsor concerning an ERISA Event that could reasonably be expected to result in a liability in excess of $250,000 of any Loan Party or any of its respective ERISA Affiliates;

(e)    (i) any Asset Sale undertaken by any Group Member, (ii) any issuance by any Group Member of any Capital Stock, (iii) any incurrence by any Group Member of any Indebtedness (other than Indebtedness constituting Loans) in a principal amount equaling or exceeding $250,000, and (iv) with respect to any such Asset Sale, issuance of Capital Stock or incurrence of Indebtedness, the amount of any Net Cash Proceeds received by such Group Member in connection therewith;

(f)    any material change in accounting policies or financial reporting practices by any Loan Party;

(g)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and

(h)    the development or acquisition by the Borrower or its Subsidiaries after the Closing Date of any Patent(s) that are revenue generating or otherwise material to the business of the Borrower and its Subsidiaries for inclusion on Schedule 7.5(h).

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.9    Environmental Laws.

(a)    Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.10    Operating Accounts.  Maintain the Borrower’s and its Subsidiaries’ primary depository and operating accounts and securities accounts with SVB or with SVB’s Affiliates, and maintain with the Lenders depository, operating and securities accounts which represent at least fifty percent (50%) of the dollar value of the Borrower’s and such Subsidiaries’ accounts at all financial institutions (with all excess funds maintained at or invested through the Lenders or Affiliates of the Lenders), excluding cash collateral held at other financial institutions used to secure letters of credit or cash held as lease deposits.

6.11    Inspections and Audits.  At reasonable times, on one (1) Business Day’s prior notice (provided that no notice shall be required if an Event of Default has occurred and is continuing), and subject to any normal security procedures of the Borrower and its Subsidiaries, the Administrative Agent, or its agents, shall have the right to inspect the Collateral and the right to audit and copy any and all of any Loan Party’s books and records including ledgers, federal and state tax returns, records regarding assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.  The foregoing inspections and audits shall be at the Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent the Administrative Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.  Such inspections and audits shall not be undertaken more frequently than once per year without the Administrative Borrower’s consent (not to be unreasonably withheld or delayed), unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as the Administrative Agent shall reasonably determine is necessary.

6.12    Additional Collateral, Etc.

(a)    With respect to any property (to the extent included in the definition of Collateral) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the ratable benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within five (5) Business Days (provided that with the consent of the Administrative Agent such period of time may be extended to within ten (10) Business Days)) subject to the limitations in the Guarantee and Collateral Agreement (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent may reasonably deem necessary or advisable to evidence that such Loan Party is a Guarantor and to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)    With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly, to the extent requested by the Administrative Agent, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion relating to the enforceability of such Mortgage, which opinion, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c)    With respect to any new direct or indirect Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this Section 6.12(b), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary and subject to the limitations set forth in paragraph (d) of this Section), including pursuant to a Permitted Acquisition, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new Subsidiary that is owned directly or indirectly by such Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be reasonably required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the ratable benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, in a form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)    With respect to any new first-tier Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Capital Stock of such new first-tier Excluded Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 66 2/3% of the total combined voting power of the outstanding voting Capital Stock of any such new first-tier Excluded Foreign Subsidiary be required to be so pledged), (ii) if such Capital Stock is evidenced by security certificates, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)    Each Loan Party shall use commercially reasonable efforts within ninety (90) days of the Closing Date to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of its headquarters location and from the lessor of or the bailee related to any other location listed on Schedule 6.12(e), which agreement or letter, in any such case, shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.  After the Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date where Collateral in excess of Five Hundred Thousand Dollars ($500,000) at any one location or more than One Million Dollars ($1,000,000) in the aggregate at all such locations is stored or located without the prior written consent of the Administrative Agent or unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.  Each Loan Party shall pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

6.13    [Reserved].

6.14    [Reserved].

6.15    [Reserved].

6.16    Use of Proceeds.  Use the proceeds of each credit extension only for the purposes specified in Section 4.16.

6.17    Designated Senior Indebtedness.  Cause the Loan Documents and all of the Obligations (other than any such Obligations arising in connection with Bank Services) to be deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties.

6.18    Further Assurances.  Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

SECTION 7

NEGATIVE COVENANTS

The Borrower hereby jointly and severally agrees that, at all times prior to the Discharge of Obligations, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

7.1    Financial Condition Covenants.

(a)    Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as at the last day of any fiscal quarter for the period of four consecutive fiscal quarters of the Borrower then ending to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
September 30, 2013 and December 31, 2013	1.15:1.00
March 31, 2014 and each fiscal quarter ending thereafter	1.25:1.00

(b)    Consolidated Senior Leverage Ratio.  Permit the Consolidated Senior Leverage Ratio of Borrower and its Subsidiaries, as at the last day of any period of four consecutive trailing fiscal quarters of the Borrower ending with any month set forth below to exceed the ratio set forth below opposite such period:

Four Fiscal Quarter Period Ending	Maximum Consolidated Senior Leverage Ratio
9/30/2013	3.50x
12/31/2013	3.50x
3/31/2014	3.25x
6/30/2014	3.25x
9/30/2014	3.00x
12/31/2014	2.75x
3/31/2015	2.50x
6/30/2015	2.50x
9/30/2015 and each fiscal quarter ending thereafter	2.00x

7.2    Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)    Indebtedness of any Loan Party pursuant to any Loan Document;

(b)    Indebtedness of (i) any Loan Party to any other Loan Party, (ii) Group Member that is not a Loan Party to any other Group Member that is not a Loan Party, (iii) any Group Member that is not a Loan Party to any Loan Party (excluding Indebtedness permitted by the following clause (iv) of this Section 7.2(b)); provided that Indebtedness incurred pursuant to this clause (iii), together with Investments made pursuant to Section 7.8(f)(iii) in such fiscal year, shall not exceed, in the aggregate, the principal amount (excluding capitalized interest) of Two Million Dollars ($2,000,000) or (iv) Indebtedness of NIM(China) to the Borrower permitted by Section 7.8(n);

(c)    Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Group Member (which is not a Loan Party) of the Indebtedness of any Loan Party, or (iii) by any Group Member (which is not a Loan Party) of the Indebtedness of any other Group Member (which is not a Loan Party), provided that, in any case (i), (ii) or (iii), the Indebtedness so guaranteed is otherwise permitted by the terms hereof;

(d)    Without duplication of any Indebtedness otherwise permitted by this Section 7.2, Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) (other than the Convertible Unsecured Notes);

(e)    Indebtedness (including, without limitation, Capital Lease Obligations) in the amount permitted by Section 7.3(g) secured by Liens permitted under Section 7.3(g);

(f)    unsecured Indebtedness of the Loan Parties and their respective Subsidiaries in an aggregate principal amount, for all such Indebtedness taken together, not to exceed $3,000,000 at any one time outstanding;

(g)    the microDATA Subordinated Notes;

(h)    obligations (contingent or otherwise) of the of the Loan Parties and their respective Subsidiaries existing or arising under any Specified Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation;

(i)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(j)    the Convertible Unsecured Notes;

(k)    Indebtedness described in Section 7.3(d) secured by Liens permitted under Section 7.3(d);

(l)    Indebtedness in the amount permitted by Section 7.3(b) secured by Liens permitted under Section 7.3(b);

(m)    Indebtedness incurred or assumed in connection with Permitted Acquisitions in the amount permitted by permitted by Section 7.7(m)(xii) and Section 7.7(m)(xiii); and

(n)    Extensions, refinancings, modifications, amendments and restatements of any of the Indebtedness permitted under clauses (a) through (l) above (excluding clause (d)), provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower or any Subsidiary of the Borrower, as the case may be.

7.3    Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)    Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP and no notice of such lien has been filed or recorded under the Internal Revenue Code;

(b)    statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that such Liens do not have priority over any the Administrative Agent’s Lien, such Liens attach only to inventory or equipment and the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed Five Hundred Thousand Dollars ($500,000) and is not delinquent or is being contested in good faith by appropriate proceedings;

(c)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business, provided that such Liens do not have priority over any of Administrative Agent’s Liens;

(d)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Group Member;

(f)    Liens in existence on the date hereof listed on Schedule 7.3(f); provided that (i) no such Lien is spread to cover any additional property after the Closing Date, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.2 (other than clauses (d) and (m) thereof);

(g)    (A) purchase money Liens (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; provided that in no event shall Liens permitted pursuant to clause (A), together with Liens permitted pursuant to clause (B), secure more than Fifteen Million Dollars ($15,000,000) in the aggregate amount outstanding and (B) Liens securing capital lease obligations; provided that such Liens are limited to the property being leased; provided further that in no event shall Liens permitted pursuant to this clause (B), together with Liens permitted pursuant to clause (A), secure more than Fifteen Million Dollars ($15,000,000) in the aggregate amount outstanding (it being agreed that the amount of such obligations shall be the capitalized amount thereof, as determined in accordance with GAAP);

(h)    Liens created pursuant to the Security Documents;

(i)    any interest or title of a lessor or licensor under any lease or license entered into by a Group Member in the ordinary course of its business and covering only the assets so leased or licensed;

(j)    judgment Liens that do not constitute a Default or an Event of Default under Section 8.1(h) of this Agreement;

(k)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by a Group Member, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash  management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection;

(l)    Liens securing Obligations under any Specified Swap Agreements permitted by Section 7.2(h);

(m)    Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with a Loan Party or becomes a Subsidiary of a Loan Party or acquired by a Loan Party; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of such Person, and (iii) the applicable Indebtedness secured by such Lien is permitted under Section 7.2;

(n)    the replacement, extension or renewal of any Lien permitted by clause (m) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

(o)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties; and

(p)    Liens comprised of non-exclusive licenses permitted by the terms of the Loan Documents.

7.4    Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)    any Subsidiary of a Loan Party may be merged or consolidated with or into a Loan Party (provided that such Loan Party shall be the continuing or surviving Person); and (ii) and any Subsidiary of a Loan Party, if such Subsidiary is not a Loan Party, may be merged or consolidated with or into another Subsidiary of a Loan Party, if such other Subsidiary is also not a Loan Party;

(b)    any Subsidiary of the Borrower may Dispose of any or all of its assets (i) pursuant to any liquidation or other transaction that results in the assets of such Subsidiary being transferred to the Borrower or any other Loan Party, or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c)    any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation.

7.5    Disposition of Property.  Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)    Dispositions of obsolete or worn out property in the ordinary course of business;

(b)    Dispositions of Inventory in the ordinary course of business;

(c)    Dispositions permitted by Section 7.4(a) or Section 7.4(b)(i);

(d)    the sale or issuance of the Capital Stock of any Subsidiary of the Borrower to the Borrower or any other Loan Party;

(e)    the payment, use or other transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)    (i) the non-exclusive licensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;

(g)    the Disposition of property (i) by any Loan Party to any other Loan Party, and (ii) by any Group Member (which is not a Loan Party) to any other Group Member;

(h)    sales of non-revenue generating patents that are not material to the operations of the Borrower and its Subsidiaries, for which the Loan Parties will have unlimited free right of use, for consideration not to exceed in the aggregate $5,000,000 per fiscal quarter or $25,000,000 for all such sales while the Loan Documents remain in effect (provided that such aggregate cap shall be increased to $50,000,000 in the event the Consolidated Senior Leverage Ratio is less than 1.50:1.00) (each a “Permitted Patent Sale”); provided that no Permitted Patent Sale may be made in the event that an Event of Default has occurred and is continuing or would result after giving effect to each such Permitted Patent Sale.  Attached hereto as Schedule 7.5(h) is a list of the Patents of the Borrower and its Subsidiaries that are revenue generating or otherwise material to the business of the Borrower and its Subsidiaries as of the Closing Date (each of the Patents on such schedule as updated from time to time pursuant to Section 6.8(h) is referred to herein as a “Core Patent”). For the avoidance of doubt, the parties agree that in no event shall any Core Patent be Disposed of in any Permitted Patent Sale;

(i)    Dispositions of property subject to a Casualty Event;

(j)    leases or subleases of Real Property;

(k)    the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(l)    any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith is desirable in the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(m)    Dispositions of other property having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower, provided that at the time of any such Disposition, no Event of Default shall have occurred and be continuing or would result from such Disposition; and provided further that the Net Cash Proceeds thereof are used to prepay the Term Loans if required in accordance with Sections 2.12(c) and (e);

(n)    payments permitted under Section 7.6, Investments permitted under Section 7.7, and Liens permitted under Section 7.3; and

(o)    Dispositions by the Borrower to NIM(China) to the extent constituting Investments permitted by Section 7.8(n).

provided, however, that any Disposition made pursuant to this Section 7.5 shall be made in good faith on an arm’s length basis for fair value.

7.6    Restricted Payments.  Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, the Convertible Unsecured Notes or deferred purchase price obligations (including earn-outs) in connection with any acquisition (including Permitted Acquisitions), declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)    any Group Member may (i) make Restricted Payments to any Borrower and (ii) declare and make dividends which are payable solely in the common Capital Stock of such Group Member;

(b)    each Loan Party may, purchase common Capital Stock or common Capital Stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee; provided that no Default or Event of Default then exists or would result therefrom and the aggregate amount of payments made under this clause (i) shall not exceed $250,000 during any fiscal year of the Borrower;

(c)    the redemption, retirement, purchase or other acquisition, directly or indirectly, of any Capital Stock or other equity interests of Borrower (“Stock Repurchases”) in an aggregate amount not to exceed Four Million Dollars ($4,000,000) from and after the Closing Date.  Commencing with fiscal year ending December 31, 2013, Borrower may apply any retained portion of Excess Cash Flow for Stock Repurchases; provided, that, the aggregate amount of all Stock Repurchases (inclusive of the $4,000,000 referenced above) shall not exceed Ten Million Dollars ($10,000,000) from and after the Closing Date.  In all events, each Stock Repurchase payment described in this clause may only be made if before and after giving effect to any such payment, (A) no Event of Default has occurred and is continuing or would result from such payment and (B) the Borrower is in compliance, on a pro forma basis, with the prevailing financial covenants contained in Section 7.1;

(d)     (i) each Group Member may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting thereof);

(e)    each Group Member may deliver its common Capital Stock upon conversion of any convertible Indebtedness having been issued by the Borrower; provided that such Indebtedness is otherwise permitted by Section 7.2;

(f)    each Loan Party may make regularly scheduled payments of principal and interest on the microData Subordinated Notes;

(g)    each Loan Party may pay the microData deferred purchase price payments and payments in respect of earn-outs and other deferred consideration in connection with Permitted Acquisitions;

(h)    each Loan Party may make regularly scheduled payments (excluding at the maturity thereof) of principal and interest on the Convertible Unsecured Notes;

(i)    each Loan Party may make payments to repay, purchase or redeem all or a portion of the 2014 Convertible Unsecured Notes at or prior to the maturity thereof;  provided, however, that if any such payment is made from any source other than the proceeds of the Delayed Draw Term Loans, before and immediately after giving effect to such payment, the aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Borrower and its Subsidiaries maintained with SVB or its Affiliates or in Deposit Accounts or Securities Accounts subject to Control Agreements in favor of the Administrative Agent shall equal or exceed $50,000,000; and

(j)    in addition to other payments permitted by this Section, other Restricted Payments in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year of the Borrower.

7.7    [Reserved].

7.8    Investments.  Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)    extensions of trade credit in the ordinary course of business;

(b)    Investments in cash and Cash Equivalents;

(c)    Guarantee Obligations permitted by Section 7.2;

(d)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Loan Party pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(e)    Investments existing on the Closing Date and set forth on Schedule 7.8;

(f)    intercompany Investments (i) by any Loan Party in any Loan Party, (ii) by any Group Member that is not a Loan Party in any other Group Member that is not a Loan Party and (iii) by any Loan Party in any Group Member that is not a Loan Party (excluding Investments permitted by Section 7.8(n)), provided that Investments pursuant to this clause (iii), together with Indebtedness permitted by Section 7.2(b)(iii), shall not exceed the principal amount (excluding capitalized interest) of Two Million Dollars ($2,000,000) in the aggregate;

(g)    Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(h)    Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member;

(i)    (i) Investments constituting Permitted Acquisitions, and (ii) Investments held by any Person as of the date such Person is acquired in connection with a Permitted Acquisition, provided that (A) such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Permitted Acquisition, and (B) with respect to any such Person which becomes a Subsidiary as a result of such Permitted Acquisition, such Subsidiary remains the only holder of such Investment;

(j)    in addition to Investments otherwise expressly permitted by this Section, Investments by the Group Members provided that the aggregate amount of all such Investments (valued at cost) made during any fiscal year of the Borrower shall not exceed $1,000,000, measured at the time such Investment is made;

(k)    deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3;

(l)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5;

(m)    purchases or other acquisitions by the Borrower of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition:

(i)    the newly-created or acquired Subsidiary (or assets acquired in connection with an asset sale) shall be (x) in the same or a related line of business as that conducted by the Borrower on the date hereof, or (y) in a business that is ancillary to and in furtherance of the line of business as that conducted by the Borrower on the date hereof;

(ii)    all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law;

(iii)    no Loan Party shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Effect;

(iv)    the Borrower shall give the Administrative Agent at least twenty (20) Business Days’ prior written notice of any such purchase or acquisition;

(v)    the Borrower shall provide to the Administrative Agent (i) a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition, (ii) except with respect to a purchase acquisition in which the acquisition consideration is less than $5,000,000 delivery of a description of the proposed acquisition, and (iii) to the extent available, a due diligence package, in each case, prior to closing of the acquisition;

(vi)    any such newly-created or acquired Subsidiary, or the Borrower in connection with an asset acquisition, shall comply with the requirements of Section 6.12, except to the extent compliance with Section 6.12 is prohibited by pre-existing Contractual Obligations or Requirements of Law binding on such Subsidiary or its properties;

(vii)    Liquidity shall equal or exceed $50,000,000 as of the date the definitive agreements relating to any such acquisition or other purchase are executed (after giving effect, on a Pro Forma Basis, to the consummation of such acquisition or other purchase);

(viii)(x) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (y) immediately after giving effect to such purchase or other acquisition,  based upon financial statements delivered to the Administrative Agent which give effect, on a Pro Forma Basis, to such acquisition or other purchase the Borrower and its Subsidiaries shall be in compliance with the Consolidated Senior Leverage Ratio requirement in effect (A) as of the Closing Date, and (B) then in effect under the Credit Agreement less 0.25x;

(ix)    the Borrower shall not, based upon the knowledge of the Borrower as of the date any such acquisition or other purchase is consummated, reasonably expect such acquisition or other purchase to result in a Default of an Event of Default under Section 8.1(c), at any time during the term of this Agreement, as a result of a breach of any of the financial covenants set forth in Section 7.1;

(x)    except in compliance with Section 7.8(m)(xii) and Section 7.8(m)(xiii), no Indebtedness is assumed or incurred in connection with any such purchase or acquisition, and in each case subject to customary “funds certain provisions” if such acquisition is financed solely with proceeds of an Incremental Term Loan or equity issuances;

(xi)    such purchase or acquisition shall not constitute an Unfriendly Acquisition;

(xii)    in the case if the acquisition target is organized in the United States and its assets are located in the United States, (A) the aggregate amount of the cash consideration paid by such Group Member in connection with any particular Permitted Acquisition (including costs and expenses, deferred purchase price (including earn-out obligations) and indebtedness assumed and/or incurred in connection therewith) shall not exceed $25,000,000 during any fiscal year, and (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions (including costs and expenses, deferred purchase price and indebtedness assumed and/or incurred in connection therewith) consummated from and after the Closing Date shall not exceed $50,000,000; provided that the aggregate principal amount outstanding of Indebtedness incurred or assumed in connection with Permitted Acquisitions pursuant to this Section 7.8(m)(xii) together with  the aggregate principal amount outstanding of Indebtedness incurred or assumed in connection with Permitted Acquisitions pursuant to Section 7.8(m)(xiii) shall not at any time exceed $5,000,000;

(xiii)    in the case if the acquisition target is organized outside of the United States or its assets are located outside of the United States, (A) the aggregate amount of the cash consideration paid by such Group Member in connection with any particular Permitted Acquisition (including costs and expenses, deferred purchase price (including earn-out obligations) and indebtedness assumed and/or incurred in connection therewith) shall not exceed $5,000,000 during any fiscal year, and (B) the aggregate amount of the cash consideration paid by all Group Members in connection with all such Permitted Acquisitions (including costs and expenses, deferred purchase price and indebtedness assumed and/or incurred in connection therewith)consummated from and after the Closing Date shall not exceed $10,000,000; provided that the aggregate principal amount outstanding of Indebtedness incurred or assumed in connection with Permitted Acquisitions pursuant to this Section 7.8(m)(xiii) together with  the aggregate principal amount outstanding of Indebtedness incurred or assumed in connection with Permitted Acquisitions pursuant to Section 7.8(m)(xii) shall not at any time exceed $5,000,000;

(xiv)    the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(n)    Investments (including by means of intercompany Indebtedness incurred by NIM(China) to the Borrower) by the Borrower in NIM(China)  in an amount not to exceed (i) Six Million Dollars ($6,000,000) in the Borrower’s fiscal year ending December 31, 2013, (ii) Seven Million Dollars ($7,000,000) in the Borrower’s fiscal year ending December 31, 2014, (iii) Eight Million Dollars ($8,000,000) in the Borrower’s fiscal year ending December 31, 2015, (iv) Nine Million Dollars ($9,000,000) in the Borrower’s fiscal year ending December 31, 2016, (v) Ten Million Dollars ($10,000,000) in the Borrower’s fiscal year ending December 31, 2017, and (vi) Eleven Million Dollars ($11,000,000) in the Borrower’s fiscal year ending December 31, 2018, provided that all such Investments are used solely to finance the payroll and other on-going operating expenses of NIM(China) incurred by NIM(China) on an arm’s-length basis in the ordinary course of business; provided no such Investments in NIM(China) may be made if an Event of Default has occurred and is continuing; and

(o)    Purchases by the Borrower of all or a portion of the 2014 Convertible Unsecured Notes at or prior to the maturity thereof to the extent permitted by Section 7.6(i).

7.9    ERISA.  The Borrower shall not, nor shall the Borrower permit any of its respective ERISA Affiliates to:  (a) terminate any Pension Plan so as to result in any material liability to such Person or any of such Person’s ERISA Affiliates, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any of their respective ERISA Affiliates, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to such Person or any of their respective ERISA Affiliates, (d) enter into any new Pension Plan or modify any existing Pension Plan so as to increase its obligations thereunder which could result in any material liability to any such Person or any of its respective ERISA Affiliates, (e) permit the present value of all non-forfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Pension Plan) materially to exceed the fair market value of Pension Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

7.10    Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments.  (a)  Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (i) that would move to an earlier date the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that would be otherwise materially adverse to any Lender or any other Secured Party; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party [***]1.

7.11    Transactions with Affiliates.  Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.12    Sale Leaseback Transactions.  Enter into any Sale Leaseback Transaction unless (a) the Disposition of the applicable property subject to such Sale Leaseback Transaction is permitted under Section 7.5 (including with respect to the application of the Net Cash Proceeds received in connection therewith), and (b) any Liens in the property of any Loan Party incurred in connection with any such Sale Leaseback Transaction are permitted under Section 7.3.

7.13    Swap Agreements.  Enter into any Swap Agreement, except Specified Swap Agreements which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure (other than those in respect of Capital Stock), or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.

7.14    Accounting Changes.  Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.15    Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (c) customary restrictions on the assignment of leases, licenses and other agreements, (d) any agreement in effect at the time any Subsidiary becomes

1  [***] Indicates material that has been omitted and for which confidential treatment has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.

a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein, and (e) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3(c), (f), (m), (n), or (p) or any agreement or option to Dispose any asset of any Group Member, the Disposition of which is permitted by any other provision of this Agreements (in each case, provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed).

7.16    Clauses Restricting Subsidiary Distributions.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party and any of their respective Subsidiaries to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, or (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby or (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction or condition contained therein, or (vi) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3(c), (f), (m), (n), or (p) (provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed).

7.17    Lines of Business.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or incidental thereto.

7.18    Designation of other Indebtedness.  Designate any Indebtedness or indebtedness other than the Obligations as “Designated Senior Indebtedness” or a similar concept thereto, if applicable.

7.19    Certification of Certain Equity Interests.  Take any action to certificate any Equity Interests having been pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) which were uncertificated at the time so pledged, in any such case, without first obtaining the Administrative Agent’s prior written consent to do so and undertaking to the reasonable satisfaction of the Administrative Agent all such actions as may reasonably be requested by the Administrative Agent to continue the perfection of its Liens (held for the ratable benefit of the Secured Parties) in any such newly certificated Equity Interests.

7.20    Amendments to Organizational Agreements and Material Governmental Contracts.  (a) Amend or permit any amendments to any Loan Party’s organizational documents; or (b) amend or permit any amendments to, or terminate (unless extended or replaced with a comparable replacement Contractual Obligation(s)) or waive any provision of, the Contractual Obligations set forth on Schedule 7.20 hereof if such amendment, termination, or waiver has had or could reasonably be expected to have a Material Adverse Effect.

7.21    Use of Proceeds.  Use the proceeds of any extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board, or (b) finance an Unfriendly Acquisition.

7.22    Subordinated Debt; Convertible Unsecured Notes.

(a)    Amendments. (i) Amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (A) does not adversely affect the Loan Parties’ ability to pay and perform each of their respective Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the Administrative Agent and the Lenders, and (B) is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders or (ii) amend, modify, supplement, waive compliance with, or consent to noncompliance with, any agreement relating to the

Convertible Unsecured Notes unless the amendment, modification, supplement, waiver or consent does not adversely affect the Loan Parties’ ability to pay and perform each of their respective Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the Administrative Agent and the Lenders.

(b)    Payments.  Make any voluntary or optional payment, prepayment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt, except as permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

7.23    Cash at NIM  (China).  Permit the cash and/or Cash Equivalents held by NIM(China) at any time to exceed (i) $500,000 in the Borrower’s fiscal year ending December 31, 2013, (ii) $600,000  in the Borrower’s fiscal year ending December 31, 2014, (iii) $700,000 in the Borrower’s fiscal year ending December 31, 2015, (iv) $800,000 in the Borrower’s fiscal year ending December 31, 2016, (v) $900,000 in the Borrower’s fiscal year ending December 31, 2017, or  (vi) $1,000,000 in the Borrower’s fiscal year ending December 31, 2018.

SECTION 8

EVENTS OF DEFAULT

8.1    Events of Default.  The occurrence of any of the following shall constitute an Event of Default:

(a)    the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof (including Section 2.8); or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)    any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or (ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or

(c)    (i)  any Loan Party shall default in the observance or performance of any agreement contained in Section 2.8, Section 6.1, clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8(a), or Section 7 of this Agreement or (ii) an “Event of Default” under and as defined in any Security Document shall have occurred and be continuing; or

(d)    any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is party (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days thereafter; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no credit extensions shall be made during such cure period); or

(e)    (1) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including Indebtedness under any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (iv) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clause (i), (ii),  (iii), or (iv) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii), and (iv) of this paragraph (e) shall have occurred with respect to Indebtedness the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate of all such Indebtedness, exceeds in the aggregate $1,000,000; or (2) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Group Member; or

(f)    (i)  any Group Member shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, judicial manager or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged or unbonded for a period of 45 days (provided that, during such 45 day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 45 days from the entry thereof (provided that, during such 45 day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)    There shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Loan Party or any ERISA Affiliate thereof in excess of $250,000 during the term of this Agreement; or there exists an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $250,000; or

(h)    There is entered against any Group Member (i) one or more final judgments or orders for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case (i) or (ii), (A) enforcement proceedings are commenced by any creditor or any such Governmental Authority, as applicable, upon such judgment, order, penalty or fine, as applicable, or (B) such judgment, order, penalty or fine, as applicable, shall not have been vacated, discharged, stayed or bonded, as applicable, pending appeal within 15 days from the entry or issuance thereof; or

(i)         any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(i)     there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 10 days from the entry thereof; or

(ii)    any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or

(j)    the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k)     a Change of Control shall occur; or

(l)     [Reserved]; or

(m)     any material Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has had or could reasonably be expected to have a Material Adverse Effect; or

(n)     Any Loan Document not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or any further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document; or

(o)     a Material Adverse Effect shall occur.

8.2    Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)     if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and

(b)     if such event is any other Event of Default, any of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) SVB, any Lender and any of their respective Affiliates, as applicable, may terminate any Bank Services Agreement to which it is a party then outstanding; and (iv) exercise on behalf of itself, the Lenders and the Issuing Lender all rights and remedies available to it, the Lenders and the Issuing Lender under the Loan Documents.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit (110% to the extent such Letters of Credit  are denominated in a currency other than Dollars).  Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3.  In addition, (x) the Borrower shall also Cash Collateralize the full amount of any Swingline Loans then outstanding, and (y) to the extent elected by SVB or any of its applicable Affiliates, the Borrower shall also Cash Collateralize the amount of any Obligations in respect of Bank Services then outstanding.  After all such Letters of Credit and Bank Services Agreements shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties (including any such Obligations arising in connection with Bank Services) shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.3    Application of Funds.  After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.19, 2.20 and 2.21) payable to the Administrative Agent in its capacity as such (including interest thereon);

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders, the Issuing Lender (including any Issuing Lender Fees and the reasonable fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender and amounts payable under Sections 2.19, 2.20 and 2.21), any Qualified Counterparties, and SVB and any of its applicable Affiliates (as provider(s) of Bank Services), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of any Bank Services and on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Bank Services Agreements, in each case, ratably among the Lenders, the Issuing Lender, SVB and any of its applicable Affiliates (as provider(s) of Bank Services), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Bank Services Agreements, in each case, ratably among the Lenders, the Issuing Lender, SVB and any of its applicable Affiliates (as provider(s) of Bank Services, and any applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10;

Sixth, if so elected by SVB, any Lender or any of their respective Affiliates, as applicable, as a provider of Bank Services, to the Administrative Agent for the account of SVB, any Lender or any of their respective Affiliates, as applicable, as a provider of Bank Services, to Cash Collateralize then-outstanding Obligations arising in connection with Bank Services;

Seventh, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Eighth, for the account of any applicable Qualified Counterparty, to Cash Collateralize Obligations arising under any then outstanding Specified Swap Agreements, in each case, ratably among them in proportion to the respective amounts described in this clause Eighth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (excluding, for this purpose, any Obligations which have been Cash Collateralized in accordance with the terms hereof), to the Borrower or as otherwise required by Law.

Subject to Sections 2.24(a), 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

SECTION 9

THE ADMINISTRATIVE AGENT

9.1    Appointment and Authority.

(a)     Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)     The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c)     The Administrative Agent shall also act as the collateral agent under the Loan Documents, and the Issuing Lender and each of the other Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty or provider of Bank Services) hereby irrevocably (i) authorize the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and Collateral Agreement, any subordination agreements and any other Security Documents, and (ii) appoint and authorize the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

9.2    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

9.3    Exculpatory Provisions.  The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)     be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b)     have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)     except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4    Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement.  Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other

Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7    Indemnification.  Without duplication of the indemnification reimbursement obligation set forth in Section 10.5(c), each of the Lenders agrees to indemnify each of the Administrative Agent, the Issuing Lender and the Swingline Lender and each of its Related Parties in its capacity as such (to the extent not reimbursed by the Borrower or any other Loan Party pursuant to any Loan Document and without limiting the obligation of the Borrower or any other Loan Party to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Borrower or such other Loan Party; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct, and that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought).  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8    Agent in Its Individual Capacity.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9    Successor Administrative Agent.

(a)     The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the State of California, or an Affiliate of any such bank with an office in the State of California.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)     If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)     With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the

Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

9.10    Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)     to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, Bank Services and Specified Swap Agreements (other than Letters of Credit, Bank Services and Specified Swap Agreements the Obligations in respect of which have been Cash Collateralized in an amount equal to 105% thereof in accordance (110% to the extent denominated in a currency other than Dollars) with the terms hereof or as to which other arrangements satisfactory to the Administrative Agent, the Issuing Lender, provider of Bank Services or any applicable Qualified Counterparty, as applicable, shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;

(b)     to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.3(g) and (i); and

(c)     to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

(d)     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

(e)     The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11    Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.5) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12    No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the “Bookrunners”, “Arrangers” or “Syndication Agent” listed on the cover page hereof shall have any powers, liabilities, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Issuing Lender or the Swingline Lender hereunder.

9.13    Survival.

This Section 9 shall survive the Discharge of Obligations.

SECTION 10

MISCELLANEOUS

10.1    Amendments and Waivers.

(a)     Neither this Agreement, nor any other Loan Document (other than any L/C Related Document and other than any Bank Services Agreement), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) (1) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender or (2) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Term Lenders or the L/C Lenders without the written consent of each Term Lender and/or, as applicable, each L/C Lender; (E) reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders or reduce the percentage specified in the definition of Majority Term Lenders without the written consent of all Term Lenders; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (I)(1) amend or modify the application of prepayments set forth in Section 2.12(e) or the application of payments set forth in Section 8.3 in a manner that adversely affects Revolving Lenders without the written consent of the Majority Revolving Lenders, (2) amend or modify the application of prepayments set forth in Section 2.12(e) or the application of payments set forth in Section 8.3 in a manner that adversely affects Term Lenders or the L/C Lenders without the written consent of the Majority Term Lenders and, as applicable, the L/C Lenders, or (3) amend or modify the application of payments provisions set forth in Section 8.3 in a manner that adversely affects the Issuing Lender, provider of Bank Services or any Qualified Counterparty, as applicable, without the written consent of the Issuing Lender, provider of Bank Services or each such Qualified Counterparty, as applicable.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative

Agent, the Issuing Lender, provider of Bank Services, each Qualified Counterparty, and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding the foregoing, the Issuing Lender may amend any of the L/C Documents without the consent of the Administrative Agent or any other Lender.

(b)     Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower or any other Loan Party, as applicable, requests that this Agreement or any of the other Loan Documents, as applicable, be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the Borrower and/or such other Loan Party, as applicable, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower and/or such other Loan Party, as applicable, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document, as applicable, may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i)     the termination of the Commitments of each such Minority Lender;

(ii)     the assumption of the Loans and Commitments of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.23; and

(iii)     the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.

(c)     Notwithstanding any provision herein to the contrary but subject to the proviso in Section 10.1(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower, (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders and Majority Revolving Lenders or Majority Term Lenders, as applicable.

(d)     Notwithstanding any provision herein to the contrary, any Bank Services Agreement may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.

(e)     Notwithstanding any provision herein to the contrary, a Joinder reasonably satisfactory to the Administrative Agent, and the amendments to this Agreement effected thereby, shall not require the consent of any Lender other than the Lenders, or prospective Lender, agreeing to make the Incremental Term Loan or Incremental Revolving Commitments.

10.2    Notices.

(a)     All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Four Fiscal Quarter Period Ending	Maximum Consolidated Senior Leverage Ratio
Borrower:

TELECOMMUNICATION SYSTEMS, INC. SOLVERN INNOVATIONS, INC. NETWORKS IN MOTION, INC. MICRODATA GIS, INC. MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC. c/o TELECOMMUNICATION SYSTEMS,

INC. 275 West Street, Suite 400 Annapolis, Maryland  21401 Attn: Thomas M. Brandt, Jr., Chief Financial Officer Fax:  (410) 280-1048 Email: tbrandt@telecomsys.com with a copy to:

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400 Annapolis, Maryland  21401

Attn:  Bruce White, Vice President and General Counsel Fax:  (410) 280-1048 Email: bwhite@telecomsys.com

Administrative Agent:

Silicon Valley Bank

275 Grove Street, Suite 2-200

Newton, Massachusetts 02466

Attention:  Mr. Jack Gaziano

Facsimile No.:  (617) 969-4395

E-Mail: Jgaziano@svb.com

with a copy to (which shall not constitute notice):

Riemer & Braunstein LLP

Three Center Plaza

Boston, MA 02108-2003

Attention: Charles W. Stavros, Esq.

Facsimile No.:  617-692-3441

E-Mail: CStavros@riemerlaw.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b)     Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)   Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(i)     the Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3    No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4    Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5    Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)     Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, the Arrangers and the Syndication Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee but excluding any allocated costs of internal counsel) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)     Reimbursement by Lenders.  To the extent that the Borrower or any other Loan Party pursuant to any other Loan Document for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) and provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.20(e).

(d)     Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim of such Person against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)     Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

(f)     Survival.  Each party’s obligations under this Section shall survive the resignation of the Administrative Agent, the Issuing Lender and the Swingline Lender, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.

10.6    Successors and Assigns; Participations and Assignments.

(a)     Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (which for purposes of this Section 10.6 shall include SVB and any Affiliate of SVB that is party to any Bank Services Agreement with the Borrower or another Group Member), except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof (provided that such minimum additional increment shall not apply in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it), unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the minimum assignment amounts set forth in this clause (i) shall not apply in the event that an Event of Default has occurred and is continuing.

(ii)     Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)     Required Consents.  No consent shall be required for any assignment by a Lender except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)     the consent of the Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed)  shall be required for any assignment in respect of the Revolving Facility.

(iv)     Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (i) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) no such processing and recordation fee shall be due and payable in the case of any assignment by any Lender to another Lenders or an Affiliate of such assigning Lender. The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.

(v)     No Assignment to Certain Persons.  No such assignment shall be made to (A) a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)     No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(vii)    Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting

Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)     Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or any Loan Party or any of any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii)  the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.20(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in clauses (A) through (I) of Section 10.1).  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered to such Participant)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.23 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(k) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)     Notes. The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.

(g)     Representations and Warranties of Lenders. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

10.7    Adjustments; Set-off.

(a)     Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8.2, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)     Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower or any other Loan Party, as the case may be, against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.

10.8    Payments Set Aside.  To the extent that any payment or transfer by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or transfer or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  This Section 10.8 shall survive the Discharge of Obligations.

10.9    Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10    Counterparts; Electronic Execution of Assignments.

(a)     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b)     The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act

10.11    Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.12    Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.13    GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  This Section 10.13 shall survive the Discharge of Obligations.

10.14    Submission to Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a)     submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender.  The Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower at the addresses set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(b)     WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL;

(c)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

This Section 10.14 shall survive the Discharge of Obligations.

10.15    Acknowledgements.  The Borrower hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)     none of the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)     no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.16    Releases of Guarantees and Liens.

(a)     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below.

(b)     At such time as the Loans and the other Obligations under the Loan Documents including, without limitation, obligations under Specified Swap Agreements and Bank Services Agreements (other than inchoate indemnity obligations and obligations under or in respect of Specified Swap Agreements and Bank Services, to the extent no default or termination event shall have occurred thereunder) unless the obligations under such agreements have been Cash Collateralized or otherwise secured to the satisfaction of the Administrative Agent and any Qualified Counterparty or provider of such Bank Services, as applicable, shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.17    Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, upon the request or demand of any Governmental Authority, in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law or if requested or required to do so in connection with any litigation or similar proceeding; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i)  any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.18    Automatic Debits

.  With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Borrower hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense.  If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid.  No such debit under this Section 10.18 shall be deemed a set-off.

10.19    Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower or any other Loan Party in the Agreement Currency, such Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).

10.20    Patriot Act.  Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.  The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

[Remainder of page left blank intentionally]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Senior Vice President and Chief Financial Officer

SOLVERN INNOVATIONS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Treasurer

NETWORKS IN MOTION, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Treasurer

MICRODATA GIS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Treasurer

MICRODATA, LLC

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Treasurer

[Signature Page to Credit Agreement]

NEXTGEN COMMUNICATIONS, INC.

By:	/s/ Thomas M. Brandt, Jr.

Name: Thomas M. Brandt, Jr.

Title: Treasurer

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Michael Shuhy

Name: Michael Shuhy

Title: Vice President

[Signature Page ]to Credit Agreement]

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Michael Shuhy

Name: Michael Shuhy

Title: Vice President

GE CAPITAL BANK
as a Lender

By:	/s/ Woodrow Broaders

Name: Woodrow Broaders

Title: Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION
as a Lender

By:	/s/ Susan Bassett

Name: Susan Bassett

Title: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Timothy M. Naylon

Name: Timothy M. Naylon

Title: Senior Vice President

Manufacturers & Traders Trust Company
as a Lender

By:	/s/ Mary Frances Isakov

Name: Mary Frances Isakov

Title: Vice President

SCHEDULE 1.1A

COMMITMENTS AND AGGREGATE EXPOSURE PERCENTAGES

TERM COMMITMENTS

Lender	Term A Commitments	Term Percentage

Silicon Valley Bank	$17,384,615.38	30.769231%
Manufacturers & Traders Trust	$15,211,538.46	26.923077%
Company
GE Capital Bank	$8,692,307.69	15.384615%
PNC Bank, National Association	$8,692,307.69	15.384615%
General Electric Capital	$6,519,230.77	11.538462%
Corporation
Total	$56,500,000	100.000000000%

Lender	Delayed Draw Term Commitments	Term Percentage

Silicon Valley Bank	$13,384,615.38	30.769231%
Manufacturers & Traders Trust Company	$11,711,538.46	26.923077%
GE Capital Bank	$6,692,307.69	15.384615%
PNC Bank, National Association	$6,692,307.69	15.384615%
General Electric Capital	$5,019,230.77	11.538462%
Corporation
Total	$43,500,000	100.000000000%

	REVOLVING COMMITMENTS
Lender	Revolving Commitment	Revolving Percentage

Silicon Valley Bank	$9,230,769.23	30.769231%
Manufacturers & Traders Trust Company	$8,076,923.08	26.923077%
GE Capital Bank	$4,615,384.62	15.384615%
PNC Bank, National Association	$4,615,384.62	15.384615%
General Electric Capital	$3,461,538.46	11.538462%

Schedule 1.1A

Lender	Revolving Commitment	Revolving Percentage

Corporation
Total	$30,000,000	100.000000000%

	L/C COMMITMENTS
(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	L/C Commitments	L/C Percentage
Silicon Valley Bank	$9,230,769.23	30.769231%
Manufacturers & Traders Trust Company	$8,076,923.08	26.923077%
GE Capital Bank	$4,615,384.62	15.384615%
PNC Bank, National Association	$4,615,384.62	15.384615%
General Electric Capital Corporation	$3,461,538.46	11.538462%
Total	$30,000,000	100.000000000%

	SWINGLINE COMMITMENT
(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	Swingline Commitment	Exposure Percentage

Silicon Valley Bank	$5,000,000	100.000000000%
Total	$5,000,000	100.000000000%

SCHEDULE 4.4

GOVERNMENTAL APPROVALS, CONSENTS,
AUTHORIZATIONS, FILINGS AND NOTICES

None.

SCHEDULE 4.5

REQUIREMENTS OF LAW

None.

SCHEDULE 4.15

SUBSIDIARIES

Entity	Borrower / Subsidiary	Jurisdiction of Organization	Parent	Class of Capital Stock	Shares of Capital Stock Owned by Any Loan Party	Percentage of Capital Stock Owned by Any Loan Party
TeleCommunication Systems, Inc.	Borrower	Maryland	N/A	Common Stock	N/A	N/A
Solvern Innovations, Inc.	Borrower and Subsidiary	Maryland	TeleCommunication Systems, Inc.	Common Stock	5,000 shares owned by TCS	100% owned by TCS
Networks in Motion, Inc.	Borrower and Subsidiary	Delaware	TeleCommunication Systems, Inc.	Common Stock	1,000 shares owned by TCS	100% owned by TCS
microDATA GIS, Inc.	Borrower and Subsidiary	Vermont	microDATA LLC	Common Stock	2,000 shares owned by microDATA LLC	100% owned microDATA LLC
microDATA, LLC	Borrower and Subsidiary	Maryland	TeleCommunication Systems, Inc.	Membership Interests	N/A – no units issued	100% of the Membership Interests owned by TCS
NextGen Communications, Inc.	Borrower and Subsidiary	Maryland	TeleCommunication Systems, Inc.	Common Stock	100 shares owned by TCS	100% owned by TCS
NextGen Communications, Inc.	Subsidiary	Virginia	TeleCommunication Systems, Inc.	Common Stock	100 shares owned by TCS	100% owned by TCS
Maple Acquisition LLC	Subsidiary	Maryland	TeleCommunication Systems, Inc.	Membership Interests	N/A – no units issued	100% of the Membership Interests owned by TCS
NIM (TianJin) Co., Ltd.	Subsidiary	China	Networks in Motion, Inc.	--	--	100% owned by NIM.
Networks in Motion Sweden, AB [1]	Subsidiary	Sweden	Networks in Motion, Inc.	--	1,000 shares owned by NIM.	100% owned by NIM.

[1] Networks in Motion Sweden, AB is in liquidation.

SCHEDULE 4.17

ENVIRONMENTAL MATTERS

None.

SCHEDULE 4.19(a)

FINANCING STATEMENTS AND OTHER FILINGS

Filing	Jurisdiction
UCC-1 Financing Statement for TeleCommunication Systems, Inc.	Maryland State Department of Assessments and Taxation
UCC-1 Financing Statement for Solvern Innovations, Inc.	Maryland State Department of Assessments and Taxation
UCC-1 Financing Statement for Networks in Motion, Inc.	Secretary of State of the State of Delaware
UCC-1 Financing Statement for microDATA GIS, Inc.	Secretary of State of the State of Vermont
UCC-1 Financing Statement for microDATA, LLC	Maryland State Department of Assessments and Taxation
UCC-1 Financing Statement for NextGen Communications, Inc. (Maryland)	Maryland State Department of Assessments and Taxation
Trademark Security Agreement along with the schedule of Trademarks	United States Patent and Trademark Office
Patent Security Agreement along with the schedule of Patents	United States Patent and Trademark Office
Deposit Account Control Agreements	N/A
Securities Account Control Agreements	N/A

SCHEDULE 4.27

CAPITALIZATION

1.   For TCS, please see the attached Class A Shareholders list and Class B Shareholders list.

2.   Please refer to Schedule 4.15 (“Subsidiaries”), for the other Borrowers and further information on TCS.

LIST OF SHAREHOLDERS

TELECOMMUNICATION SYSTEMS INC (11210)

Report Summary
Report Date:	06/19/2013
Share Dating:	Current Date (06/19/2013)
Share Types:	Cert + DR

Total Accounts in Report:	261

Total Cert Shares:	55,165,856.000
Total DR Shares:	0.000
Total Shares:	55,165,856.000

Account Criteria
Account Status:	Open Accounts Only
Date Closed Range:	Do Not Limit Currently Closed Accounts By Date Closed
Date Opened Range:	Do Not Limit By Date Opened
Shares Range:	Do Not Limit By Number Of Shares
Special Accounts	Do Not Limit By Special Account Status
Direct Deposit Code:	Do Not Limit By Direct Deposit

Report Style
Sorting	Name (Ascending)
Alternate Address Type:	None (Use Legal)
Closed Accounts Position:	Interleaved with Open Accounts

Items Displayed in Report Detail
Current Account Status:	Not Displayed
Date Opened:	Not Displayed
Date Closed:	Not Displayed
Special Account Code:	Not Displayed
Direct Deposit Status:	Not Displayed
Class Code	Not Displayed
Residence Code:	Not Displayed

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	1

Account: 0000010982	Total:	460.000	Account: 0000011259	Total:	600,000.000	Account: 0000011234	Total:	23,441.000	Account: 0000011080	Total:	200.000
	Cert:	460.000		Cert:	600,000.000		Cert:	23,441.000		Cert:	200.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

THURSTON ADAMS 11527 FALLS RD LUTHERVILLE, MD 21093-1610			ADMIRALTY PARTNERS INC 68-1022 HONOKA’OPE PLACE KAMUELA, HI 96743-8600			STEVE ANDLER 24912 DANA PT DR DANA POINT, CA 92629-1904			ANDRES AQUINO 924 S CREEK KINGSVILLE, TX 78363-9659

Account: 0000010029	Total:	173,995.000	Account: 0000010646	Total:	201.000	Account: 0000010754	Total:	7.000	Account: 0000010832	Total:	1,492.000
	Cert:	173,995.000		Cert:	201.000		Cert:	7.000		Cert:	1,492.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

PAUL J. ARGY TRUSTEE, TOSE SETTLE FAMILY TRUST 8300 GREENSBORO DRIVE,SUITE 1060 MCLEAN, VA 22102-3605			AST&TC AS UNEXCHANGED AGENT FOR XYPOINT AMERICAN STOCK TRANSFER & TRUST 59 MAIDEN LANE NEW YORK NY 10038			ABRAHAM BACKUS 211 E. EVERGREEN DRIVE SHELTON, WA 98584-8531			BANQUE DU CREDIT AGRICOLE (SUISSE) S A 12,PLACE DE LA FUSTERIE CASE POSTALE 5311 1211 GENEVEA 11 SUISSE SWITZERLAND

Account: 0000011255	Total:	1,000.000	Account: 0000010087	Total:	6,041.000	Account: 0000011028	Total:	253.000	Account: 0000010889	Total:	396.000
	Cert:	1,000.000		Cert:	6,041.000		Cert:	253.000		Cert:	396.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ANDREW C BARRETT 105 CRYSTAL TOWERS N 1600 S EADS ST ARLINGTON, VA 22202-2913			GLENN J. BARROWMAN 2017 HUNTCLIFF DRIVE GAMBRILLS, MD 21054-2029			STEVE BATOFF & CAROL BATOFF JT TEN 111 S CALVERT ST SUITE 2700 BALTIMORE, MD 21202-6143			BRANT BAUDER 55-449 RIVIERA LA QUINTA, CA 92253-6701

Account: 0000010030	Total:	342.000	Account: 0000011226	Total:	871.000	Account: 0000011036	Total:	100.000	Account: 0000010825	Total:	495.000
	Cert:	342.000		Cert:	871.000		Cert:	100.000		Cert:	495.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

LYNNE ANN MORIN BELSCHES, TRUSTEE FOR ALEXANDER MAURICE BELSCHES U A DTD 4 16 00 20041 WOODLAND FOX LANE ROCKVILLE, VA 23146-1556			THE BENVENUTI LIV TR ESTABLISHED 12/20/01 10 VENEZIA NEWPORT COAST, CA 92657-1605			KEVIN M BLY 6217 CRESTVIEW DR CHERRY CREEK, NY 14723-9751			CAROL BOBO C O CAROLANN O BRIEN STORLI 1221 SECOND AVENUE, SUITE 430 SEATTLE, WA 98101-2942

Account: 0000010946	Total:	800.000	Account: 0000010962	Total:	300.000	Account: 0000011056	Total:	100.000	Account: 0000010927	Total:	50.000
	Cert:	800.000		Cert:	300.000		Cert:	100.000		Cert:	50.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

STACIA H BONTEMPO 1023 CARRS RD ANNAPOLIS MD 21403			OSCAR J BOYD 3523 ROCKWAY AVE ANNAPOLIS, MD 21403-4959			ROBERT J BRAATZ 725 E BAUER RD NAPERVILLE, IL 60563-2821			JEFFREY BRODY 11059 BIRCHTREE LANE LAUREL, MD 20723-1098

Account: 0000010730	Total:	74.000	Account: 0000010245	Total:	1,787.000	Account: 0000010957	Total:	175.000	Account: 0000010960	Total:	600.000
	Cert:	74.000		Cert:	1,787.000		Cert:	175.000		Cert:	600.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

MICHAEL T. BUNNEY 17211 N.E. 45TH STREET,#80 REDMOND, WA 98052-5641			TAMMY A BUTLER 1905 BEECHAM COURT MITCHELLVILLE, MD 20721-2705			RAY CABACAR JR 1505 VERDIS COURT CROFTON, MD 21114-3143			REMIGIO A CABACAR 1101 W RIVERVIEW RD FT WASHINGTON, MD 20744-5836

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	2

Account: 0000010894	Total:	50.000	Account: 0000010091	Total:	232.000	Account: 0000010092	Total:	216.000	Account: 0000010758	Total:	297.000
	Cert:	50.000		Cert:	232.000		Cert:	216.000		Cert:	297.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

PETER CALLISON 1179 BAYVIEW EDISON ROAD MOUNT VERNON,WA 98273			ANTHONY CALLOWAY 10527 TOLLING CLOCK WAY COLUMBIA, MD 21044-2216			ANTHONY CALLOWAY 10527 TOLLING CLOCK WAY COLUMBIA, MD 21044-2216			PATRICK CAREY 114 N. 48TH STREET SEATTLE, WA 98103-6319

Account: 0000010306	Total:	2,422.000	Account: 0000010688	Total:	250.000	Account: 0000010644	Total:	2,032.000	Account: 0000011178	Total:	1,712.000
	Cert:	2,422.000		Cert:	250.000		Cert:	2,032.000		Cert:	1,712.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

PATRICK CAREY 114 N. 48TH STREET SEATTLE, WA 98103-6319			RONALD IRVIN CARLTON 9950 LAKE OCCOQUAN DR MANASSAS, VA 20111-2658			REUVEN CARLYLE 2200 ALASKAN WAY; 2ND FLOOR SEATTLE, WA 98121-1689			ELAINA CARPINO 212 TAYLOR WAY HEBRON, OH 43025-9482

Account: 0000011177	Total:	1,712.000	Account: 0000011252	Total:	200.000	Account: 0000010001	Total:	50,073,456.000	Account: 0000010919	Total:	120.000
	Cert:	1,712.000		Cert:	200.000		Cert:	50,073,456.000		Cert:	120.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JOSEPH A CARPINO 1309 GARDENIA ROYAL OAK, MI 48067-1426			GORDON CASTO 2805 ALEX COURT BOWIE, MD 20716-1304			CEDE & CO (FAST ACCOUNT) PO BOX 20 BOWLING GREEN STATION NEW YORK, NY 10004-1408			JAMES CHASE & SUSAN CHASE JT TEN 72600 S WALNUT WALKERTON, IN 46574-8804

Account: 0000010094	Total:	13,273.000	Account: 0000010674	Total:	200.000	Account: 0000010519	Total:	1,210.000	Account: 0000010095	Total:	1,448.000
	Cert:	13,273.000		Cert:	200.000		Cert:	1,210.000		Cert:	1,448.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

HAROLD S. CHUN 5413 CASTLE BAR LANE ALEXANDRIA, VA 22315-5520			CHARLES T CLARKIN & EVELYN D CLARKIN JT TEN TEN/WROS 1525 PINE RD SAINT LEONARD, MD 20685-2543			JOCELYN L. CLISE P.O. BOX 969 MARION, MT 59925-0969			LINDA S. COCHRAN 725 FAIRWAY DRIVE ANNAPOLIS, MD 21409-4626

Account: 0000010198	Total:	1,294.000	Account: 0000010255	Total:	546.000	Account: 0000010965	Total:	545.000	Account: 0000010992	Total:	37,983.000
	Cert:	1,294.000		Cert:	546.000		Cert:	545.000		Cert:	37,983.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

BOBBY J COOK 4612 KENWOOD DRIVE DALE CITY, VA 22193-5234			KRISTEN CORBETT 112 FULLARD DR SNEADS FERRY, NC 28460-9530			CHARLES S CORKADEL & MELINDA C CORKADEL JT TEN 465 PENNOCK BRIDGE RD WEST GROVE, PA 19390-9509			COVESTCO COMEURA LLC POSTFACH 519 ABTSWINGERTWEG 1 VADUZ LIECHTENSTEIN FL-9490

Account: 0000010098	Total:	1,726.000	Account: 0000010740	Total:	327.000	Account: 0000011003	Total:	29.000	Account: 0000010100	Total:	4,671.000
	Cert:	1,726.000		Cert:	327.000		Cert:	29.000		Cert:	4,671.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

THERESA COX 2113 BAYFRONT TERRACE ANNAPOLIS, MD 21409-5704			SUZIE CRAYCRAFT 27808 214TH AVENUE S.E. MAPLE VALLEY, WA 98038-3131			DAVID E CUNNINGHAM 326 DANIELS POINTE DR WINTER GARDEN, FL 34787-4347			RUTH S. DAVIS 8622 MAGNOLIA STREET GIBSONTON, FL 33534-4502

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	3

Account: 0000010760	Total:	87.000	Account: 0000010309	Total:	713.000	Account: 0000011242	Total:	3,331.000	Account: 0000010229	Total:	100.000
	Cert:	87.000		Cert:	713.000		Cert:	3,331.000		Cert:	100.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DANIEL DELAPP 2416 74TH AVENUE SE MERCER ISLAND, WA 98040-2633			DANIEL DELAPP 5712 218TH SE WOODINVILLE, WA 98072-8339			DIMA DORFMAN 228 PARK AVENUE SOUTH NEW YORK, NY 10003-1502			BRENDA ESTRADA 2510 S.. PERREY STREET DENVER, CO 80219-5718

Account: 0000010770	Total:	495.000	Account: 0000010012	Total:	334.000	Account: 0000010734	Total:	6.000	Account: 0000010279	Total:	46.000
	Cert:	495.000		Cert:	334.000		Cert:	6.000		Cert:	46.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

J. MICHAEL FINN 1325 FOURTH AVENUE, SUITE 1900 SEATTLE, WA 98101-2509			MARGARET V FISHER 830 MONROE ST 207 ANNAPOLIS MD 21403-1852			ANTHONY FODOR 6619 ROOSEVELT WAY, APT. 306 SEATTILE, WA 98115-6660			ANTHONY FODOR 6619 ROOSEVELT WAY, APT. 306 SEATTILE, WA 98115-6660

Account: 0000010969	Total:	175.000	Account: 0000010263	Total:	16.000	Account: 0000010719	Total:	2.000	Account: 0000010234	Total:	1,233.000
	Cert:	175.000		Cert:	16.000		Cert:	2.000		Cert:	1,233.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

SHARON FOWLER 20888 COSWORTH TER STERLING, VA 20165-8717			HELEN FREE 2421 SW TRENTON STREET,#309 SEATTLE, WA 98106-2242			HELEN FREE 2421 SW TRENTON STREET,#309 SEATTLE, WA 98106-2242			MICHAEL G FRISINA 2828 NINE MILE CIRCLE BALTIMORE, MD 21228-5465

Account: 0000010728	Total:	3.000	Account: 0000010273	Total:	23.000	Account: 0000010108	Total:	1,218.000	Account: 0000010235	Total:	243.000
	Cert:	3.000		Cert:	23.000		Cert:	1,218.000		Cert:	243.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

AMY FRITZ 22216 8TH AVENUE SOUTH DES MOINES, WA 98198-6304			AMY FRITZ 22216 8TH AVENUE SOUTH DES MOINES, WA 98198-6304			JAY H. FRYE 4441 MCINTOSH PARK DR .,#610 SARASOTA, FL 34232-6545			DONGHONG GAO 6466 GALWAY DRIVE CLARKSVILLE, MD 21029-1536

Account: 0000011105	Total:	1,989.000	Account: 0000011104	Total:	1,989.000	Account: 0000010194	Total:	8,990.000	Account: 0000010438	Total:	12,158.000
	Cert:	1,989.000		Cert:	1,989.000		Cert:	8,990.000		Cert:	12,158.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JOHNNY W GARRISON 20 E CAMP ST MORELAND, GA 30259-2454			PEGGY J GARRISON 20 EAST CAMP ST MORELAND, GA 30259-2454			KASSIE T GENOVERE 3423 SWALLOWTAIL COURT EDGEWATER, MD 21037-2780			GESICO INTERNATIONAL S.A. C O GUYERZELLER BANK AG GENFERSTRASSE 6-8: CH-8027 ZURICH SWITZERLAND

Account: 0000010978	Total:	126.000	Account: 0000010209	Total:	647.000	Account: 0000010109	Total:	2,820.000	Account: 0000010110	Total:	647.000
	Cert:	126.000		Cert:	647.000		Cert:	2,820.000		Cert:	647.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

BRAIN GIBBONS 36 S CHARLES ST STE 2300 BALTIMORE, MD 21201-3100			DAVID S. GIBSON 425 CAMINO DEL RIO SOUTH APT A216 SAN DIEGO, CA 92108-3523			DAVID S. GIBSON 7747 MENDELWOOD DR CHARLESTON, SC 29418-3233			DAVID S. GIBSON 7747 MENDELWOOD DR CHARLESTON, SC 29418-3233

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	4

Account: 0000010042	Total:	342.000	Account: 0000010958	Total:	300.000	Account: 0000010296	Total:	3,794.000	Account: 0000010749	Total:	466.000
	Cert	342.000		Cert	300.000		Cert	3,794.000		Cert	466.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ANNA MARIE GOODSON ONE HONEY LANE STATESBORO, GA 30458-4709			CATHERINE GOTTSCHALL 5476 HUCKLEBERRY DR BRYANTOWN, MD 20617-2004			CLIFF GREEN 5118 N.E. 201ST PLACE LAKE FOREST PARK, WA 98155-1818			CLIFF GREEN 5118 N.E. 201ST PLACE LAKE FOREST PARK, WA 98155-1818

Account: 0000011181	Total:	206,467.000	Account: 0000011182	Total:	398,695.000	Account: 0000011183	Total:	137,645.000	Account: 0000011184	Total:	265,796.000
	Cert:	206,467.000		Cert:	398,695.000		Cert:	137,645.000		Cert:	265,796.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ANDRE GUDGER C/O MANUFACTURERS & TRADERS TRUST COMPANY 25 S CHARLES ST MD2-CS58 BALTIMORE MD 21201			ANDRE GUDGER C/O ADAM J AUGUST ESQ HOLLAND & KNIGHT 1600 TYSONS BOULEVARD SUITE 700 MC LEAN, VA 22102-4867			SHERON GUDGER AS TRUSTEE UNDER THE ANDRE GUDGER GRANTOR RETAINED ANNUITY TRUST C/O MANUFACTURERS & TRADERS TRUST CO 25 S CHARLES ST MD2-CS58 BALTIMORE MD 21201			SHERON GUDGER AS TTEE UND THE ANDRE GUDGER GRANTOR RETAINED ANNUITY TRUST C/O ADAM J AUGUST ESQ HOLLAND & KNIGHT 1600 TYSONS BOULEVARD SUITE 700 MCLEAN, VA 22102-4867

Account: 0000010251	Total:	3,783.000	Account: 0000010742	Total:	33.000	Account: 0000010043	Total:	342.000	Account: 0000010044	Total:	342.000
	Cert:	3,783.000		Cert:	33.000		Cert:	342.000		Cert:	342.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

NICLAS K GUSTAVSSON 11230 APPALOOSA DRIVE REISTERSTOWN, MD 21136-6482			JOHN HALLMAN 1479 DIOKNO CT. PITTSBURG, CA 94565-5112			LAURA THOMAS HARDIN, TRUSTEE FOR CAROLYN ADELE HARDIN U A DTD 4 16 00 107 LEWISHAM DRIVE HILLSBOROUGH, NC 27278-7145			LAURA THOMAS HARDIN, TRUSTEE FOR JAMES EDWARD HARDIN U A DTD 4 16 00 107 LEWISHAM DRIVE HILLSBOROUGH, NC 27278-7145

Account: 0000010045	Total:	342.000	Account: 0000011146	Total:	415.000	Account: 0000010970	Total:	400.000	Account: 0000010744	Total:	41.000
	Cert:	342.000		Cert:	415.000		Cert:	400.000		Cert:	41.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000
LAURA THOMAS HARDIN, TRUSTEE FOR MAREN ERLING HARDIN U A DTD 4 16 00 107 LEWISHAM DRIVE HILLSBOROUGH, NC 27278-7145			MARK HARRISON 2 143RD AVE SE 2 BELLEVUE, WA 98007-5160			ARLENE M HARVIE & WILLIAM C HARVIE JT TEN 152 W 17TH ST BAYONNE, NJ 07002-1503			GILLIAN HAYWARD 671 BREMERTON PLACE,N.E. RENTON, WA 98059-4760

Account: 0000010114	Total:	285.000	Account: 0000011211	Total:	1,316.000	Account: 0000011210	Total:	236.000	Account: 0000010773	Total:	495.000
	Cert:	285.000		Cert:	1,316.000		Cert:	236.000		Cert:	495.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000
MICHAEL R. HEDGES 10408 SPRING ROSE DR, TAMPA, FL 33626-2602			MICHAEL HEGEMAN 1445 MONTCLIFF DR CUMMING, GA 30041-9372			MICHAEL D HERSHBERG 21776 LAKE VISTA DR LAKE FOREST, CA 92630-2418			JOEL R. HETHCOCK 11234 N.E. 68TH STREET, #5 KIRKLAND, WA 98033-4002
Account: 0000010330	Total:	4,037.000	Account: 0000010916	Total:	10.000	Account: 0000010014	Total:	6,849.000	Account: 0000010533	Total:	80.000
	Cert:	4,037.000		Cert:	10.000		Cert:	6,849.000		Cert:	80.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000
JOEL R. HETHCOCK 11234 N.E. 68TH STREET,#5 KIRKLAND, WA 98033-4002			CHARLES HIKCS 22432 18TH AVE. S.E. BOTHELL, WA 98021-8452			JENELLE D HOPKINS 4024 BLISS CANYON COURT LAS VEGAS, NV 89129-5486			JOCELYN HORDER 16813 LEMOLO SHORE DRIVE N.E. POULSBO, WA 98370-8728

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	5

Account: 0000010900	Total:	10.000	Account: 0000011145	Total:	176.000	Account: 0000010283	Total:	269.000	Account: 0000010737	Total:	33.000
	Cert:	10.000		Cert:	176.000		Cert:	269.000		Cert:	33.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JOCELYN HORDER 16813 LEMOLO SHORE DRIVE N.E. POULSBO, WA 98370-8728			TASMEEA HOSSAIN 7548 WILHELM DR LANHAM MD 20706-3752			MICHAEL W. HUDGENS 3945 BAXTER ROAD JOELTON, TN 37080-8761			MICHAEL W. HUDGENS 3945 BAXTER ROAD JOELTON, TN 37080-8761

Account: 0000011142	Total:	73.000	Account: 0000011152	Total:	2,098.000	Account: 0000010973	Total:	1,000.000	Account: 0000010753	Total:	25.000
	Cert:	73.000		Cert:	2,098.000		Cert:	1,000.000		Cert:	25.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

VIOLA N IKECHI 6313 MERNA LANE LANHAM, MD 20706-2862			VOYLE EDWARD JAMES 5113 AVOCA AVE ELLICOTT CITY, MD 21043-6614			RODNEY JAMISON 609 WILDWILLOW EL PASO, TX 79922-2214			DAVID JOHNSON 32526 MCKAY LANE BLACK DIAMOND, WA 98010-9726

Account: 0000011117	Total:	130.000	Account: 0000010048	Total:	856.000	Account: 0000011143	Total:	121.000	Account: 0000010746	Total:	89.000
	Cert:	130.000		Cert:	856.000		Cert:	121.000		Cert:	89.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

GERALD J JONES CUST BRANDON T JONES UNDER THE MD UNIF TRAN MIN ACT 499 LETHBRIDGE CT MILLERSVILLE, MD 21108-1605			JEFFEREY & KATHRYN JONES 43813 KATANA SQUARE SOUTH RIDING, VA 20152-4417			JARED JORDAN 3411 CHESTY BLVD S SEATTLE, WA 98144-6805			DAVID JUMPA 6314 N.E. JORDAN DRIVE BAINBRIDGE ISLAND, WA 98110-1218

Account: 0000010713	Total:	37.000	Account: 0000010256	Total:	302.000	Account: 0000011257	Total:	1,244.000	Account: 0000011126	Total:	488.000
	Cert:	37.000		Cert:	302.000		Cert:	1,244.000		Cert:	488.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

KAREN KEMPTON 5406 47TH AVENUE SW SEATTLE, WA 98136-1149			KAREN KEMPTON 5406 47TH AVENUE SW SEATTLE, WA 98136-1149			TIFFANY E KETTERER 125 BRIARWOOD LANE ALISO VIEJO, CA 92656-2966			DAVID G KNUTSEN 509 STIRLING BRIDGE ROAD GROVETOWN, GA 30813-5295

Account: 0000010228	Total:	500.000	Account: 0000011260	Total:	2,400,000.000	Account: 0000010270	Total:	13.000	Account: 0000010725	Total:	2.000
	Cert:	500.000		Cert:	2,400,000.000		Cert:	13.000		Cert:	2.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DIANE KOLDENHOVEN 1799 S PITKIN CIRCLE AURORA, CO 80017-5232			THE CAROLINE L KUTLER 1998 IRREVOCABLE TRUST 68-1022 HONOKA’OPE PLACE KAMUELA, HI 96743-8600			EMILIE J. LACROIX 120-10TH STREET SOUTH KIRKLAND, WA 98033-6730			EMILIE J. LACROIX 102 10TH STREET SOUTH KIRKLAND, WA 98033-6730

Account: 0000010755	Total:	2.000	Account: 0000010127	Total:	4,315.000	Account: 0000010050	Total:	173,995.000	Account: 0000011275	Total:	315.000
	Cert:	2.000		Cert:	4,315.000		Cert:	173,995.000		Cert:	315.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

BRIAN LANDSBERGER 2415 WESTERN AVE.,#411 SEATTLE, WA 98121-1367			JOANNE D. LANPHAR 2645 SMALL WOOD DIRVE ABINGDON, MD 21009-1532			TERESA M. S. LAYDEN 1299 MAGNOLIA AVE. ANNAPOLIS, MD 21403-4902			ALFRED LEE EMPLOYEE STOCK OPTION ACCOUNT 3409 BOWER DR PENSACOLA FL 32506-9612

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	6

Account: 0000010712	Total:	25.000	Account: 0000010928	Total:	100.000	Account: 0000010128	Total:	4,030.000	Account: 0000010129	Total:	647.000
	Cert:	25.000		Cert:	100.000		Cert:	4,030.000		Cert:	647.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JON LIDDIE			DELORES LINNENKAMP			JOSEPH J. LINNENKAMP			JOSEPH J. LINNENKAMP
6219 RIME VILLAGE DR APT 201			2058 QUAKER WAY 4			817 BUENA VISTA AVE.			817 BUENA VISTA AVENUE
HUNTSVILLE, AL 35806-2786			ANNAPOLIS, MD 21401-8160			ARNOLD, MD 21012-1422			ARNOLD, MD 21012-1422

Account: 0000010130	Total:	3,511.000	Account: 0000010131	Total:	540.000	Account: 0000011240	Total:	10,008.000	Account: 0000010017	Total:	6,849.000
	Cert:	3,511.000		Cert:	540.000		Cert:	10,008.000		Cert:	6,849.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JOSE A. LIERAS			JOSE A. LLERAS			LOCATIONLOGIC LLC			ALBERT D LORELLO
4702 W. PAUL AVE.			4702 W. PAUL AVE.			ATTN MARTIN HALE JR			920 PAISLEY COURT
TAMPA, FL 33611-3326			TAMPA, FL 33611-3326			570 LEXINGTON AVENUE			ANTIOCH, CA 94509-4728
						49TH FLOOR
						NEW YORK, NY 10022-6837

Account: 0000011067	Total:	15.000	Account: 0000010132	Total:	393.000	Account: 0000010133	Total:	4,176.000	Account: 0000010134	Total:	1,654.000
	Cert:	15.000		Cert:	393.000		Cert:	4,176.000		Cert:	1,654.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

GEORGE LOUDENSLAGER			DONALD R. LYONS			CATHERINE K. MACKIN			CATHERINE K. MACKIN
1200 BEACH PROMENADE			524B CORBIN PKWY.			1037 MT. AIRY ROAD			1037 MT. AIRY ROAD
ORCHARD BEACH, MD 21226-2102			ANNAPOLIS, MD 21401-6564			DAVIDSONVILLE, MD 21035-2219			DAVIDSONVILLE, MD 21035-2219

Account: 0000010136	Total:	1,196.000	Account: 0000010137	Total:	216.000	Account: 0000010750	Total:	12.000	Account: 0000010191	Total:	4,561.000
	Cert:	1,196.000		Cert:	216.000		Cert:	12.000		Cert:	4,561.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JEANETTE MALLORY			JEANETTE MALLORY			ROGER MARSHALL			CLARENCE L MARTIN JR
12402 KENSINGTON LANE			12402 KENSINGTON LANE			1602 9TH COURT NW			14000 OAKPOINTE DRIVE
BOWIE, MD 20715-2732			BOWIE, MD 20715-2732			AUBURN, WA 98001-3855			LAUREL, MD 20707-5860

Account: 0000010526	Total:	1,210.000	Account: 0000010896	Total:	149.000	Account: 0000010899	Total:	99.000	Account: 0000010532	Total:	807.000
	Cert:	1,210.000		Cert:	149.000		Cert:	99.000		Cert:	807.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ALAN AND BARBARA MARUGAME			ALAN AND BARBARA MARUGAME			LARRY MARUGAME			LARRY MARUGAME
1400 GWEN DRIVE			1400 GWEN DRIVE			P.O. BOX 514			P.O. BOX 514
ANCHORAGE, AK 99515-3948			ANCHORAGE, AK 99515-3948			2-2475 KAUMUALII HWY.			2-2475 KAUMUALII HWY.
						KALAHEO, HI 96741-0514			KALAHEO, HI 96741-0514

Account: 0000010763	Total:	8.000	Account: 0000011208	Total:	726.000	Account: 0000011256	Total:	744.000	Account: 0000010756	Total:	1.000
	Cert:	8.000		Cert:	726.000		Cert:	744.000		Cert:	1.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

PAUL D. MCCOLLUM			MATTHEW MCFEE			MICHAEL MCGURK			BETHEL MCMILLIAN
730 N. 80TH STREET			4379 BRIDGEHAVEN DR			15 SONNEBORN LANE			8713 196TH STREET COURT EAST
SEATTLE, WA 98103-4312			SMYRNA, GA 30080-6552			SEVERNA PARK, MD 21146-4803			SPANAWAY, WA 98387-3024

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	7

Account: 0000010140	Total:	4,367.000	Account: 0000010141	Total:	1,007.000	Account: 0000010721	Total:	69.000	Account: 0000010266	Total:	565.000
	Cert:	4,367.000		Cert:	1,007.000		Cert:	69.000		Cert:	565.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ANGELINA M. MILLETTE			ANGELINA M. MILLETTE			DONALD MOORE			DONALD MOORE
90 BARRENSDALE DRIVE			90 BARRENSDALE DRIVE			10525 11TH AVENUE N.E.			10525-11TH AVENUE N.E.
SEVERNA PARK, MD 21146-4809			SEVERNA PARK, MD 21146-4809			SEATTLE, WA 98125-7505			SEATTLE, WA 98125-7505

Account: 0000010977	Total:	183,826.000	Account: 0000010052	Total:	342.000	Account: 0000011141	Total:	17,333.000	Account: 0000010054	Total:	342.000
	Cert:	183,826.000		Cert:	342.000		Cert:	17,333.000		Cert:	342.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DREW MORIN			MARK KENNETH MORIN, TRUSTEE FOR			NANCY MORIN TTEE FBO			SCOTT RANDALL MORIN, TRUSTEE FOR MILES
1008 HOWARD GROVE VIEW			JACQUELEEN LOUISE MORIN			THE MORIN FAMILY TRUST			KENNEDY MORIN U A DTD 4 16 00
DAVIDSONVILLE, MD 21035-1246			U A DTD 4 16 00			U/A/D 04-15-2000			1230 NORTH BAYSHORE
			20230 WATERFORD LANE			1008 HOWARD GROVE VIEW			VIRGINIA BEACH, VA 23451-3763
			CARROLLTON VA 23314			DAVIDSONVILLE MD 21035-1246

Account: 0000010055	Total:	342.000	Account: 0000011249	Total:	100.000	Account: 0000010144	Total:	950.000	Account: 0000011190	Total:	322.000
	Cert:	342.000		Cert:	100.000		Cert:	950.000		Cert:	322.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

SCOTT RANDALL MORIN, TRUSTEE FOR REID			TRACEY L MULLINS			TINA L. MYLES			CHETAN NAGARAI
THOMAS MORIN U A DTD 4 16 00			812 CADDINGTON AVE			1730 FOXDALE COURT			1401 RED HAWK CIR
1231 NORTH BAYSHORE			SILVER SPRING, MD 20901-1107			CROFTON, MD 21114-1922			#E-216
VIRGINIA BEACH, VA 23451-3714									FREMONT, CA 94538-4790

Account: 0000010145	Total:	8,630.000	Account: 0000011254	Total:	200.000	Account: 0000010943	Total:	100.000	Account: 0000011051	Total:	350.000
	Cert:	8,630.000		Cert:	200.000		Cert:	100.000		Cert:	350.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

HENRY V NEJFELT			JENNIFER NEJFELT			LOIS J NEJFELT			GEORGE NEMPHOS
5704 EDMONDSON AVE			5242 HARVEY LANE			5704 EDMONDSON AVE			213 UPNOR RD
CATONSVILLE MD 21228-1911			ELLICOTT CITY, MD 21043-6857			BALTIMORE, MD 21228-1911			BALTIMORE, MD 21212-3425

Account: 0000011229	Total:	363.000	Account: 0000011239	Total:	871.000	Account: 0000010776	Total:	248.000	Account: 0000010695	Total:	808.000
	Cert:	363.000		Cert:	871.000		Cert:	248.000		Cert:	808.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

VICKY NGUYEN			TCS EXCHANGE AGENT FOR UNEXCHANGED			JAMES,M. NORMAN			JIM NORMAN
5 FOREST HL			NIM SHAREHOLDERS			THE NORMAN COMPANY			5557 NE WINDEMERE RD
IRVINE, CA 92602-2429			275 WEST STREET			5557 NE WINDERMERE ROAD			SEATTLE WA 98105
			ANNAPOLIS, MD 21401-3400			SEATTLE,WA 98105

Account: 0000010056	Total:	103.000	Account: 0000010148	Total:	267.000	Account: 0000010239	Total:	863.000	Account: 0000010736	Total:	12.000
	Cert:	103.000		Cert:	267.000		Cert:	863.000		Cert:	12.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

WILLIAM H. NUTT III			TRACY L. ORGERON			JOHN J ORNDORFF			CHARLES ORR
518 RADOLPH ST.,NW			5440 S. MACDILL AVE.,2H			330 CLAIBORNE RD			13014 58TH DRIVE S.E.
WASHINGTON, DC 20011-5906			TAMPA, FL 33611-4415			PASADENA, MD 21122-5241			SNOHOMISH, WA 98296-5208

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	8

Account: 0000011147	Total:	621.000	Account: 0000010657	Total:	64.00	Account: 00000108115	Total:	198.00	Account: 0000011265	Total:	336.000
	Cert:	621.000		Cert:	64.000		Cert:	198.000		Cert:	336.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DEE A ORTHMANN 1325 S 259TH ST DES MOINES, WA 98198-8919			CONCEPCION TEJEDOR PARRIZAS 304 NW 76TH STREET SEATTLE, WA 98117-4060			FREDERICK O PAULSELL JR TRUSTEE UTA 6 12 87 OLYMPIC CAPITAL PARTNERS 1325 FOURTH AVENUE,SUITE 1900 SEATTLE,WA 98101-2509			GILLIAN PAYNE 14415 GOODRICH DR NW GIG HARBOR, WA 98329-8793
Account: 0000011093	Total:	300.000	Account: 0000010334	Total:	5,440.000	Account: 0000010837	Total:	359.000	Account: 0000010059	Total:	2,500.000
	Cert:	300.000		Cert:	5,440.000		Cert:	359.000		Cert:	2,500.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JASON PECK 9022 HARRIS ST URBANA, MD 21704-7826			JOSEPH D. PIGNATARO 14900 72ND AVE W EDMONDS, WA 98026-4009			POSEIDON CAPITAL PENSION AND PROFIT SHARING PLAN 2604 ELMWOOD AVENUE,SUITE 143 ROCHESTER, NY 14618-2213			GLORIA PRICE BOX 694 CANDO, ND 58324-0694
Account: 0000011274	Total:	4,143.000	Account: 0000010211	Total:	452.000	Account: 0000010786	Total:	248.000	Account: 0000010061	Total:	1,712.000
	Cert:	4,143.000		Cert:	452.000		Cert:	248.000		Cert:	1,712.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

FAISAL RAHMAN EMPLOYEE STOCK OPTION ACCOUNT 1775 W LAUREL PL ANAHEIM, CA 92801-4555			CHERYL RAYMOND 8212 CONSETT COURT SEVERN, MD 21144-2922			PATRICK A. RIMMER PAT RIMMER TIRE CENTER,INC. 903 SOUTH BURLINGTON BLVD. BURLINGTON,WA 98233-3309			DAVID A. RODRIGUEZ,TRUSTEE OF THE DAVID A. RODRIGUEZ CHILDREN S TRUST 9913 LAUREL VALLEY AVE. CIRCLE BRADENTON, FL 34202-4009
Account: 0000010062	Total:	1,712.000	Account: 0000011144	Total:	130.000	Account: 0000010153	Total:	971.000	Account: 0000011049	Total:	50,000.000
	Cert:	1,712.000		Cert:	130.000		Cert:	971.000		Cert:	50,000.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

NOE E. PODRIGUEZ II, TRUSTEE OF THE NOE E. RODRIGUEZ II CHILDREN S TRUST 312 HOLLYBERRY ROAD SEVERNA PARK, MD 21146-3651			XENA ROOK 20000 DAMSON RD LYNNWOOD, WA 98036-7216			ROBERT J. ROSE 412 HIGHLAND DRIVE EDGEWATER, MD 21037-2925			TERESA MAE SETTLE LAYDEN 1299 MAGNOLIA AVENUE ANNAPOLIS, MD 21403-4902
Account: 0000010241	Total:	300.000	Account: 0000010063	Total:	2,500.000	Account: 0000011115	Total:	600.000	Account: 0000010324	Total:	357.000
	Cert:	300.000		Cert:	2,500.000		Cert:	600.000		Cert:	357.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

IGNACIO VM SALAZAR 475 PALM AVENUE NORTH ST PETERSBURG, FL 33703-2235			LOUISE SCOTT 1011 KAYAK AV CAPITOL HEIGHTS, MD 20743-4010			WILLIAM A SCOTT 1014 HOWARD GROVE CT DAVIDSONVILLE, MD 21035-1246			JOHN W SCOTTON JR 9416 SPRING WATER PATH JESSUP, MD 20794-9526
Account: 0000010260	Total:	60.000	Account: 0000010716	Total:	7.000	Account: 0000011156	Total:	1,989.000	Account: 0000011082	Total:	5,789.000
	Cert:	60.000		Cert:	7.000		Cert:	1,989.000		Cert:	5,789.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ANNA SENTYURINA 13320 27TH AVENUE N.E. SEATTLE, WA 98125-4316			ANNA SENTYURINA 13320 27TH AVENUE N.E. SEATTLE, WA 98125-4316			CHRISTOPHER J SETTLE 4096 STANBERRY AVENUE MARSHALL, VA 20115-3212			DAVID M SETTLE 4096 STANBERRY AVE MARSHALL VA 20115-3212

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	9

Account: 0000011157	Total:	1,989.000	Account: 0000011100	Total:	8,978.000	Account: 0000011041	Total:	5,000.000	Account: 0000011088	Total:	6,000.000
	Cert:	1,989.000		Cert:	8,978.000		Cert:	5,000.000		Cert:	6,000.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

KATRINA E SETTLE 4096 STANBERRY AVENUE MARSHALL, VA 20115-3212			MELVIN SETTLE JR & MARY ELLEN SETTLE JT TEN 12710 KAHNS ROAD MANASSAS, VA 20112-3238			MICHAEL SETTLE 4096 STANBERRY AVE MARSHALL, VA 20115-3212			TERESA MAE SETTLE-LAYDEN 1299 MAGNOLIA AVE ANNAPOLIS, MD 21403-4902

Account: 0000010726	Total:	35.000	Account: 0000010779	Total:	991.000	Account: 0000010723	Total:	99.000	Account: 0000010268	Total:	807.000
	Cert:	35.000		Cert:	991.000		Cert:	99.000		Cert:	807.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

GRYPHON SHAFRE 12521 2ND AVENUE NE SEATTLE, WA 98125			CHRISTOPHER B SHARP FOR MIYOKO Y AND BOYD E SHARP JR LIVING TRUST C O RIGEL CAPITAL MANAGEMENT 3420 ONE UNION SQUARE 600 UNIVERSITY STREET SEATTLE,WA 98101-1129			DAVID SHARPE 10113 53RD AVENUE W. MUKILTEO, WA 98275-4301			DAVID SHARPE 10113-53RD AVENUE W. MUKILTEO, WA 98275-4301

Account: 0000011052	Total:	150.000	Account: 0000010210	Total:	1,279.000	Account: 0000010821	Total:	991.000	Account: 0000011148	Total:	873.000
	Cert:	150.000		Cert:	1,279.000		Cert:	991.000		Cert:	873.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

SANJAY SHIRODKAR 2720 WATER WHEEL. CT ELLICOTT CITY, MD 21043-1938			KATHARINE E SIEMINSKI 1301 ROGERS ROAD #8 ANNAPOLIS, MD 21409-5745			JENNIFER H SIVERTSON TRUSTEE OF THE JENNIFER H SIVERSTON IRREVOCABLE TRUST 749 HAPP ROAD NORTHFIELD, IL 60093-1114			PAMELA C SILVESTRE 2637 NE MAGNOLIA ST ISSAQUAH, WA 98029-3606

Account: 0000010323	Total:	79.000	Account: 0000010362	Total:	4,037.000	Account: 0000011136	Total:	1,989.000	Account: 0000010936	Total:	2,500.000
	Cert:	79.000		Cert:	4,037.000		Cert:	1,989.000		Cert:	2,500.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DAVID SIMMONS 1755 ROBIN HOOD ROAD ANNAPOLIS, MD 21401-6643			JAMES D. SINEGAL 4245 HUNTS POINT ROAD HUNTS POINT, WA 98004-1107			LULU SINGLETARY 1419 JONES STATION ROAD ARNOLD, MD 21012-2309			WILBERT H SIROTA C/O DUANE MORRIS LLP 111 S CALVERT ST SUITE 2000 BALTIMORE, MD 21202-6114

Account: 0000010380	Total:	8,073.000	Account: 0000011267	Total:	2,513.000	Account: 0000010160	Total:	4,952.000	Account: 0000010197	Total:	210.000
	Cert:	8,073.000		Cert:	2,513.000		Cert:	4,952.000		Cert:	210.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JENNIFER H. SIVERTSON, TRUSTEE OF THE JENNIFER H SIVERSTON IRREVOCABLE TRUST 749 HAPP ROAD NORTHFIELD, IL 60093-1114			BRADLEY SMITH 12351 SW NORTHGATE AVE PORTLAND, OR 97219-8379			RICHARD A. SMITH 12N. SOUTHWOOD AVE. ANNAPOLIS, MD 21401-3334			KATIE L SOLOVIEFF 203 WOODS DRIVE ANNAPOLIS, MD 21403-1922

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	10

Account: 0000010906	Total:	6.000	Account:0000011013	Total:	43.000	Account: 0000011277	Total:	2,979.000	Account: 0000011069	Total:	50.000
	Cert:	6.000		Cert:	43.000		Cert:	2,979.000		Cert:	50.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

NICOLE STAPLETON 6528 27TH AVENUE NE SEATTLE, WA 98115-7139			JOAN M STRAZIAR 437 N PATUXENT RD ODENTON, MD 21113-1523			ROBERT A SWANSON 6667 BUCKSTONE COURT COLUMBIA MD 21044-4103			PENNY J TERRY BOX 402 SHERIDAN, WY 82801-0402

Account: 0000010027	Total:	785.000	Account: 0000010066	Total:	342.000	Account: 0000011243	Total:	654.000	Account: 0000011248	Total:	100.000
	Cert:	785.000		Cert:	342.000		Cert:	654.000		Cert:	100.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

DANNA L THELEN 14580 BACHELORS HOPE DRIVE SWAN POINT, MD 20645-2123			AMY ELIZABETH THOMAS 3520 JAMESTOWN ROAD DAVIDSONVILLE, MD 21035-2011			JOHN THOMAS 630 S ST MALO STREET WEST COVINA, CA 91790-3721			LESLIE THOMAS 3520 JAMESTOWN RD DAVIDSONVILLE, MD 21035-2011

Account: 0000010067	Total:	3,425.000	Account: 0000011269	Total:	5,637.000	Account: 0000010959	Total:	300.000	Account: 0000010165	Total:	709.000
	Cert:	3,425.000		Cert:	5,637.000		Cert:	300.000		Cert:	709.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

LESLIE MARLENE THOMAS 3520 JAMESTOWN ROAD DAVIDSONVILLE, MD 21035-2011			MARGARET ADELE THOMAS 3520 JAMESTOWN RD DAVIDSONVILLE, MD 21035-2011			RICHARD THOMPSON 14603 STOVE HOUSE DR CENTREVILLE VA 20121			JOSEPH W. THORPE 1105 COURTLAND DRIVE ELDERSBURG, MD 21784-8416

Account: 0000010508	Total:	4.000	Account: 0000010783	Total:	297.000	Account: 0000010167	Total:	571.000	Account: 0000010168	Total:	72.000
	Cert:	4.000		Cert:	297.000		Cert:	571.000		Cert:	72.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

SANDRA R. AND BENJAMIN W. TIMMS 14703-275TH PLACE N.E. DUVALL, WA 98019-8380			D. MICHAEL TOMKINS 83 SOUTH KING STREET, SUITE 715 SEATTLE, WA 98104-3852			PATRICIA A. TOMPKINS 402 SCHOONER WAY CHESTER, MD 21619-2591			PATRICIA A. TOMPKINS 402 SCHOONER WAY CHESTER, MD 21619-2591

Account: 0000011015	Total:	3,978.000	Account: 0000010732	Total:	30.000	Account: 0000010170	Total:	1,079.000	Account: 0000011078	Total:	500.000
	Cert:	3,978.000		Cert:	30.000		Cert:	1,079.000		Cert:	500.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

MAURICE B TOSE 1299 MAGNOLIA AVENUE ANNAPOLIS, MD 21403-4902			CORY TOWER 12032 SE 51ST ST BELLEVUE, WA 98006-2857			BAO TRAN 10405 TWIN RIVERS RD. COLUMBIA, MD 21044-2327			JEFFREY P TRAUTVETTER 1880 N MICHAEL DR MARION, IN 46952-8600

Account: 0000010843	Total:	1,014.000	Account: 0000010748	Total:	10.000	Account: 0000010739	Total:	10.000	Account: 0000010285	Total:	80.000
	Cert:	1,014.000		Cert:	10.000		Cert:	10.000		Cert:	80.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

TRIVENTURES 410 17TH STREET, SUITE 1705 DENVER, CO 80202-4430			LAURA UHRICH 16717 8TH PLACE SW BURIEN, WA 98166-2919			ERIC VAN SICKEL 15702 STONE AVENUE NORTH SHORELINE, WA 98133-5729			ERIC VAN SICKEL 15702 STONE AVENUE NORTH SHORELINE, WA 98133-5729

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	11

Account: 0000011253	Total:	81,123.000	Account:0000010814	Total:	670.000	Account: 0000010895	Total:	50.000	Account: 0000010525	Total:	403.000
	Cert:	81,123.000		Cert:	670.000		Cert:	50.000		Cert:	403.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

VERIZON INVESTMENTS INC ONE VERIZON WAY VC54S404 BASKING RIDGE NJ 07920			VG&I PARTNERSHIP OLYMPIC CAPITAL PARTNERS 1325 FOURTH AVENUE,SUITE 1900 SEATTLE,WA 98101-2509			DEBORAH J. VITULLI 17726 154TH COURT N.E. WOODINVILLE, WA 98072-9224			DEBORAH J. VITULLI 17726-154TH COURT N.E. WOODINVILLE, WA 98072-9224

Account: 0000010069	Total:	856.000	Account: 0000011079	Total:	900.000	Account: 0000011149	Total:	1,061.000	Account: 0000011001	Total:	2,000.000
	Cert:	856.000		Cert:	900.000		Cert:	1,061.000		Cert:	2,000.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

JEFFREY M. & MELISSA C. VOIVODA 43328 DOVETAIL PLACE ASHBURN, VA 20147-5310			JOHN M VOIVODA 20320 BEACHWOOD TER 100 ASHBURN, VA 20147-2708			NATALIE WALLACE BOX 535 MILLERSVILLE, MD 21108-0535			ROSEMARY N WALLOP 215 WINCHESTER BEACH DR ANNAPOLIS, MD 21409-5857

Account: 0000010846	Total:	746.000	Account: 0000010415	Total:	6,079.000	Account: 0000010070	Total:	1,233.000	Account: 0000011272	Total:	2,287.000
	Cert:	746.000		Cert:	6,079.000		Cert:	1,233.000		Cert:	2,287.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

ELIZABETH GRASS WEESE TRUST 6413 PRATT AVENUE BALTIMORE, MD 21212-1030			ELIZABETH GRASS WEESE TRUST 6413 PRATT AVENUE BALTIMORE, MD 21212-1030			WALTER E. WEICHSELBAUMER 4405 N.W. 73RD AVE. STE. 730-113 MIAMI, FL 33166-6488			JASON WHITE C/O KEANE 640 FREEDOM BUSINESS CENTER SUITE 600 KING OF PRUSSIA, PA 19406-1351

Account: 0000010724	Total:	281.000	Account: 0000010071	Total:	342.000	Account: 0000011262	Total:	250.000	Account: 0000010178	Total:	8,758.000
	Cert:	281.000		Cert:	342.000		Cert:	250.000		Cert:	8,758.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

KURT WHITE 11628 S.E. 46TH STREET BELLEVUE, WA 98006-2704			CAROLE ADELE WILLIAMS, TRUSTEE FOR MAREN JANE WILLIAMS U A DTD 4 16 00 222 DUNHILL DRIVE DURHAM, NC 27713-9761			ROBERT J WILLIAMSON 1 RYAN COURT PARLIN, NJ 08859-1760			JOHANNA WILSON 12 NORTH SOUTHWOOD AVE. ANNAPOLIS, MD 21401-3334

Account: 0000010799	Total:	632.000	Account: 0000010848	Total:	1,050.000	Account: 0000011205	Total:	236.000	Account: 0000010897	Total:	20.000
	Cert:	632.000		Cert:	1,050.000		Cert:	236.000		Cert:	20.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

XYPOINT INVESTMENT PARTNERS ATTN: WILLARD P. STECKEL C O PRUDENTIAL SECURITIES 1201 THIRD AVENUE,SUITE 3500 SEATTLE, WA 98101-3073			XYPOINT LLC 514 NORTH CRAIN HIGHWAY GLEN BURNIE, MD 21061-3063			KEITH YAMANO 24 VIA BALCON SAN CLEMENTE, CA 92673-7029			PAT A. YANTIS 1755 140TH LANE S.E. BELLEVUE, WA 98007-6071

Account: 0000010527	Total:	161.000	Account: 0000010075	Total:	3,425.000	Account: 0000011237	Total:	17,515.000	Account: 0000010904	Total:	149.000
	Cert:	161.000		Cert:	3,425.000		Cert:	17,515.000		Cert:	149.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

PAT A. YANTIS 1755-140TH LANE S.E. BELLEVUE, WA 98007-6071			MICHAEL A. & LAURA C. YOUNG 2502 MISSION RIDGE DRIVE EDMOND, OK 73003-1528			SHEN ZHANG 18 SAND OAKS RD LAGUNA NIGUEL, CA 92677-5721			XIAOBO ZHANG 28422 VIA PASITO SAN JUAN CAPISTRANO, CA 92675-6306

LIST OF SHAREHOLDERS	REPORT DATE:	06/19/2013
TELECOMMUNICATION SYSTEMS INC (11210)	PAGE:	12

Account: 0000011266	Total:	1,438.000
	Cert:	1,438.000
	DR:	0.000

JOHN ZINK BOX 901 PLACIDA, FL 33946-0901

LIST OF SHAREHOLDERS

TELECOMMUNICATION SYSTEMS INC CLASS B (11249)

Report Summary
Report Date:	06/19/2013
Share Dating:	Current Date (06/19/2013)
Share Types:	Cert + DR

Total Accounts in Report:	8

Total Cert Shares:	5,247,769.000
Total DR Shares:	0.000
Total Shares:	5,247,769.000

Account Criteria
Account Status:	Open Accounts Only
Date Closed Range:	Do Not Limit Currently Closed Accounts By Date Closed
Date Opened Range:	Do Not Limit By Date Opened
Shares Range:	Do Not Limit By Number of Shares
Special Accounts:	Do Not Limit By Special Account Status
Direct Deposit Code:	Do Not Limit By Direct Deposit

Report Style
Sorting	Name (Ascending)
Alternate Address Type:	None (Use Legal)
Closed Accounts Position:	Interleaved with Open Accounts

Items Displayed in Report Detail
Current Account Status:	Not Displayed
Date Opened:	Not Displayed
Date Closed:	Not Displayed
Special Account Code:	Not Displayed
Direct Deposit Status:	Not Displayed
Class Code	Not Displayed
Residence Code:	Not Displayed

LIST OF SHAREHOLDERS	REPORT DATE: 06/19/2013
TELECOMMUNICATION SYSTEMS INC CLASS B (11249)	PAGE: 1

Account: 0000010002	Total:	215,753.000	Account: 0000010005	Total:	18,614.000	Account: 0000010010	Total:	17,422.000	Account: 0000010006	Total:	18,614.000
	Cert:	215,753.000		Cert:	18,614.000		Cert:	17,422.000		Cert:	18,614.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

TERESA M LAYDEN TTEE OF THE TOSE CHILDRENS TRUST DATED 7-10-00 1299 MAGNOLIA AVE ANNAPOLIS, MD 21403-4902			ASHER C TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902			AUSTEN G TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902			AVERY M TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902

Account: 0000010007	Total:	18,614.000	Account: 0000010008	Total:	12,987.000	Account: 0000010001	Total:	4,927,151.000	Account: 0000010009	Total:	18,614.000
	Cert:	18,614.000		Cert:	12,987.000		Cert:	4,927,151.000		Cert:	18,614.000
	DR:	0.000		DR:	0.000		DR:	0.000		DR:	0.000

MADISON N TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902			MAURICE B TOSE ll 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902			MAURICE B TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902			SCHUYLER Q TOSE 1299 MAGNOLIA AVE ANNAPOLIS MD 21403-4902

SCHEDULE 7.2(d)

EXISTING INDEBTEDNESS

See attached schedule of Capital Lease Obligations.

TeleCommunication System,Inc.

Current – Capital Lease Obligations

As of June 30, 2013

Lease Schedule	Annual Rate	Acquisition Date	COST	Balance at 3/31/2013	Additions	Payments	Balance at 6/30/2013
2009
0234-83-181 M&T Lease #16	7.12%	1/8/2009	772,299	—		—	—
0234-83-182 M&T Lease #17	7.62%	1/28/2009	722,542	(0)		—	(0)
0234-83-183 M&T Lease #18	7.69%	2/19/2009	388,332	—		—	—
0234-83-184 M&T Lease #19	6.57%	3/9/2009	166,503	—		—	—
0234-83-185 M&T Lease #20	6.48%	4/9/2009	257,347	6,038		6,038	0
0234-83-186 Dell Lease #511	7.44%	4/1/2009	1,171,104	—		—	—
0234-83-187 M&T Lease #21	6.84%	4/27/2009	366,509	8,625		8,625	0
0234-83-188 M&T Lease #22	6.87%	5/27/2009	500,025	23,485		23,485	0
0234-83-189 M&T Lease #23	7.02%	6/18/2009	234,690	16,552		16,552	—
0234-83-190 M&T Lease #24	7.42%	7/29/2009	527,576	49,691		37,157	12,534
0234-83-191 M&T Lease #25	7.32%	8/26/2009	104,570	12,264		7,315	4,949
0234-83-192 M&T Lease #26	7.14%	9/23/2009	280,941	39,333		19,497	19,836
0234-83-193 M&T Lease #27	7.81%	10/28/2009	401,398	65,956		27,913	38,043
0234-83-194 M&T Lease #28	6.61%	12/3/2009	530,731	110,100		36,115	73,986
0234-83-195 M&T Lease #29	7.73%	12/30/2009	1,141,251	239,258		78,273	160,985
2010
0234-83-196 M&T Lease #30	7.45%	1/29/2010	1,468,638	339,857		99,830	240,028
0234-83-197 M&T Lease #31	7.66%	3/23/2010	1,402,787	388,728		94,510	294,218
0234-83-198 Wells Fargo—Avaya	3.75%	9/30/2010	500,000	72,621		43,437	29,184
0234-83-199 M&T Lease #32	7.78%	4/9/2010	656,641	197,343		44,130	153,213
0234-83-203 M&T Lease #33	7.54%	4/29/2010	706,155	211,420		47,273	164,147
0234-83-204 M&T Lease #34	7.49%	5/25/2010	772,200	248,314		51,404	196,909
0234-83-205 M&T Lease #35	7.42%	6/29/2010	932,604	319,745		61,605	258,140
0234-83-206 M&T Lease #36	6.64%	7/29/2010	557,478	201,449		36,429	165,020
0234-83-207 M&T Lease #37	4.69%	8/31/2010	1,095,946	409,813		70,399	339,414
0234-83-208 M&T Lease #38	4.22%	10/26/2010	479,333	198,703		30,517	168,186
0234-83-209 M&T Lease #39	4.59%	11/23/2010	402,595	176,086		25,580	150,506
0234-83-210 M&T Lease #40	4.86%	12/27/2010	289,714	133,103		18,344	114,759
2011
0234-83-211 M&T Lease #41	4.91%	1/28/2011	440,715	211,760		27,793	183,967
0234-83-212 M&T Lease #42	5.30%	2/24/2011	363,112	182,701		22,817	159,884
0234-83-213 M&T Lease #43	5.16%	3/30/2011	284,677	148,904		17,805	131,099
0234-83-214 M&T Lease #44	5.00%	4/28/2011	245,116	133,128		15,271	117,858
0234-83-215 M&T Lease #45	4.90%	5/31/2011	591,087	332,865		36,672	296,193
0234-83-216 M&T Lease #46	4.68%	6/30/2011	278,806	162,470		17,239	145,232
0234-83-217 M&T Lease #47	4.64%	7/29/2011	815,626	491,980		50,257	441,723
0234-83-218 M&T Lease #48	4.11%	8/31/2011	441,687	274,420		27,165	247,255
0234-83-219 M&T Lease #49	4.18%	9/30/2011	252,345	167,678		15,463	152,215
0234-83-220 M&T Lease #50	4.32%	10/31/2011	585,378	401,196		35,719	365,477
0234-83-221 M&T Lease #51	4.36%	11/30/2011	694,607	490,182		42,225	447,957
0234-83-222 M&T Lease #52	4.28%	12/22/2011	282,903	199,069		17,164	181,905
2012
0234-83-223 M&T Lease #53	4.20%	1/31/2012	1,091,331	813,364		65,955	747,409
0234-83-224 M&T Lease #54	4.40%	2/29/2012	398,197	305,021		23,940	281,080
0234-83-225 M&T Lease #55	4.53%	3/30/2012	389,583	306,381		23,311	283,070
0234-83-226 M&T Lease #56	4.42%	4/30/2012	618,531	498,394		36,915	461,479
0234-83-227 M&T Lease #57	4.42%	5/31/2012	269,970	222,872		16,053	206,819
0234-83-228 M&T Lease #58	4.44%	6/29/2012	585,564	495,015		34,691	460,324
0234-83-229 M&T Lease #59	4.44%	7/31/2012	606,942	524,929		35,822	489,107
0234-83-230 M&T Lease #60	4.47%	8/31/2012	307,504	271,977		18,076	253,902
0234-83-231 M&T Lease #61	4.45%	10/31/2012	381,842	352,543		22,290	330,252
0234-83-232 M&T Lease #62	4.44%	12/28/2012	280,681	270,062		16,275	253,788
2012
0234-83-233 M&T Lease #63	4.52%	3/1/2013	390,781	390,781		22,454	368,327
0234-83-234 M&T Lease #64	4.51%	4/1/2013	257,589	257,589		9,849	247,740
0234-83-235 M&T Lease #65	4.50%	6/1/2013	3 80,264		3 80,264		380,264

Captial Lease Obligations				11,373,765	380,264	1,535,648	10,218,381

*Note: For M&T leases once the last payment is made at the end of the lease term TCS owns the equipment. In the Fixed Asset module, the ownership is changed from “leased” to “TCS owned”

 1  of 2

TeleCommunication Systems, Inc.

Lease Reconciliation

As June 30, 2013

Account	Lease Vendor/Number	G/L Balance	Amort. Schedule Balance	Variance	Remarks
0234-83-180	M&T Lease #15		—	—
0234-83-181	M&T Lease #16	—	—	—
0234-83-182	M&T Lease #17	—	—	—
0234-83-183	M&T Lease #18	—	—	—
0234-83-184	M&T Lease #19	—	—	—
0234-83-185	M&T Lease #20	—	—	—
0234-83-186	Dell lease #511		—	—
0234-83-187	M&T Lease #21	—	—	—
0234-83-188	M&T Lease #22	—	—	—
0234-83-189	M&T Lease #23	—	—	—
0234-83-190	M&T Lease #24	12,534.21	12,534.21	—
0234-83-191	M&T Lease #25	4,949.03	4,949.03	—
0234-83-192	M&T Lease #26	19,836.25	19,836.25	—
0234-83-193	M&T Lease #27	38,043.25	38,043.25	—
0234-83-194	M&T Lease #28	73,985.79	73,985.79	—
0234-83-195	M&T Lease #29	160,985.10	160,985.10	—
0234-83-196	M&T Lease #30	240,027.52	240,027.52	—
0234-83-197	M&T Lease #31	294,218.15	294,218.15	—
0234-83-198	Wells Fargo - Avaya	29,184.40	29,184.40	—
0234-83-199	M&T Lease #32	153,212.86	153,212.86	—
0234-83-203	M&T Lease #33	164,147.23	164,147.23	—
0234-83-204	M&T Lease #34	196,909.12	196,909.12	—
0234-83-205	M&T Lease #35	258,140.07	258,140.07	—
0234-83-206	M&T Lease #36	165,019.66	165,019.66	—
0234-83-207	M&T Lease #37	339,413.65	339,413.65	—
0234-83-208	M&T Lease #38	168,185.90	168,185.90	—
0234-83-209	M&T Lease #39	150,505.71	150,505.71	—
0234-83-210	M&T Lease #40	114,758.67	114,758.67	—
0234-83-211	M&T Lease #41	183,967.18	183,967.18	—
0234-83-212	M&T Lease #42	159,883.50	159,883.50	—
0234-83-213	M&T Lease #43	131,099.09	131,099.09	—
0234-83-214	M&T Lease #44	117,857.68	117,857.68	—
0234-83-215	M&T Lease #45	296,193.37	296,193.37	—
0234-83-216	M&T Lease #46	145,231.79	145,231.79	—
0234-83-217	M&T Lease #47	441,722.96	441,722.96	—
0234-83-218	M&T Lease #48	247,255.11	247,255.11	—
0234-83-219	M&T Lease #49	152,214.78	152,214.78	—
0234-83-220	M&T Lease #50	365,476.85	365,476.85	—
0234-83-221	M&T Lease #51	447,956.80	447,956.80	—
0234-83-222	M&T Lease #52	181,905.05	181,905.05	—
0234-83-223	M&T Lease #53	747,409.27	747,409.27	—
0234-83-224	M&T Lease #54	281,080.45	281,080.45	—
0234-83-225	M&T Lease #55	283,069.55	283,069.55	—
0234-83-226	M&T Lease #56	461,479.06	461,479.06	—
0234-83-227	M&T Lease #57	206,819.23	206,819.23	—
0234-83-228	M&T Lease #58	460,323.64	460,323.64	—
0234-83-229	M&T Lease #59	489,107.09	489,107.09	—
0234-83-230	M&T Lease #60	253,901.64	253,901.64	—
0234-83-231	M&T Lease #61	330,252.12	330,252.12	—
0234-83-232	M&T Lease #62	253,787.55	253,787.55	—
0234-83-233	M&T Lease #63	368,326.98	368,326.98	—
0234-83-234	M&T Lease #64	247,739.60	247,739.60	—
0234-83-235	M&T Lease #65	380,263.84	380,263.84	—

Total		10,218,380.75	10,218,380.75	—
LT portion per Amort Schedules		5,126,273.64
ST portion		5,092,107.11
Acct 0220-07 Balance from G/L		5,697,139.77	Current Lease Obligation
Adjustment required		(605,032.66)	NM
LT Portion per G/L		4,521,240.98	(Total Capital Lease Obligation less Current Lease Obligation)

.

SCHEDULE 7.3(f)

EXISTING LIENS

See attached schedule of lien search results.

SUMMARY OF SEARCH RESULTS
FOR

TELECOMMUNICATION SYSTEMS, INC.

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
1.	State Department of Assessments and Taxation	MD	UCC liens	Dell Financial Services L.L.C.	181212817	12/06/2004 Continuation 11/09/09
2.	State Department of Assessments and Taxation	MD	UCC liens	Global Leveraged Capital Advisors, LLC, as Administrative Agent	181246652[1]	10/18/2005 Continuation 09/24/10
3.	State Department of Assessments and Taxation	MD	UCC liens	Silicon Valley Bank	181296143	02/06/2007 Continuation 10/25/11
4.	State Department of Assessments and Taxation	MD	UCC liens	M&T Credit Services, LLC	181345229	06/12/2008 Continuation 12/18/2012
5.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181346361	06/25/2008 Continuation 2/5/2013
6.	State Department of Assessments and Taxation	MD	UCC liens	M & T Credit Services, LLC	181346843	07/02/2008 Continuation 1/7/2013
7.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181349473	07/30/2008 Continuation 2/4/2013
8.	State Department of Assessments and Taxation	MD	UCC liens	M & T Credit Services, LLC	181349827	08/05/2008
9.	State Department of Assessments and Taxation	MD	UCC liens	M & T Credit Services, LLC	181351038	08/20/2008 Continuation 2/25/2013
10.	State Department of Assessments and Taxation	MD	UCC liens	M & T Credit Services, LLC	181353857	09/26/2008 Continuation 4/2/2013
11.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181357926	11/18/2008 Continuation 5/28/2013
12.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181359492	12/10/2008 Continuation 6/17/2013

1 The underlying obligation has been paid and this financing statement is to be released pursuant to the Post-Closing Letter.

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
13.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181360959	12/30/2008
14.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181361854	01/14/2009
15.	State Department of Assessments and Taxation	MD	UCC liens	SG Equipment Finance USA Corp.	181363349	02/04/2009
16.	State Department of Assessments and Taxation	MD	UCC liens	M & T Credit Services, LLC	181364248	02/23/2009
17.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181365780	03/13/2009
18.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181368058	04/14/2009
19.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181369785	05/06/2009
20.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181371863	06/03/2009
21.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181373444	06/25/2009
22.	State Department of Assessments and Taxation	MD	UCC liens	Silicon Valley Bank	181373475	06/26/2009
23.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181376110	08/04/2009
24.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181378088	08/28/2009
25.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181379500	09/25/2009
26.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181381808	10/29/2009
27.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181384234	12/04/2009

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
28.	State Department of Assessments and Taxation	MD	UCC liens	Silicon Valley Bank, as Agent	181385843	01/04/2010
29.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181386007	01/04/2010
30.	State Department of Assessments and Taxation	MD	UCC liens	RBS Asset Finance Inc.	181388059	02/02/2010
31.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181388470	02/04/2010
32.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181391639	03/25/2010
33.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181392201	03/29/2010
34.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181392945	04/12/2010
35.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181394433	05/03/2010
36.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181396806	06/01/2010
37.	State Department of Assessments and Taxation	MD	UCC liens	Wells Fargo Equipment Finance, Inc.	181397411	06/08/2010
38.	State Department of Assessments and Taxation	MD	UCC liens	SG Equipment Finance USA Corp.	181399098	07/01/2010
39.	State Department of Assessments and Taxation	MD	UCC liens	MB Financial Bank, N.A.	181401094	07/29/2010
40.	State Department of Assessments and Taxation	MD	UCC liens	SG Equipment Finance USA Corp.	181403569	09/02/2010
41.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181406950	10/28/2010
42.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181408761	11/29/2010

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
43.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181411134	12/29/2010
44.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181414202	02/01/2011
45.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181414873	02/28/2011
46.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181417380	04/01/2011
47.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181419627	05/02/2011
48.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181422104	06/02/2011
49.	State Department of Assessments and Taxation	MD	UCC liens	Key Equipment Finance Inc.	181424425	07/01/2011
50.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181426312	08/02/2011
51.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181428377	09/06/2011
52.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181430171	09/30/2011
53.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181432424	11/02/2011
54.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181434065	11/30/2011
55.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181436013	12/27/2011
56.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181438614	02/01/2012
57.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181440391	03/01/2012

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
58.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181442672	04/02/2012
59.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181445199	05/02/2012
60.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181447477	06/04/2012
61.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers & Traders Trust Company	181449881	07/02/2012
62.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181451972	8/02/2012
63.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181453880	09/04/2012
64.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181458082	11/05/2012
65.	State Department of Assessments and Taxation	MD	UCC liens	The Huntington National Bank	181462728	01/08/2013
66.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181466639	03/04/2013
67.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers and Traders Trust Company	181468942	04/02/2013
68.	State Department of Assessments and Taxation	MD	UCC liens	Manufacturers & Traders Trust Company	181474262	06/05/2013

SUMMARY OF SEARCH RESULTS
FOR

SOLVERN INNOVATIONS, INC.

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
1.	State Department of Assessments and Taxation	MD	UCC Liens	Silicon Valley Bank	181384257	12/07/2009
2.	State Department of Assessments and Taxation	MD	UCC Liens	Silicon Valley Bank, as Agent	181385844	01/04/2010

 1

SUMMARY OF SEARCH RESULTS
FOR

NETWORKS IN MOTION, INC.

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
1.	Department of State	DE	UCC Liens	Silicon Valley Bank	94005903	12/15/2009
2.	Department of State	DE	UCC Liens	Silicon Valley Bank, as Agent	94182942	12/31/2009

SUMMARY OF SEARCH RESULTS
FOR

MICRODATA GIS, INC.1

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
1.	Secretary of State	VT	UCC Liens	[Pending.]	03-164958	[Pending.][2]
2.	Secretary of State	VT	UCC Liens	[Pending.]	03-170618	[Pending.]
3.	Secretary of State	VT	UCC Liens	[Pending.]	04-179223	[Pending.]
4.	Secretary of State	VT	UCC Liens	[Pending.]	05-187005	[Pending.]
5.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-225447	4/14/2009
6.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-225844	4/29/2009
7.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-227147	6/17/2009
8.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-227417	6/29/2009
9.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-227893	7/15/2009
10.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-228061	7/28/2009
11.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-228646	08/20/2009

1 Please note that these search results from the Vermont Secretary of State are preliminary.

2Due to the policy of the Vermont Secretary of State, filings 1-4 listed in this chart were archived. It is believed that these filings have lapsed and were also terminated, but they are under request to confirm.

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
12.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-229018	09/03/2009
13.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-229019	09/03/2009
14.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-229588	09/29/2009
15.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	09-230414	11/10/2009
16.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-233808	05/03/2010
17.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-233826	05/03/2010
18.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-235128	06/25/2010
19.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-236460	08/23/2010
20.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-236479	08/24/2010
21.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-238094	11/03/2010
22.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-238095	11/03/2010
23.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-238406	11/17/2010
24.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	10-238407	11/17/2010
25.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-240364	3/8/2011
26.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-240881	4/4/2011
27.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-243048	6/27/2011
28.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-243731	7/22/2011

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
29.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-244221	8/17/2011
30.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-245513	10/12/2011
31.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-246239	11/10/2011
32.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	11-246637	12/01/2011
33.	Secretary of State	VT	UCC Liens	Dell Financial Services L.L.C.	12-248162	2/17/2012
34.	Secretary of State	VT	UCC Liens	Silicon Valley Bank, as Agent	12-251537	7/6/2012

SUMMARY OF SEARCH RESULTS
FOR

MICRODATA, LLC

	Jurisdiction	State	Search	Secured Party/Plaintiff	Filing Reference	Date of Filing
1.	State Department of Assessments and Taxation	MD	UCC Liens	Silicon Valley Bank, as Agent	181450087	07/06/2012

SCHEDULE 7.5(h)

PERMITTED PATENT SALES

See attached  schedule.

6891811	Short Messaging Service Center Mobile-originated to HTTP Internet Communications
7228333	Wireless Internet Gateway
7355990	Mobile-originated to HTTP Internet Communications
7519654	Web Gateway Multi-carrier Support
7809382	Short Message Distribution Center
7949773	Wireless Internet Gateway
8073477	Short Message Distribution Center
8260329	Mobile-originated to HTTP Communications
8265673	Short Message Distribution Center
6751463	Intelligent Queue for Information Teleservice Messages With Superceding Updates
8019368	Intelligent Queue for Information Teleservice Messages With Superceding Updates
7548158	First Responder Wireless Emergency Alerting With Automatic Callback and Location Triggering
8102252	First Responder Wireless Emergency Alerting With Automatic Callback and Location Triggering
7522911	Wireless Chat Automatic Status Tracking
7860068	Intelligent Delivery Agent for Short Message Distribution Center
6208870	Short Message Service Notification Forwarded Between Multiple Short Message Service Centers
6459904	Short Message Service Notification Between Multiple Short Message Service Centers
7809359	Wireless Chat Automatic Status Tracking
8244218	Intelligent Queue for Information Teleservice Messages With Superceding Updates
7302612	High Level Operational Support System
7533301	High Level Operational Support System
7991411	Method to Qualify Multimedia Message Content to Enable Use of a Single Internet Address Domain to Send Messages to Both Short Message Service Centers and Multimedia Message Service Centers
8195205	Gateway Application to Support Use of a Single Internet Address Domain for Routing Messages to Multiple Multimedia Message Service Centers
6535885	Multikeyed Table Implementable on a Personal Digital Assistant
6560604	System, Method, and Apparatus for Automatically and Dynamically Updating Options, Features, and/or Services Available to a Client Device
6650288	Culled Satellite Ephemeris Information for Quick Assisted GPS Location Determination
6865538	Meeting Location Determination Using Spatio-semantic Modeling
6874744	Stand for Supporting a Display in Multiple Orientations and a Display Used in Combination With Said Stand
6940950	Enhanced E911 Location Information Using Voice Over Internet Protocol (VoIP)
6963748	Mobile Device Locator Adapter System for Location Based Services
6978258	Fuzzy Logic Reasoning for Inferring User Location Preferences
6985105	Culled Satellite Ephemeris Information Based on Limiting a Span of an Inverted Cone for Locating Satellite In-range Determinations
6985747	Use of Triggers and a Location Hypercube to Enable Push-based Location Applications

6988103	Location Based Services Bridge to External Data Sources
7019690	Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination for Cell Site Antennas
7082365	Point of Interest Spatial Rating Search Method and System
7091905	Culled Satellite Ephemeris Information Based on Limiting a Span of an Inverted Cone for Locating Satellite In-range Determinations
7110773	Mobile Activity Status Tracker
7113128	Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination for Cell Site Antennas
7120450	Consequential Location Derived Information
7154438	Prioritized List of Potential Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination
7183973	Culled Satellite Ephemeris Information Based on Accurate Distance in Range Calculations, for Quick, Accurate Assisted Locating Satellite Location Determination
7191233	System for Automated, Mid-session, User-directed, Device-to-Device Session Transfer System
7200380	Wireless Telecommunications Location Based Services Scheme Selection
7232098	Stand for Supporting a Display in Multiple Orientations and a Display Used in Combination With Said Stand
7256711	Method and System for Saving and Retrieving Spatial Related Information
7260186	Method for Establishing an Encrypted Communication by Means of Keys
7271742	Method and Apparatus for Sending, Retrieving and Planning Location Relevant Information
7321773	Area Watcher for Wireless Network
7321826	Point on Interest Spatial Rating Search
7333820	System and Method for Providing Routing, Mapping, and Relative Position Information to Users of a Communication Network
7411546	Other Cell Sites Used as Reference Point to Cull Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination
7424293	User Plane Location Based Service Using Message Tunneling to Support Roaming
7426380	Location Derived Presence Information
7458184	Location Based Messaging
7471236	Cellular Augmented Radar/Laser Detector
7486958	System and Method for Maintaining an Online Point-of-Interest Directory
7489273	Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination for Cell Site Antennas
7624185	System for Automated Device-to-Device Transfer System
7626951	Voice Over Internet Protocol (VoIP) Location Based Conferencing
7629926	Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination for Cell Site Antennas
7716374	Run-time Engine Implemented on a Computing Device Allowing Synchronization of Records During Application Execution
7737868	Method and System for Saving and Retrieving Spatial Related Information
7764219	Cellular Augmented Radar/Laser Detector

7764961	Mobile Based Area Event Handling When Currently Visited Network Does Not Cover Area
7782254	Culled Satellite Ephemeris Information Based on Limiting a Span of an Inverted Cone for Locating Satellite In-range Determinations
7805483	Apparatus and Method for Associating a Geospacial Location to Content on a Network
7825780	Cellular Augmented Vehicle Alarm Notification Together With Location Services for Position of an Alarming Vehicle
7853272	Wireless Network Tour Guide
7856236	Area Watcher for Wireless Network
7856315	Method and System for Enabling an Off Board Navigation Solution
7890102	User Plane Location Based Service Using Message Tunneling to Support Roaming
7894797	Wireless Chat Automatic Status Signaling
7894825	Mobile Activity Status Tracker
7899450	Cellular Augmented Radar/Laser Detection Using Local Mobile Network Within Cellular Network
7899468	Location Sensitive Messaging
7899473	Wireless Network Location-based Reference Information
7903001	Method and System for Saving and Retrieving Spatial Related Information
7904100	Wireless Network Location-based Reference Information
7907551	Voice Over Internet Protocol (VoIP) Location Based 911 Conferencing
7912446	Solutions for Voice Over Internet Protocol (VoIP) 911 Location Services
7913179	Method and Apparatus for Sending, Retrieving and Planning Location Relevant Information
7929530	Ancillary Data Support in Session Initiation Protocol (SIP) Messaging
7957751	Personal Location Code
7965222	Cellular Augmented Radar/Laser Detector
7966013	Roaming Gateway Enabling Location Based Services (LBS) Roaming for User Plane in CDMA Networks Without Requiring Use of a Mobile Positioning Center (MPC)
7974235	Secure Location Session Manager
8014939	Point of Interest Spatial Rating Search
8019532	Method and System for Identifying and Defining Geofences
8019581	System and Method for Providing Routing, Mapping, and Relative Position Information to Users of a Communication Network
8032112	Location Derived Presence Information
8032166	Wireless Network Location-based Reference Information
8068587	Nationwide Table Routing of Voice Over Internet Protocol (VOIP) Emergency Calls
8089401	Culled Satellite Ephemeris Information for Quick, Accurate Assisted Locating Satellite Location Determination for Cell Site Antennas
8090534	Method and System for Enabling an Off Board Navigation Solution
8090796	Position Identification Method and System
8099105	Device Based Trigger for Location Push Event
8107608	System and Method for Providing Routing, Mapping, and Relative Position Information to Users of a Communication Network

8126458	User Plane Location Based Service Using Message Tunneling to Support Roaming
8126889	Location Fidelity Adjustment Based on Mobile Subscriber Privacy Profile
6529722	System And Method For Enhanced 9-1-1 Address Development, Maintenance And Call Routing Using Road Access Zones
6564224	Method And Apparatus For Merging Multiple Road Map Databases
6674445	Generalized, Differentially Encoded, Indexed Raster Vector Data And Schema For Maps On A Personal Digital Assistant
6728628	Portable Traffic Information System
7069143	Mobile Traffic Information System
7124199	Turn Restriction Handling Enhancement
7277921	Interprocess Application Programming Interface For Computer Applications
7565155	Method And System For Dynamic Estimation And Predictive Route Generation
7881730	Method And System For Dynamic Estimation And Predictive Route Generation
8095152	Method And System For Dynamic Estimation And Predictive Route Generation
8099238	Stateful, Double-Buffered Dynamic Navigation Voice Prompting
8169343	Method And System For Saving And Retrieving Spatial Related Information
8224572	Stateful, Double-Buffered Dynamic Navigation Voice Prompting
8244770	Image Tile Server

SCHEDULE 7.8

EXISTING INVESTMENTS

1.	Limited Liability Company Interests

Loan Party	Issuer of Interests	Certificate Number	Number of Units Owned	Dates Units Issued	Percentage Ownership Interest
TeleCommunication Systems, Inc.	OBOR Holding Company, LLC		2,183 units	June 12, 2007	—
TeleCommunication Systems, Inc.	Maple Acquisition LLC	N/A – no units were issued.	No units were issued.	N/A – no units were issued.	100%
TeleCommunication Systems, Inc.	microDATA, LLC	N/A – no units were issued.	No units were issued.	N/A – no units were issued.	100%

2.	Corporate Stock/Shares

Loan Party	Issuer of Stock/Shares	Certificate Number	Number of Shares Owned	Certificate Dates	Percentage Ownership Interest	Class of Stock/Shares Owned
TeleCommunication Systems, Inc.	TPA Acquisition Corp.	—	250,000		—	—
TeleCommunication Systems, Inc.	NextGen Communications, Inc. (Maryland)	No. 1	100	October 27, 2008	100%	Common Stock
TeleCommunication Systems, Inc.	NextGen Communications, Inc. (Virginia)	No. 1	100	January 12, 2009	100%	Common Stock
TeleCommunication Systems, Inc.	Solvern Innovations, Inc.	No. 4	5,000	November 2, 2009	100%	Common Stock
TeleCommunication Systems, Inc.	Networks in Motion, Inc.	No. 1	1,000	November 16, 2009	100%	Common Stock
TeleCommunication Systems, Inc.	AirClic, Inc. (formerly Airversent, Inc.)	—	—		—	—
Networks in Motion, Inc.	Networks in Motion Sweden, AB2	—	1,000		100%	—
Networks in Motion, Inc.	NIM (TianJin) Co., Ltd.	No. 1692088	—	December 1, 2008	100%	—
microDATA, LLC	microDATA GIS, Inc.	No. 11	2,000	July 6, 2012	100%	Common Stock

3.	Securities Accounts

Borrower	Name of Securities Intermediary	Account No.	Description of

2 Networks in Motion Sweden, AB is in liquidation.

			Investment Property
TeleCommunication Systems, Inc.	SVB Asset Management	486-01946-1-5ZGQ	Securities, financial assets, and other investment property.
TeleCommunication Systems, Inc.	Raymond James & Associates, Inc.	24391287

Was initially used to repurchase and retire a portion of TCS’s 4.5% Convertible Senior Notes due 2014 (issued in 2009) during the fourth quarter of 2012. Approximately $150 cash remains in the account.

TeleCommunication Systems, Inc.	Wilmington Trust Investment Advisors, Inc.	1040919	Cash and marketable securities (highly rated corporate bonds and asset-backed bonds that are invested according to TCS’s investment policy).

SCHEDULE  7.20

MATERIAL CONTRACTS

Cyber Contract

GTAC Contract

EXHIBIT A

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

(Please see attached form)

Exhibit A

EXHIBIT A

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

(Please see attached form)

Exhibit A

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:  ___________ ____, 20____

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

1.    I have reviewed and am familiar with the contents of this Compliance Certificate.

2.    I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

3.    Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

4.    [To the extent not previously disclosed to the Administrative Agent, the following is a description of any change in the jurisdiction of organization of any Loan Party:]

5.    [To the extent not previously disclosed to the Administrative Agent, a list of any registered patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered] is as follows:]

Exhibit B

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

Exhibit B

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 1

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 2

Attachment 3

to Compliance Certificate

I.	Section 7.1(a) — Consolidated Fixed Charge Coverage Ratio

	A.	Consolidated EBITDA for the Subject Period:

(“Subject Period” means the four fiscal quarter period ending on the statement date)

		1.	Consolidated Net Income for the Subject Period:	$
PLUS
		2.	Consolidated Interest Expense for the Subject Period:	$

		3.	Amortization of non-cash deferred financing fees for the Subject Period:	$

		4.	Provision for income taxes for the Subject Period:	$

		5.	Depreciation expenses for the Subject Period:	$

		6.	Amortization of capitalized software development costs for the Subject Period:	$

		7.	Amortization of acquired intangible assets for the Subject Period:	$

		8.	Impairment of goodwill and long-lived assets, if applicable, for the Subject Period:	$

		9.	Stock compensation expense and other non-cash items reducing Consolidated Net Income during the Subject Period approved by the Administrative Agent:	$

MINUS
10.

Cash spent on capitalized software development expenses that in conformity with GAAP are so reported on the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for the Subject Period

$

		11.	Consolidated EBITDA for the Subject Period
			(Lines I.A.1+I.A.2+I.A.3+I.A.4+I.A.5+I.A.6+I.A.7+I.A.8+I.A.9 minus I.A.10):	$

	B.	Portion of taxes based on income paid by the Borrower and its Subsidiaries in cash (net of any cash refunds received) and dividends paid in cash during the Subject Period:		$

	C.	Consolidated Capital Expenditures (other than to the extent funded with the proceeds of Capital Lease Obligations) for the Subject Period:		$

	D.	Consolidated Fixed Charges for the Subject Period[1] :
		1.	Consolidated Interest Expense for the Subject Period:	$
PLUS
		2.	Scheduled payments made during the Subject Period by the Borrower and its consolidated Subsidiaries on account of principal of Indebtedness of the Borrower and its Subsidiaries	$

MINUS
		3.	microData Subordinated Notes scheduled payments for the Subject Period	$

		4.	Consolidated Fixed Charges for the Subject Period
			(Lines I.D.1+I.D.2 –I.D.3) (without duplication):	$

	E.	Consolidated Fixed Charge Coverage Ratio for the Subject Period
		(ratio of Lines (I.A.11 minus I.B minus I.C) to I.D.4):			to 1

_______________________

[1]	To the extent a Subject Period of four fiscal quarters has not elapsed since the Closing Date, such amounts shall be annualized

Attachment 3

Fiscal Quarter Ending	Consolidated Fixed Charge
Coverage Ratio

September 30, 2013 and December 31, 2013	1.15:1.00

March 31, 2014 and each fiscal quarter ending thereafter	1.25:1.00
Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Consolidated Senior Leverage Ratio

	A.	Consolidated Senior Indebtedness as of the Statement Date:
		1.	Term Loan	$
		2.	Capitalized Lease Obligations	$
		3.	Total Consolidated Senior Indebtedness as of the Statement Date
			(sum of II.A.1+II.A.2):	$
	B.	Consolidated EBITDA for the Subject Period ( line I.A.11):

	C.	Consolidated Leverage Ratio (ratio of Line II.A to II.B):			to 1

Four Fiscal Quarter Period Ending	Maximum Consolidated Senior Leverage Ratio

9/30/2013	3.50x
12/31/2013	3.50x
3/31/2014	3.25x
6/30/2014	3.25x
9/30/2014	3.00x
12/31/2014	2.75x
3/31/2015	2.50x
6/30/2015	2.50x
9/30/2015 and each
fiscal quarter ending
thereafter	2.00x
Covenant compliance: Yes ☐ Covenant compliance:

Attachment 3

EXHIBIT C

FORM OF [SECRETARY’S][MANAGING MEMBER’S] CERTIFICATE

[NAME OF APPLICABLE LOAN PARTY]

This Certificate is delivered pursuant to Section 5.1(d) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The undersigned [Secretary][Managing Member] of [insert the name of the certifying Loan Party], a [_______] [corporation][limited liability company], the “Certifying Loan Party”)] hereby certifies as follows:

1.    The representations and warranties of [the Certifying Loan Party] set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of [the Certifying Loan Party] pursuant to any of the Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

2.    I am the duly elected and qualified [Secretary][Managing Member] of [the Certifying Loan Party].

3.    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4.    The conditions precedent set forth in Section 5.1, of the Credit Agreement were satisfied or waived, as applicable, as of the Closing Date.

5.    There are no liquidation or dissolution proceedings pending or, to my knowledge, threatened against [the Certifying Loan Party], nor has any other event occurred which could be reasonably likely to materially adversely affect or threaten the continued [corporate][company] existence of [the Certifying Loan Party].

Exhibit C

6.    [The Certifying Loan Party] is a [corporation][limited liability company] duly [incorporated][organized], validly existing and in good standing under the laws of the jurisdiction of its organization.

7.    Attached hereto as Annex 1 is a true and complete copy of the resolutions duly adopted by the Board of [Directors][Managers] of [the Certifying Loan Party] authorizing the execution, delivery and performance of the Loan Documents to which [the Certifying Loan Party] is a party and all other agreements, documents and instruments to be executed, delivered and performed in connection therewith.  Such resolutions have not in any way been amended, modified, revoked or rescinded, and have been in full force and effect since their adoption up to and including the date hereof and are now in full force and effect.

8.    Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Operating Agreement] of [the Certifying Loan Party] as in effect on the date hereof.

9.    Attached hereto as Annex 3 is a true and complete copy of the Certificate of [Incorporation][Formation] of [the Certifying Loan Party] as in effect on the date hereof, along with a long-form good-standing certificate for [the Certifying Loan Party] from the jurisdiction of its organization.

10.  The following persons are now duly elected and qualified officers of [the Certifying Loan Party] holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers, acting alone, is duly authorized to execute and deliver on behalf of [the Certifying Loan Party] each of the Loan Documents to which it is a party and any certificate or other document to be delivered by [the Certifying Loan Party] pursuant to the Loan Documents to which it is a party:

Name	Office	Signature
[_____________]	[_____________]
[_____________]	[_____________]
[_____________]	[_____________]
[_____________]	[_____________]

[Signature page follows]

Exhibit C

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth below.

Name:
Title:	[Secretary][Managing Member]

I, [____________], in my capacity as the [____________] of [the Certifying Loan Party], do hereby certify in the name and on behalf of [the Certifying Loan Party] that [____________] is the duly elected and qualified [Secretary][Managing Member] of [the Certifying Loan Party] and that the signature appearing above is [her][his] genuine signature.

Date: [_____________]

Name:
Title:

Exhibit C

ANNEX 1

RESOLUTIONS

Exhibit C

ANNEX 2

[BY-LAWS][OPERATING AGREEMENT]

Exhibit C

ANNEX 3

[CERTIFICATE OF INCORPORATION][CERTIFICATE OF FORMATION]

AND

GOOD-STANDING CERTIFICATE

Exhibit C

EXHIBIT D

FORM OF
SOLVENCY CERTIFICATE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.
NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:  ___________ ____, 20____

To the Administrative Agent,  and each of the Lenders party  to the Credit Agreement referred to below:

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered pursuant to Section 5.1(q) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The undersigned Chief Financial Officer or Treasurer of TCS, in such capacity only and not in her/his individual capacity, does hereby certify on behalf of each Loan Party as of the date hereof that:

The Borrower and its consolidated Subsidiaries taken as a whole are, and after giving effect to the incurrence of all Indebtedness, the Obligations and obligations being incurred in connection with the Credit Agreement, will be and will continue to be, Solvent (and giving effect (i) on the Closing Date to the repayment of the Existing Senior Indebtedness and (ii) on the date of the funding of any Delayed Draw Term Loans, the repayment, purchase or redemption of the 2014 Convertible Unsecured Notes with the proceeds of such Delayed Draw Term Loans).  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(Signature page follows)

Exhibit D

I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

Exhibit D

EXHIBIT E

FORM OF

ASSIGNMENT AND ASSUMPTION

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

This Assignment and Assumption Agreement (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letter of credit deposits, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[for Assignee, if applicable, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.	Borrower:	TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation
SOLVERN INNOVATIONS, INC., a Maryland corporation
NETWORKS IN MOTION, INC., a Delaware corporation
MICRODATA GIS, INC., a Vermont Corporation
MICRODATA, LLC, a Maryland limited liability company
NEXTGEN COMMUNICATIONS, INC., a Maryland corporation

Exhibit E

4.	Administrative Agent:	SILICON VALLEY BANK

5.	Credit Agreement:	Credit Agreement, dated as of June 25, 2013, Borrower, the Lenders party thereto, and Administrative Agent
6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned[1]	Aggregate Amount of Commitment / Loans for all Lenders[2]	Amount of Commitment / Loans Assigned[3]	Percentage Assigned of Commitment / Loans[4]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	______________________________________][5]

Assignment Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature pages follow]

________________

[1]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement (e.g. “Revolving Facility”, “Term A Facility”, “Delayed Draw Term Facility” etc.)

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.

[5]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[1]
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE[2]
[NAME OF ASSIGNEE]
By:
Name:
Title:

________________

[1]	Add additional signature blocks as needed.

[2]	Add additional signature blocks as needed.

Exhibit E

Consented to and Accepted:
SILICON VALLEY BANK,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:
[Consented to:][3]
[NAME OF RELEVANT PARTY]

By
Name:
Title:
[NAME OF RELEVANT PARTY]

By
Name:
Title:

________________

[3]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

Exhibit E

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.      Representations and Warranties.

1.1     Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto.

1.2.     Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.     General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy (or other electronic method of transmission) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Exhibit E

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]
By
Name:
Title:

Exhibit F-1

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of  Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in  Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]
By
Name:
Title:

Exhibit F-2

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit F-3

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]
By
Name:
Title:

Exhibit F-3

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit F-4

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]
By
Name:
Title:

Exhibit F-4

EXHIBIT G

RESERVED

Exhibit G

EXHIBIT H-1

FORM OF
REVOLVING LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[__________]	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [____________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date the principal amount of (a) [____________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Revolving Loan Note (this “Note”) (a) is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-1

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-1

EXHIBIT H-2

FORM OF
SWINGLINE LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$5,000,000.00	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to SILICON VALLEY BANK (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date, the principal amount of (a) FIVE MILLION DOLLARS ($5,000,000.00), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Swingline Loan Note (this “Note”) (a) is the Swingline Loan Note referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-2

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-2

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-2

EXHIBIT H-3

FORM OF
TERM A LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS TERM A LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS TERM A LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE TERM LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[___________]	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [_________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [_________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of the Term A Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Term A Loan Note (this “Note”) (a) is one of the Term A Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-3

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-3

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-3

EXHIBIT H-4

FORM OF

DELAYED DRAW TERM LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS DELAYED DRAW TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS DELAYED DRAW TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE TERM LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[___________]	Santa Clara, California
June __, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”),  MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [_________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [_________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of the Delayed Draw Term Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Delayed Draw Term Loan Note (this “Note”) (a) is one of the Delayed Draw Term Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-4

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-4

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-4

EXHIBIT I

RESERVED

Exhibit I

EXHIBIT J

FORM OF COLLATERAL INFORMATION CERTIFICATE

(Please see attached form)

Exhibit J

EXHIBIT K

FORM OF
NOTICE OF BORROWING

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:
TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention: Corporate Services Department

RE:

Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microData GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, refers to the Credit Agreement and hereby gives you irrevocable notice, pursuant to Section [2.2] [2.5] [2.7(a)] of the Credit Agreement, of the borrowing of a [Term A Loan] [Delayed Draw Term Loan] [Revolving Loan] [Swingline Loan].

1.   The requested Borrowing Date, which shall be a Business Day, is _______________.

2.   The aggregate amount of the requested Loan is $            .

3.   The requested Loan shall consist of $___________ of ABR Loans and $______ of Eurodollar Loans.

4.   The duration of the Interest Period for the Eurodollar Loans included in the requested Loan shall be __________ [one][two][three][six] months.

5.   [The undersigned hereby directs the Administrative Agent to disburse the proceeds from the Loans to be made on the Closing Date, and any other funds described and as set forth in the Sources and Uses/Funds Flow attached hereto as Exhibit A.]10 [Insert instructions for remittance of the proceeds of the applicable Loans to be borrowed]11

________________

[10]	To be included for Notice of Borrowing issued on the Closing Date

[11]	To be included for Notice of Borrowing issued after the Closing Date

Exhibit K

6.    The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)      each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) that is qualified by materiality, is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)      no Default or Event of Default exists or will occur after giving effect to the extensions of credit requested herein ; and

(c)      after giving effect to any such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 of the Credit Agreement will be satisfied.

[Signature page follows]

Exhibit K

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance	Maturity Date
____%

Exhibit K

EXHIBIT L

FORM OF

NOTICE OF CONVERSION/CONTINUATION

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:
TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention:

RE:

Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microData GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, refers to the Credit Agreement and hereby gives you irrevocable notice pursuant to Section [2.13(a)] [2.13(b)] of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.    The date of the [conversion] [continuation] is _________________.

2.    The aggregate amount of the proposed Loans to be [converted] [continued] is $  _________________

3.    The Loans are to be [converted into] [continued as] [Eurodollar] [ABR] Loans.

Exhibit L

4.    The duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] shall be [one][two][three][six] months.

5.    The undersigned , in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) that is qualified by materiality, is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)    no Default or Event of Default exists or shall occur after giving effect to the [conversion] [continuation] requested to be made on such date.

[Signature page follows]

Exhibit L

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance	Maturity Date
____%

Exhibit L

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:  ___________ ____, 20____

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

1.    I have reviewed and am familiar with the contents of this Compliance Certificate.

2.    I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

3.    Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

4.    [To the extent not previously disclosed to the Administrative Agent, the following is a description of any change in the jurisdiction of organization of any Loan Party:]

5.    [To the extent not previously disclosed to the Administrative Agent, a list of any registered patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered] is as follows:]

Exhibit B

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

Exhibit B

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 1

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred.  [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 2

Attachment 3

to Compliance Certificate

I.	Section 7.1(a) — Consolidated Fixed Charge Coverage Ratio

	A.	Consolidated EBITDA for the Subject Period:

(“Subject Period” means the four fiscal quarter period ending on the statement date)

		1.	Consolidated Net Income for the Subject Period:	$
PLUS
		2.	Consolidated Interest Expense for the Subject Period:	$

		3.	Amortization of non-cash deferred financing fees for the Subject Period:	$

		4.	Provision for income taxes for the Subject Period:	$

		5.	Depreciation expenses for the Subject Period:	$

		6.	Amortization of capitalized software development costs for the Subject Period:	$

		7.	Amortization of acquired intangible assets for the Subject Period:	$

		8.	Impairment of goodwill and long-lived assets, if applicable, for the Subject Period:	$

		9.	Stock compensation expense and other non-cash items reducing Consolidated Net Income during the Subject Period approved by the Administrative Agent:	$

MINUS
10.

Cash spent on capitalized software development expenses that in conformity with GAAP are so reported on the consolidated statement of cash flows of the Borrower and its consolidated Subsidiaries for the Subject Period

$

		11.	Consolidated EBITDA for the Subject Period
			(Lines I.A.1+I.A.2+I.A.3+I.A.4+I.A.5+I.A.6+I.A.7+I.A.8+I.A.9 minus I.A.10):	$

	B.	Portion of taxes based on income paid by the Borrower and its Subsidiaries in cash (net of any cash refunds received) and dividends paid in cash during the Subject Period:		$

	C.	Consolidated Capital Expenditures (other than to the extent funded with the proceeds of Capital Lease Obligations) for the Subject Period:		$

	D.	Consolidated Fixed Charges for the Subject Period[1] :
		1.	Consolidated Interest Expense for the Subject Period:	$
PLUS
		2.	Scheduled payments made during the Subject Period by the Borrower and its consolidated Subsidiaries on account of principal of Indebtedness of the Borrower and its Subsidiaries	$

MINUS
		3.	microData Subordinated Notes scheduled payments for the Subject Period	$

		4.	Consolidated Fixed Charges for the Subject Period
			(Lines I.D.1+I.D.2 –I.D.3) (without duplication):	$

	E.	Consolidated Fixed Charge Coverage Ratio for the Subject Period
		(ratio of Lines (I.A.11 minus I.B minus I.C) to I.D.4):			to 1

____________________

[1]	To the extent a Subject Period of four fiscal quarters has not elapsed since the Closing Date, such amounts shall be annualized

Attachment 3

Fiscal Quarter Ending	Consolidated Fixed Charge
Coverage Ratio

September 30, 2013 and December 31, 2013	1.15:1.00

March 31, 2014 and each fiscal quarter ending thereafter	1.25:1.00
Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Consolidated Senior Leverage Ratio

	A.	Consolidated Senior Indebtedness as of the Statement Date:
		1.	Term Loan	$
		2.	Capitalized Lease Obligations	$
		3.	Total Consolidated Senior Indebtedness as of the Statement Date
			(sum of II.A.1+II.A.2):	$
	B.	Consolidated EBITDA for the Subject Period ( line I.A.11):

	C.	Consolidated Leverage Ratio (ratio of Line II.A to II.B):			to 1

Four Fiscal Quarter Period Ending	Maximum Consolidated Senior Leverage Ratio

9/30/2013	3.50x
12/31/2013	3.50x
3/31/2014	3.25x
6/30/2014	3.25x
9/30/2014	3.00x
12/31/2014	2.75x
3/31/2015	2.50x
6/30/2015	2.50x
9/30/2015 and each
fiscal quarter ending
thereafter	2.00x
Covenant compliance: Yes ☐ Covenant compliance:

Attachment 3

EXHIBIT C

FORM OF [SECRETARY’S][MANAGING MEMBER’S] CERTIFICATE

[NAME OF APPLICABLE LOAN PARTY]

This Certificate is delivered pursuant to Section 5.1(d) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The undersigned [Secretary][Managing Member] of [insert the name of the certifying Loan Party], a [_______] [corporation][limited liability company], the “Certifying Loan Party”)] hereby certifies as follows:

1.    The representations and warranties of [the Certifying Loan Party] set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of [the Certifying Loan Party] pursuant to any of the Loan Documents to which it is a party are, (i) to the extent qualified by materiality, true and correct, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

2.    I am the duly elected and qualified [Secretary][Managing Member] of [the Certifying Loan Party].

3.    No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and the use of proceeds thereof.

4.    The conditions precedent set forth in Section 5.1, of the Credit Agreement were satisfied or waived, as applicable, as of the Closing Date.

5.    There are no liquidation or dissolution proceedings pending or, to my knowledge, threatened against [the Certifying Loan Party], nor has any other event occurred which could be reasonably likely to materially adversely affect or threaten the continued [corporate][company] existence of [the Certifying Loan Party].

Exhibit C

6.    [The Certifying Loan Party] is a [corporation][limited liability company] duly [incorporated][organized], validly existing and in good standing under the laws of the jurisdiction of its organization.

7.    Attached hereto as Annex 1 is a true and complete copy of the resolutions duly adopted by the Board of [Directors][Managers] of [the Certifying Loan Party] authorizing the execution, delivery and performance of the Loan Documents to which [the Certifying Loan Party] is a party and all other agreements, documents and instruments to be executed, delivered and performed in connection therewith.  Such resolutions have not in any way been amended, modified, revoked or rescinded, and have been in full force and effect since their adoption up to and including the date hereof and are now in full force and effect.

8.    Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Operating Agreement] of [the Certifying Loan Party] as in effect on the date hereof.

9.    Attached hereto as Annex 3 is a true and complete copy of the Certificate of [Incorporation][Formation] of [the Certifying Loan Party] as in effect on the date hereof, along with a long-form good-standing certificate for [the Certifying Loan Party] from the jurisdiction of its organization.

10.  The following persons are now duly elected and qualified officers of [the Certifying Loan Party] holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers, acting alone, is duly authorized to execute and deliver on behalf of [the Certifying Loan Party] each of the Loan Documents to which it is a party and any certificate or other document to be delivered by [the Certifying Loan Party] pursuant to the Loan Documents to which it is a party:

Name	Office	Signature
[_____________]	[_____________]
[_____________]	[_____________]
[_____________]	[_____________]
[_____________]	[_____________]

[Signature page follows]

Exhibit C

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth below.

Name:
Title:	[Secretary][Managing Member]

I, [____________], in my capacity as the [____________] of [the Certifying Loan Party], do hereby certify in the name and on behalf of [the Certifying Loan Party] that [____________] is the duly elected and qualified [Secretary][Managing Member] of [the Certifying Loan Party] and that the signature appearing above is [her][his] genuine signature.

Date: [_____________]

Name:
Title:

Exhibit C

ANNEX 1

RESOLUTIONS

Exhibit C

ANNEX 2

[BY-LAWS][OPERATING AGREEMENT]

Exhibit C

ANNEX 3

[CERTIFICATE OF INCORPORATION][CERTIFICATE OF FORMATION]

AND

GOOD-STANDING CERTIFICATE

Exhibit C

EXHIBIT D

FORM OF
SOLVENCY CERTIFICATE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.
NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:  ___________ ____, 20____

To the Administrative Agent,

and each of the Lenders party

to the Credit Agreement referred to below:

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered pursuant to Section 5.1(q) of that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.  The undersigned Chief Financial Officer or Treasurer of TCS, in such capacity only and not in her/his individual capacity, does hereby certify on behalf of each Loan Party as of the date hereof that:

The Borrower and its consolidated Subsidiaries taken as a whole are, and after giving effect to the incurrence of all Indebtedness, the Obligations and obligations being incurred in connection with the Credit Agreement, will be and will continue to be, Solvent (and giving effect (i) on the Closing Date to the repayment of the Existing Senior Indebtedness and (ii) on the date of the funding of any Delayed Draw Term Loans, the repayment, purchase or redemption of the 2014 Convertible Unsecured Notes with the proceeds of such Delayed Draw Term Loans).  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(Signature page follows)

Exhibit D

I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate as of the date first written above.

TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

Exhibit D

EXHIBIT E

FORM OF

ASSIGNMENT AND ASSUMPTION

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

This Assignment and Assumption Agreement (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letter of credit deposits, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[for Assignee, if applicable, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.	Borrower:	TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation
SOLVERN INNOVATIONS, INC., a Maryland corporation
NETWORKS IN MOTION, INC., a Delaware corporation
MICRODATA GIS, INC., a Vermont Corporation
MICRODATA, LLC, a Maryland limited liability company
NEXTGEN COMMUNICATIONS, INC., a Maryland corporation

Exhibit E

4.	Administrative Agent:	SILICON VALLEY BANK

5.	Credit Agreement:	Credit Agreement, dated as of June 25, 2013, Borrower, the Lenders party thereto, and Administrative Agent
6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned[1]	Aggregate Amount of Commitment / Loans for all Lenders[2]	Amount of Commitment / Loans Assigned[3]	Percentage Assigned of Commitment / Loans[4]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	______________________________________][5]

Assignment Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature pages follow]

________________

[1]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement (e.g. “Revolving Facility”, “Term A Facility”, “Delayed Draw Term Facility” etc.)

[2]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

[4]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.

[5]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[1]
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE[2]
[NAME OF ASSIGNEE]
By:
Name:
Title:

________________

[1]	Add additional signature blocks as needed.

[2]	Add additional signature blocks as needed.

Exhibit E

Consented to and Accepted:
SILICON VALLEY BANK,
as Administrative Agent

By
Name:
Title:

By
Name:
Title:
[Consented to:][3]
[NAME OF RELEVANT PARTY]

By
Name:
Title:
[NAME OF RELEVANT PARTY]

By
Name:
Title:

________________

[3]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

Exhibit E

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.      Representations and Warranties.

1.1     Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto.

1.2.      Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.     General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy (or other electronic method of transmission) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Exhibit E

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]
By
Name:
Title:

Exhibit F-1

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of  Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in  Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]
By
Name:
Title:

Exhibit F-2

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit F-3

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]
By
Name:
Title:

Exhibit F-3

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen,” and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit F-4

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]
By
Name:
Title:

Exhibit F-4

EXHIBIT G

RESERVED

Exhibit G

EXHIBIT H-1

FORM OF
REVOLVING LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[__________]	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [____________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date the principal amount of (a) [____________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Revolving Loan Note (this “Note”) (a) is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-1

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-1

EXHIBIT H-2

FORM OF
SWINGLINE LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$5,000,000.00	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to SILICON VALLEY BANK (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date, the principal amount of (a) FIVE MILLION DOLLARS ($5,000,000.00), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement referred to below.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Swingline Loan Note (this “Note”) (a) is the Swingline Loan Note referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-2

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-2

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-2

EXHIBIT H-3

FORM OF
TERM A LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS TERM A LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS TERM A LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE TERM LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[___________]	Santa Clara, California
June 25, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [_________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [_________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of the Term A Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Term A Loan Note (this “Note”) (a) is one of the Term A Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-3

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-3

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-3

EXHIBIT H-4

FORM OF

DELAYED DRAW TERM LOAN NOTE

TELECOMMUNICATION SYSTEMS, INC.
SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.
MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

THIS DELAYED DRAW TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS DELAYED DRAW TERM LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE TERM LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[___________]	Santa Clara, California
June __, 2013

FOR VALUE RECEIVED, the undersigned, TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microDATA GIS”),  MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), hereby unconditionally promises to pay to [_________________] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a) [_________________] ($[_______]), or, if less, (b) the aggregate unpaid principal amount of the Delayed Draw Term Loans made by the Lender pursuant to the Credit Agreement referred to below.  The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

This Delayed Draw Term Loan Note (this “Note”) (a) is one of the Delayed Draw Term Loan Notes referred to in the Credit Agreement, dated as of June 25, 2013, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is secured and guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

Exhibit H-4

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit H-4

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:
SOLVERN INNOVATIONS, INC.
By:
Name:
Title:
NETWORKS IN MOTION, INC.
By:
Name:
Title:
MICRODATA GIS, INC.
By:
Name:
Title:
MICRODATA, LLC
By:
Name:
Title:
NEXTGEN COMMUNICATIONS, INC.
By:
Name:
Title:

Exhibit H-4

EXHIBIT I

RESERVED

Exhibit I

EXHIBIT J

FORM OF COLLATERAL INFORMATION CERTIFICATE

(Please see attached form)

Exhibit J

EXHIBIT K

FORM OF
NOTICE OF BORROWING

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:
TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention: Corporate Services Department

RE:

Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microData GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, refers to the Credit Agreement and hereby gives you irrevocable notice, pursuant to Section [2.2] [2.5] [2.7(a)] of the Credit Agreement, of the borrowing of a [Term A Loan] [Delayed Draw Term Loan] [Revolving Loan] [Swingline Loan].

1.   The requested Borrowing Date, which shall be a Business Day, is _______________.

2.   The aggregate amount of the requested Loan is $            .

3.   The requested Loan shall consist of $___________ of ABR Loans and $______ of Eurodollar Loans.

4.   The duration of the Interest Period for the Eurodollar Loans included in the requested Loan shall be __________ [one][two][three][six] months.

5.   [The undersigned hereby directs the Administrative Agent to disburse the proceeds from the Loans to be made on the Closing Date, and any other funds described and as set forth in the Sources and Uses/Funds Flow attached hereto as Exhibit A.]10 [Insert instructions for remittance of the proceeds of the applicable Loans to be borrowed]11

________________

[10]	To be included for Notice of Borrowing issued on the Closing Date

[11]	To be included for Notice of Borrowing issued after the Closing Date

Exhibit K

6.    The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)      each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) that is qualified by materiality, is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)      no Default or Event of Default exists or will occur after giving effect to the extensions of credit requested herein ; and

(c)      after giving effect to any such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 of the Credit Agreement will be satisfied.

[Signature page follows]

Exhibit K

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance	Maturity Date
____%

Exhibit K

EXHIBIT L

FORM OF

NOTICE OF CONVERSION/CONTINUATION

TELECOMMUNICATION SYSTEMS, INC.

SOLVERN INNOVATIONS, INC.

NETWORKS IN MOTION, INC.

MICRODATA GIS, INC.

MICRODATA, LLC

NEXTGEN COMMUNICATIONS, INC.

Date:
TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attention:

RE:

Credit Agreement, dated as of June 25, 2013, among TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), MICRODATA GIS, INC., a Vermont Corporation (“microData GIS”), MICRODATA, LLC, a Maryland limited liability company (“microDATA LLC”), and NEXTGEN COMMUNICATIONS, INC., a Maryland corporation (“NextGen”, and together with TCS, Solvern, NIM, microDATA GIS, and microDATA LLC, jointly and severally, individually and collectively, referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to thereto as lenders (each a “Lender” and collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender and the Swingline Lender, and SILICON VALLEY BANK (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, refers to the Credit Agreement and hereby gives you irrevocable notice pursuant to Section [2.13(a)] [2.13(b)] of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.    The date of the [conversion] [continuation] is _________________.

2.    The aggregate amount of the proposed Loans to be [converted] [continued] is $  _________________

3.    The Loans are to be [converted into] [continued as] [Eurodollar] [ABR] Loans.

Exhibit L

4.    The duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] shall be [one][two][three][six] months.

5.    The undersigned , in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)    each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) that is qualified by materiality, is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(b)    no Default or Event of Default exists or shall occur after giving effect to the [conversion] [continuation] requested to be made on such date.

[Signature page follows]

Exhibit L

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

BORROWER:
TELECOMMUNICATION SYSTEMS, INC.
By:
Name:
Title:

For internal Bank use only

Eurodollar Pricing Date	Eurodollar Rate	Eurodollar Variance	Maturity Date
______%

Exhibit L